The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-148769
333-148769-03
Subject to Completion. Dated January 23, 2008.

Prospectus Supplement to Prospectus dated January 18, 2008.

Normal APEX National City Preferred Capital Trust I
     % Fixed-to-Floating Rate Normal APEX
(liquidation amount $1,000 per security)
fully and unconditionally guaranteed, as described herein, by
National City Corporation

The     % Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities, or “Normal APEX”, are beneficial interests in National City Preferred Capital Trust I, a Delaware statutory trust. The trust will pass through, as distributions on or the redemption price of Normal APEX, amounts that it receives on its assets that are the “corresponding assets” for the Normal APEX, and your financial entitlements as a holder of Normal APEX generally will correspond to the trust’s financial entitlements as a holder of the corresponding assets. The corresponding assets for each Normal APEX, with its $1,000 liquidation amount, initially will be $1,000 principal amount of our Remarketable     % Junior Subordinated Notes due 2043, or “Junior Subordinated Notes”, and a 1/100th, or a $1,000, interest in a stock purchase contract between the trust and National City Corporation under which the trust agrees to purchase, and we agree to sell, on the stock purchase date, one share of our Non-Cumulative Perpetual Preferred Stock, Series E, $100,000 liquidation preference per share, or “Preferred Stock”, for $100,000 and we agree to make contract payments to the trust. The trust will pledge the Junior Subordinated Notes and their proceeds to secure its obligation to pay the purchase price under the related stock purchase contracts. We expect the stock purchase date to be December 10, 2012, but in certain circumstances it may occur on an earlier date or as late as December 10, 2013. From and after the stock purchase date, the corresponding asset for each Normal APEX will be a 1/100th, or a $1,000, interest in one share of Preferred Stock.

Assuming that we do not elect to defer contract payments or interest payments on the Junior Subordinated Notes or to pay partial dividends or to skip dividends on the Preferred Stock, holders of Normal APEX will receive distributions on the $1,000 liquidation amount per Normal APEX:

•	from January , 2008 through the later of December 10, 2012 and the stock purchase date, at a rate per annum of %, payable semi-annually on each June 10 and December 10, commencing June 10, 2008, and on the stock purchase date, if not a June 10 or December 10, and

•	thereafter at a rate per annum equal to three-month LIBOR for the related distribution period plus %, payable quarterly on each March 10, June 10, September 10 and December 10 (or if any such day is not a business day, on the next business day).

Distributions on the Normal APEX will be cumulative through the stock purchase date and non-cumulative thereafter.

The Normal APEX are perpetual and the trust will redeem them only to the extent we redeem the Preferred Stock or, prior to the stock purchase date, if we redeem the Junior Subordinated Notes upon the occurrence of certain special events. We may redeem the Preferred Stock on any date on or after the later of December 10, 2012 and the stock purchase date. Any redemption is subject to prior approval of the Federal Reserve as well as to our commitments in the Replacement Capital Covenant described in this prospectus supplement. Unless the Federal Reserve agrees otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element. See the discussion on pages S-119 to S-121 of this prospectus supplement.

Holders may exchange Normal APEX and U.S. treasury securities having a $1,000 principal amount per Normal APEX for like amounts of Stripped APEX and Capital APEX, which are also beneficial interests in the trust. Each Stripped APEX corresponds to a
1/100th interest in a stock purchase contract and $1,000 principal amount of U.S. treasury securities, and each Capital APEX corresponds to $1,000 principal amount of Junior Subordinated Notes.

The Normal APEX and the Junior Subordinated Notes are not deposits or other obligations of a bank. They are not insured by the Federal Deposit Insurance Corporation or any other government agency. Application will be made to list the Normal APEX on the New York Stock Exchange under the symbol “NCC PrD”. Trading of the Normal APEX on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Normal APEX.

See “Risk Factors” beginning on page S-29 of this prospectus supplement to read about factors you should consider before buying APEX.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Normal	Discounts and
	APEX	Commissions	Total

Initial public offering price	$	$	$
Proceeds, before expenses and commissions, to National City Corporation	$	$	$

The initial public offering price does not include accrued distributions, if any, on the Normal APEX from January   , 2008 to the date of delivery. Distributions on the Normal APEX will accrue from January   , 2008 and must be paid by the purchaser if the Normal APEX are delivered after that date.

To the extent that Goldman, Sachs & Co. sells more than           Normal APEX, Goldman, Sachs & Co. has the option to purchase, within 13 days of the initial issuance of the Normal APEX, up to an additional           Normal APEX from National City Preferred Capital Trust I at the initial public offering price.

In view of the fact that the proceeds of the sale of the Normal APEX will be invested in the Junior Subordinated Notes, we have agreed to pay Goldman, Sachs & Co., as compensation for arranging the investment therein of such proceeds, $      per Normal APEX (or $      in the aggregate, and $           in the aggregate if Goldman, Sachs & Co. exercises its option to purchase up to      additional Normal APEX in full). See “Underwriting” on page S-138.

Goldman, Sachs & Co. expects to deliver the Normal APEX in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, against payment in New York, New York on January   , 2008.

Goldman, Sachs & Co.
Sole Bookrunner and Sole Structuring Coordinator

Prospectus Supplement dated January   , 2008.

Prospectus Supplement

Prospectus

About this Prospectus	1
Where You Can Find More Information	1
Use of Proceeds	2
Validity of Securities	2
Experts	2

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the APEX offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the offering. The second part is the prospectus, which describes more general information, some of which may not apply to the offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “National City”, “we”, “us”, “our” or similar references mean National City Corporation and its successors, references to the “Trust ” mean National City Preferred Capital Trust I and references to “National City Bank” mean National City Bank or its successor.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

The Trust has no separate financial statements. These statements would not be material to holders of the securities because the Trust has no independent operations.

Unless otherwise indicated, currency amounts in this prospectus supplement are stated in U.S. dollars.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and Goldman, Sachs & Co. has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and Goldman, Sachs & Co. is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of Goldman, Sachs & Co., to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

An index of terms used in this prospectus supplement with specific meanings appears on page S-143 of this prospectus supplement.

S-iii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements. Forward-looking statements, written or oral, provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.

Risks and uncertainties that could cause actual results to differ materially include, without limitation, our ability to effectively execute our business plans; changes in general economic and financial market conditions, including the stock market, and residential and commercial real estate markets; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcies, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting our business; the timing, pricing and effects on National City of Visa Inc.’s proposed initial public offering; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements is available in our annual report on Form 10-K for the year ended December 31, 2006, and subsequent filings with the United States Securities and Exchange Commission, or “SEC ”. Copies of these filings are available at no cost on the SEC’s Web site at www.sec.gov or on our Web site at www.nationalcity.com. We are not incorporating any information from our Web site into this prospectus supplement or the accompanying prospectus. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

S-iv

SUMMARY INFORMATION

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the APEX or any of their component securities. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” in the accompanying prospectus.

About National City Corporation

National City Corporation is a financial holding company headquartered in Cleveland, Ohio. National City operates through an extensive distribution network in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania and Wisconsin, and also conducts selected consumer lending and other financial services businesses on a nationwide basis. National City’s primary businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. Operations are primarily conducted through more than 1,400 branch banking offices located within a nine-state footprint and over 450 wholesale and retail mortgage offices located throughout the United States. Including its subsidiaries, National City had 34,024 full-time-equivalent employees at September 30, 2007. As of September 30, 2007, National City’s consolidated total assets were approximately $154.2 billion and its total stockholders’ equity was approximately $13.8 billion. Based on asset size, National City is one of the largest commercial banking organizations in the United States.

National City’s principal banking subsidiary is National City Bank. National City is a legal entity separate and distinct from National City Bank and National City’s other subsidiaries.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “NCC”. Our principal executive offices are located at 1900 East Ninth Street, Cleveland, Ohio 44114. Our telephone number is (216) 222-2000.

About National City Preferred Capital Trust I

National City Preferred Capital Trust I, or the “Trust”, is a statutory trust organized under Delaware law by us. The Trust was established solely for the following purposes:

•	issuing the APEX and the Trust Common Securities;

•	investing the gross proceeds of the APEX and the Trust Common Securities in Junior Subordinated Notes;

•	entering into the Stock Purchase Contract Agreement and holding the Stock Purchase Contracts;

•	selling Junior Subordinated Notes in a Remarketing or an Early Remarketing;

•	holding Junior Subordinated Notes, certain U.S. treasury securities that are “Qualifying Treasury Securities” and an interest-bearing deposit with National City Bank and pledging them to secure the Trust’s obligations under the Stock Purchase Contracts;

•	purchasing the Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date and holding it thereafter; and

•	engaging in other activities that are directly related to the activities described above.

The Trust’s business and affairs will be conducted by its trustees, each appointed by us as depositor of the Trust. The trustees will be The Bank of New York Trust Company, N.A., or “BNY Trust”, as the “Property Trustee”, BNYM (Delaware), as the “Delaware Trustee”, and two or more individual trustees, or “administrative trustees”, who are employees or officers of us or our affiliates.

The executive office of the Trust is c/o National City, 1900 East Ninth Street, Cleveland, Ohio 44114, and its telephone number is (216) 222-2000.

The Offering

This summary includes questions and answers that highlight selected information from this prospectus supplement to help you understand the APEX, the Junior Subordinated Notes and the Preferred Stock.

Concurrently with the offering of the APEX, we are offering to the public $1,000,000,000 (or up to $1,150,000,000 if Goldman, Sachs & Co. exercises its overallotment option in full) of our  % Convertible Senior Notes due 2011 (the “Convertible Notes”), which are convertible into our common stock. We refer to that offering herein as the “Notes offering”. The concurrent Notes offering is being conducted as a separate public offering by means of a separate prospectus supplement. The offering of the APEX is not contingent upon the concurrent Notes offering and the concurrent Notes offering is not contingent on the offering of the APEX. We currently anticipate raising approximately $      million (or up to $           if Goldman, Sachs & Co. exercises in full its options to purchase additional Convertible Notes in the Notes offering and additional Normal APEX in this offering) in aggregate gross proceeds from the two offerings, as described under “What are our expected uses of proceeds from the offering of the APEX and the Notes offering?” However, the proceeds raised in each offering may vary based on market conditions related to that specific security.

What are the APEX?

The Automatic Preferred Enhanced Capital Securities, or “APEX”, and the common securities issued concurrently by the Trust to us, or “Trust Common Securities”, represent beneficial interests in the Trust. The Trust’s assets consist solely of:

•	Remarketable % Junior Subordinated Notes due 2043, or “Junior Subordinated Notes”, issued by us to the Trust;

•	contracts, or “Stock Purchase Contracts”, for the Trust to purchase shares of our Non-Cumulative Perpetual Preferred Stock, Series E, $100,000 liquidation preference per share, or “Preferred Stock”, from us on a date, referred to as the “Stock Purchase Date”, that we expect to be December 10, 2012, but may in certain circumstances be an earlier date or be deferred for quarterly periods until as late as December 10, 2013, as described under “Description of the Stock Purchase Contracts — Purchase of Preferred Stock”;

•	to the extent holders exchange Normal APEX and U.S. treasury securities for Stripped APEX and Capital APEX, as described under “What are Stripped APEX and Capital APEX, and how can I exchange Normal APEX for Stripped APEX and Capital APEX?” on page S-10, Qualifying Treasury Securities;

•	after a successful Remarketing of the Junior Subordinated Notes, an interest-bearing deposit with National City Bank; and

•	after the Stock Purchase Date, shares of Preferred Stock.

Unless otherwise indicated, as used in this prospectus supplement, “APEX” will include Normal APEX, Stripped APEX and Capital APEX.

Each holder of APEX will have a beneficial interest in the Trust but will not own any specific Junior Subordinated Note, Stock Purchase Contract, U.S. treasury security, deposit or share of Preferred Stock. However, the Trust Agreement under which the Trust operates defines the financial entitlements of each series of beneficial interest in the Trust in a manner that causes those financial entitlements to correspond to the financial entitlements of the Trust in the assets of the Trust that are the “corresponding assets” for such series.

The series of APEX sold in the offering is called the     % Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities, or “Normal APEX”, and each Normal APEX represents a beneficial interest in the Trust initially corresponding to the following Trust assets:

•	a 1/100th interest in a Stock Purchase Contract under which the Trust agrees to purchase, and we agree to sell, for $100,000, a share of Preferred Stock on the Stock Purchase Date, and

•	a Junior Subordinated Note with a principal amount of $1,000, which the Trust will pledge to us to secure its obligations under the Stock Purchase Contract.

After the Stock Purchase Date, each Normal APEX will correspond to 1/100th of a share of Preferred Stock held by the Trust.

The following diagram shows the transactions that will happen on the day that the Trust issues the Normal APEX in the offering:

1)	Investors purchase Normal APEX, each with a $1,000 liquidation amount, from the Trust, which corresponds to $1,000 principal amount of Junior Subordinated Notes and a 1/100th interest in a Stock Purchase Contract having a stated amount of $100,000.

2)	The Trust purchases Junior Subordinated Notes from National City and enters into the Stock Purchase Contracts with National City. The Trust pledges the Junior Subordinated Notes to National City to secure its obligation to purchase Preferred Stock on the Stock Purchase Date.

The Trust will issue the APEX in three series that will correspond to different assets of the Trust: Normal APEX, Stripped APEX and Capital APEX. Each APEX will have a liquidation amount of $1,000. At the completion of the offering, the only beneficial interests in the Trust that will be outstanding are the Normal APEX and the Trust Common Securities. The two other series of APEX that the Trust may issue, “Stripped APEX” and “Capital APEX”, may be issued only in connection with an exchange for Normal APEX.

After the offering, you will have the right to exchange your Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX by substituting pledged U.S. treasury securities for the pledged Junior Subordinated Notes. You will be able to exercise this right on any business day until the Stock Purchase Date, other than during the 15-day period ending on March 10, June 10, September 10 or December 10 or from 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period and until the business day after the end of that Remarketing Period. You will also not be able to exercise this right at any time after a successful Remarketing. We refer to periods during which exchanges are permitted as “Exchange Periods” and we explain how Remarketing works and when it may occur under “What is a Remarketing?” on page S-17. A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York, Cleveland, Ohio or Wilmington, Delaware are permitted or required by any applicable law to close.

Each Stripped APEX will be a beneficial interest in the Trust corresponding to a 1/100th interest in a Stock Purchase Contract and the U.S. treasury securities. Each Capital APEX will be a beneficial interest in the Trust corresponding to a Junior Subordinated Note with a $1,000 principal amount. We describe the exchange process for the Stripped APEX and Capital APEX in more detail under “What are Stripped APEX and Capital APEX, and how can I exchange Normal APEX for Stripped APEX and Capital APEX?” on page S-10.

What are the Stock Purchase Contracts?

Each Stock Purchase Contract consists of an obligation of the Trust to purchase, and of us to sell, a share of our Preferred Stock on the Stock Purchase Date for $100,000, as well as our obligation to pay periodic contract payments, or “Contract Payments”, to the Trust as described below. To secure its obligation under each Stock Purchase Contract to purchase a share of Preferred Stock from us on the Stock Purchase Date, the Trust will pledge either Junior Subordinated Notes (which after the Remarketing Settlement Date will be replaced by an interest-bearing deposit with National City Bank, payable on the Stock Purchase Date) or Qualifying Treasury Securities with an aggregate principal amount equal to the stated amount of $100,000 of the corresponding Stock Purchase Contract.

We will make Contract Payments on each Regular Distribution Date through the Stock Purchase Date at the annual rate of     % of the stated amount of $100,000 per Stock Purchase Contract. We explain what the Regular Distribution Dates are under “What distributions or payments will be made to holders of the Normal APEX, Stripped APEX and Capital APEX?” on page S-12. The Trust will distribute these Contract Payments when received from National City to each holder of Normal APEX and Stripped APEX in an amount equal to 1/100th of each Contract Payment received on a Stock Purchase Contract for each Normal APEX or Stripped APEX. We may defer the Contract Payments. If we defer any of these payments, we will accrue interest on the deferred amounts at the initial rate per annum applicable to the Junior Subordinated Notes. We will pay the deferred amounts on the Stock Purchase Date to the Trust in the form of subordinated notes, as described under “When can the Trust defer or skip distributions on the APEX?” on page S-14. The Trust will in turn distribute each payment of interest on, or principal of, these subordinated notes to the holders of Normal APEX and Stripped APEX as received.

What are the basic terms of the Junior Subordinated Notes?

Maturity and Redemption.  The maturity date of the Junior Subordinated Notes will initially be December 10, 2043. We may from time to time redeem Junior Subordinated Notes, in whole or in part, at any date on or after December 10, 2016, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption. In connection with a Remarketing, we may elect to change the maturity date or the earliest date after which we may redeem the Junior Subordinated Notes to any date on or after December 10, 2016 or, if we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, the date seven years after commencement of the deferral period. We refer to such date as the “First Optional Redemption Date”. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the Junior Subordinated Notes. We may not redeem the Junior Subordinated Notes in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Junior Subordinated Notes for all interest periods ending on or before the redemption date. In connection with a Remarketing, we may change the date after which we may redeem Junior Subordinated Notes to a later date or change the redemption price; provided that no redemption price may be less than the principal plus accrued and unpaid interest (including additional interest) on the Junior Subordinated Notes.

We may also redeem all, but not less than all, of the Junior Subordinated Notes prior to the Stock Purchase Date upon the occurrence of a tax event, an investment company event, a rating agency event or a capital treatment event. Additionally, we may redeem all, but not less than all, of the Junior Subordinated Notes on or after the Stock Purchase Date and prior to December 10, 2016 upon the occurrence of a capital treatment event, a tax event or an investment company event. The redemption price of the Junior Subordinated Notes in the case of a redemption in connection with a rating agency event or a tax event will be equal to the greater of 100% of their principal amount and a make-whole redemption price plus accrued and unpaid interest through the date of redemption. The redemption price of the Junior Subordinated Notes in the case of a redemption in connection with a capital treatment event or an investment company event will be equal to 100% of their principal amount plus accrued and unpaid interest through the date of redemption. If we redeem the Junior Subordinated Notes prior to the Stock Purchase Date, the Stock Purchase Contracts will terminate automatically and the Trust will redeem the APEX. Holders of Normal APEX and Capital APEX will receive an amount in cash equal to the redemption price of the Junior Subordinated Notes that are corresponding assets of their APEX and holders of Stripped APEX will receive the Qualifying Treasury Securities that are corresponding assets of their Stripped APEX. Holders of Normal APEX and Stripped APEX will also receive accrued and unpaid Contract Payments through the date of redemption with respect to their beneficial interests in Stock Purchase Contracts that are corresponding assets of the applicable series of APEX.

Our right to redeem the Junior Subordinated Notes prior to the Stock Purchase Date is subject to important limitations, including the following:

•	Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Junior Subordinated Notes prior to the Stock Purchase Date currently is subject to prior approval of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Cleveland, or any successor Federal bank regulatory agency having primary jurisdiction over us, collectively referred to as the “Federal Reserve”. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Junior Subordinated Notes prior to the Stock Purchase Date only if they are replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or non-cumulative perpetual preferred stock.

•	We are making a covenant in favor of certain debt holders limiting, among other things, our right to redeem Junior Subordinated Notes prior to the Stock Purchase Date, as described under “Are there limitations on our or the Trust’s right to redeem or repurchase the APEX?” on page S-24.

Subordination.  Our obligations to pay interest and premium (if any) on, and principal of, the Junior Subordinated Notes are subordinate and junior in right of payment and upon liquidation to all of our senior and subordinated debt, as defined under “Description of the Junior Subordinated Notes — Subordination” on page S-86.

Our obligations to pay interest and premium (if any) on, and principal of, the Junior Subordinated Notes will rank pari passu with our obligations in respect of our pari passu securities. “Pari passu securities” means:

•	indebtedness that, among other things,

•	qualifies or is issued to financing vehicles issuing securities that qualify as Tier 1 capital of National City under the capital guidelines of the Federal Reserve, and

•	by its terms ranks equally with the Junior Subordinated Notes in right of payment and upon liquidation; and

•	guarantees of indebtedness described in the first bullet or securities issued by one or more financing vehicles described in the first bullet.

“Pari passu securities” does not include our junior subordinated debentures or guarantees issued in connection with the outstanding trust preferred securities of Fidelity Capital Trust II, Fidelity Capital Trust III, MAF Bancorp Capital Trust I and MAF Bancorp Capital Trust II, or that we may in the future issue or, as a result of mergers, acquisitions or otherwise, assume under other traditional trust preferred securities, each of which will rank senior to the Junior Subordinated Notes. At the date of this prospectus supplement, pari passu securities include only the junior subordinated securities and guarantees issued by us in connection with the $750 million trust preferred securities issued by National City Capital Trust II, the $500 million trust preferred securities issued by National City Capital Trust III and the $518.5 million trust preferred securities issued by National City Capital Trust IV. All liabilities of our subsidiaries, including trade accounts payable and accrued liabilities arising in the ordinary course of business, are effectively senior to the Junior Subordinated Notes to the extent of the assets of such subsidiaries.

As of September 30, 2007, our indebtedness and obligations, on a parent-only basis, totaled approximately $4.8 billion and our subsidiaries’ direct borrowings and deposit liabilities, including non-deposit, short-term borrowings, that would effectively rank senior to the Junior Subordinated Notes totaled approximately $131.4 billion.

Because of the subordination, if we become insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the Junior Subordinated Notes having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the Indenture in connection with the Junior Subordinated Notes. The Indenture does not limit the amount of senior and subordinated debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt. As described under “What is an Early Remarketing?” on page S-20, after the first Remarketing attempt in an Early Remarketing we may elect that the Junior Subordinated Notes no longer be subordinated to our senior and subordinated debt effective on the Remarketing Settlement Date.

Interest Payments.  We will pay interest on the Junior Subordinated Notes semi-annually on each June 10 and December 10, commencing June 10, 2008, at a rate equal to     % per annum. We will also pay interest on the Junior Subordinated Notes on the Stock Purchase Date, if not otherwise an interest payment date, if they have not been successfully remarketed prior thereto, as described under “What is a Remarketing?” on page S-17. We will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Notes at any time or from time to time as described under “When can the Trust defer or skip distributions on the APEX? — Interest on the Junior Subordinated Notes” on page S-15. If any date on which interest is payable on the Junior Subordinated Notes is not a business day, then payment of the interest payable on that date will be made on the next day that is a business day, without adjustment.

If on the Stock Purchase Date any interest accrued on the Junior Subordinated Notes has not been paid in cash and there is a Failed Remarketing, we will pay the Trust the deferred interest on the Stock Purchase Date in the form of Additional Subordinated Notes, as described under “When can the Trust defer or skip distributions on the APEX?” on page S-14. The Trust will in turn distribute each payment of interest on, or principal of, these subordinated notes to the holders of Normal APEX and Capital APEX as received.

Events of Default.  If an event of default under the Indenture occurs and continues, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Notes may declare the entire principal and all accrued but unpaid interest of all Junior Subordinated Notes to be due and payable immediately. If the Indenture Trustee or the holders of Junior Subordinated Notes do not make such declaration and the Junior Subordinated Notes are beneficially owned by the Trust or a trustee of the Trust, the Property Trustee or the holders of at least

25% in aggregate liquidation amount of the Capital APEX and the Normal APEX (if such default occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date) shall have such right. An “event of default”, when used in the Indenture, means any of the following:

•	default in the payment of any interest, when it becomes due and payable, and the continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of any deferral period) or, if later, the conclusion of a period consisting of 14 or more consecutive semi-annual interest periods (or the equivalent thereof, in the event that interest periods are other than semi-annual), commencing with the semi-annual period (or quarter) following the earliest semi-annual period (or quarter) for which interest (including deferred interest) has not been paid in full;

•	the voluntary or involuntary dissolution, winding-up or other termination of the Trust at any time it is holding the Junior Subordinated Notes, unless (i) the APEX are redeemed and the Junior Subordinated Notes are distributed to holders of Capital APEX and, if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the holders of the Normal APEX, (ii) the Junior Subordinated Notes and the Normal APEX and Capital APEX are redeemed or (iii) such event is in connection with a permitted consolidation, merger, conveyance, transfer or lease of the assets of the Trust;

•	bankruptcy of National City; or

•	receivership of a major subsidiary depository institution of National City within the meaning of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies.

As of the date of this prospectus supplement, National City Bank is National City’s only major subsidiary depository institution.

Events of default do not include the breach of any other covenant in the Junior Subordinated Notes or the Indenture and, accordingly, the breach of any other covenant would not entitle the Indenture Trustee or holders of the Junior Subordinated Notes to declare the Junior Subordinated Notes due and payable.

Pledge of Junior Subordinated Notes.  The Trust will pledge Junior Subordinated Notes with a principal amount equal to the aggregate liquidation amount of the Normal APEX and Trust Common Securities to secure its obligations under the Stock Purchase Contracts. After the creation of Stripped APEX and Capital APEX, the Trust will also hold Junior Subordinated Notes that have been released from the pledge upon such event with an aggregate principal amount equal to the liquidation amount of the Capital APEX. The pledged Junior Subordinated Notes and related Stock Purchase Contracts are corresponding assets for Normal APEX and Trust Common Securities, and the Junior Subordinated Notes that are no longer pledged for the Normal APEX are corresponding assets for the Capital APEX. Wilmington Trust will hold the pledged Junior Subordinated Notes and Qualifying Treasury Securities as collateral agent, or “Collateral Agent”, for us and the other Junior Subordinated Notes as custodial agent, or “Custodial Agent”, for the Trust.

What are the basic terms of the Preferred Stock?

The holder of the Preferred Stock after the Stock Purchase Date will be the Trust unless the Trust is dissolved. The Trust, as the sole holder of the Preferred Stock so long as the Normal APEX are outstanding, will make distributions on the Normal APEX out of the dividends received on the Preferred Stock, if and when declared and paid by National City.

Declaration of Dividends, etc.  Holders of shares of Preferred Stock will be entitled to receive non-cumulative cash dividends, only when, as and if declared by National City’s board of directors (or a duly authorized committee of the board) from funds legally available, payable at the applicable dividend rate applied to the liquidation preference per share of Preferred Stock and will be calculated as described under “Dividend Rate” below. For the first dividend period, dividends will accrue from the Stock Purchase Date.

Dividend Rate.  Any dividends on shares of Preferred Stock will be calculated (a) if the Preferred Stock is issued prior to December 10, 2012, at a rate per annum equal to     % until December 10, 2012, and (b) thereafter, at a rate per annum that will be reset quarterly and will equal three-month LIBOR for the related Dividend Period plus     %. Any dividends will be calculated prior to December 10, 2012 based on a 360-day year consisting of 12 30-day months and thereafter based on the actual number of days in the Dividend Period using a 360-day year.

Dividend Payment Dates.  The Dividend Payment Dates for the Preferred Stock, or “Dividend Payment Dates”, are (a) if the Preferred Stock is issued prior to December 10, 2012, June 10 and December 10 of each year until December 10, 2012, and (b) thereafter, March 10, June 10, September 10 and December 10 of each year, or if any such day is not a business day, the next business day, commencing on the first such date following the Stock Purchase Date. If a Dividend Payment Date prior to December 10, 2012 is not a business day, the applicable dividend shall be paid on the next business day, without adjustment.

Redemption.  The Preferred Stock is not redeemable prior to the later of December 10, 2012 and the Stock Purchase Date. On that date or on any date after that date (but subject to the limitations described under “Replacement Capital Covenant” on page S-119), the Preferred Stock is redeemable solely at National City’s option, in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends without regard to any undeclared dividends. The Preferred Stock will not be subject to any sinking fund or other obligation of National City to redeem, repurchase or retire the Preferred Stock. If the Trust is the holder of the Preferred Stock at such redemption, it may also redeem the Normal APEX as described under “What is the maturity of the APEX, and may the Trust redeem the APEX?” on page S-16.

Our right to redeem or repurchase shares of the Preferred Stock is subject to important limitations, including the following:

•	Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock currently is subject to prior approval of the Federal Reserve. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or another series of non-cumulative perpetual preferred stock.

•	We are making a covenant in favor of certain debt holders limiting, among other things, our right to redeem or repurchase shares of Preferred Stock, as described under “Are there limitations on our or the Trust’s right to redeem or repurchase the APEX?” on page S-24.

See “Risk Factors — Additional Risks Related to the Normal APEX after the Stock Purchase Date — Investors should not expect National City to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable” on page S-39.

Ranking.  With respect to the payment of dividends and the amounts to be paid upon liquidation, the Preferred Stock will rank:

•	senior to National City’s common stock and all other equity securities designated as ranking junior to the Preferred Stock; and

•	at least equally with all other equity securities designated as ranking on a parity with the Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of National City. The Preferred Stock will be designated as ranking on a parity with National City’s outstanding Series D Non-Voting Convertible Preferred Stock, $100 liquidation value per share, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of National City. The

Series D Preferred Stock had an aggregate liquidation preference outstanding at December 31, 2007 of $7,027,200.

If we pay a partial dividend or skip a dividend payment on the Preferred Stock at any time, we will be subject to the restrictions described under “When can the Trust defer or skip distributions on the APEX? — Dividends on the Preferred Stock” on page S-16.

Liquidation.  Upon National City’s voluntary or involuntary liquidation, dissolution or winding-up, holders of the Preferred Stock are entitled to receive out of National City’s assets that are available for distribution to shareholders, before any distribution is made to holders of common stock or other equity securities designated as ranking junior to the Preferred Stock, a liquidation distribution in the amount of $100,000 per share, plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard for any undeclared dividends. Distributions will be made pro rata as to the Preferred Stock and any other equity securities designated as ranking on a parity with the Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of National City and only to the extent of National City’s assets, if any, that are available after satisfaction of all liabilities to creditors.

Voting Rights.  Holders of the Preferred Stock will have no voting rights, except as provided below or as otherwise provided by applicable law. Holders of Normal APEX must act through the Property Trustee to exercise any voting rights.

If and when dividends payable on the Preferred Stock or on any other class or series of stock of National City, whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Preferred Stock as to payment of dividends and that have comparable voting rights, referred to as “Voting Parity Stock”, shall have not been declared and paid (i) in the case of the Preferred Stock and Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting National City’s board of directors will be increased by two and the holders of shares of Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock, voting as a single class, shall be entitled to elect the two additional directors at any annual or special meeting of shareholders called for the purpose of electing directors or any special meeting of holders of shares of Preferred Stock and holders of Voting Parity Stock. In the case of the Preferred Stock and any other affected class or series of preferred stock that bears dividends on a non-cumulative basis, these voting rights shall continue until full dividends have been paid for at least one year. In the case of any class or series of preferred stock that bears dividends on a cumulative basis, these voting rights shall continue until cumulative dividends have been paid in full.

Unless we amend our Certificate of Incorporation to require different classes and series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Preferred Stock as a single class, so long as the Stock Purchase Contracts have not been terminated or any shares of Preferred Stock have been issued and are outstanding, we have agreed not to issue Voting Parity Stock with a liquidation preference that is less than $100,000 per share. We have no obligation to propose such an amendment, and the holders of the Preferred Stock would not be entitled to vote on any such amendment if we do propose it.

So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of at least a majority of the shares of Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•	any amendment of our Certificate of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment, alteration or repeal of any provision of our Certificate of Incorporation or by-laws that would alter or change the voting powers, preferences or special rights of the Preferred Stock so as to affect them adversely; provided that (i) the holders of the Preferred Stock and each other class or series of preferred stock ranking on a parity with, or junior to, the Preferred Stock with respect to payment of dividends and distribution of assets on our liquidation (other than the Series D Preferred Stock and any excluded class, as defined under “Description of the Preferred Stock — Voting Rights” on page S-114) shall vote together as a single class with respect to the authorization, or increase in the authorized amount, of any class or series of capital stock ranking senior to the Preferred Stock and (ii) the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of Dividend Parity Stock, junior stock or other capital stock of ours ranking on a parity with the Preferred Stock in the distribution of assets on our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Preferred Stock; or

•	any merger or consolidation of us with or into any entity other than a corporation, or any merger or consolidation of us with or into any other corporation if we are not the surviving corporation in such merger or consolidation and if the Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of our Certificate of Incorporation, would not require a vote of the holders of the Preferred Stock under the preceding paragraph.

Maturity.  The Preferred Stock does not have any maturity date, and National City is not required to redeem the Preferred Stock. Holders of Preferred Stock have no right to require National City to redeem the Preferred Stock. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until National City decides to redeem it. National City may not redeem the Preferred Stock without receiving the prior approval of the Federal Reserve.

Preemptive Rights.  Holders of shares of Preferred Stock will have no preemptive rights.

What are Stripped APEX and Capital APEX, and how can I exchange Normal APEX for Stripped APEX and Capital APEX?

After the offering, you may consider it beneficial either to hold Capital APEX, which corresponds only to Junior Subordinated Notes but not to Stock Purchase Contracts, or to realize income from their sale. These investment choices are facilitated by exchanging Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX. At your option, at any time during an Exchange Period, you may elect to exchange Normal APEX for Stripped APEX and Capital APEX by substituting Qualifying Treasury Securities for the pledged Junior Subordinated Notes. See “Description of the APEX — Exchanging Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX” on page S-55. The Trust will pledge the substituted Qualifying Treasury Securities to National City to secure the Trust’s obligations under the Stock Purchase Contracts corresponding to the Stripped APEX, and the Collateral Agent will release the corresponding pledged Junior Subordinated Notes from the pledge, but they will continue to be property of the Trust corresponding to the Capital APEX.

Each Stripped APEX will have a liquidation amount of $1,000 and will initially be a beneficial interest in the Trust corresponding to:

•	a 1/100th interest in a Stock Purchase Contract; and

•	a Qualifying Treasury Security having a principal amount of $1,000 and maturing at least one business day prior to June 10, 2008 (for the period to such date if Stripped APEX are outstanding before such date) and thereafter the next succeeding March 10, June 10, September 10 or December 10 (or if any such day is not a business day, the next business day). Accordingly, regardless of when the Stock Purchase Date actually occurs all Qualifying Treasury Securities held by the Trust will mature at least one business day prior to that date so that their proceeds at maturity may be used to pay the purchase price of the Preferred Stock corresponding to the Stripped APEX.

On the Stock Purchase Date, the Trust will use the proceeds at maturity of the Qualifying Treasury Securities to satisfy its obligations under the Stock Purchase Contracts corresponding to the Stripped APEX, as a result of which each Stripped APEX, like each Normal APEX, will represent a 1/100th interest in a share of Preferred Stock held by the Trust. On the next business day, each Stripped APEX will automatically, without any action by holders being necessary, be and become a Normal APEX with the same liquidation amount. If, however, there has been a Failed Remarketing, as described under “What happens if the Remarketing Agent cannot remarket the Junior Subordinated Notes for settlement on or before November 10, 2013?” on page S-21, and we have paid deferred interest on the Junior Subordinated Notes on the Stock Purchase Date in Additional Subordinated Notes, as described under “When can the Trust defer or skip distributions on the APEX?” on page S-14, the Stripped APEX will not become Normal APEX until we have paid all amounts due on these Additional Subordinated Notes.

Each Capital APEX will have a liquidation amount of $1,000 and will represent a beneficial interest in the Trust corresponding to a Junior Subordinated Note with a principal amount of $1,000. The Trust will not pledge the Junior Subordinated Notes that are the corresponding assets for the Capital APEX to secure its obligations to National City under the Stock Purchase Contracts.

After you have exchanged Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX, you may exchange them back into Normal APEX during any Exchange Period. In that event, Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Capital APEX will be substituted under the pledge for the same principal amount of Qualifying Treasury Securities, which will be released from the pledge and delivered to you. If you elect to exchange Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX, or vice versa, you will be responsible for any related fees or expenses incurred by the Trust, the Collateral Agent, the Custodial Agent or the Transfer Agent.

The following diagrams illustrate the exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX and vice versa:

What distributions or payments will be made to holders of the Normal APEX, Stripped APEX and Capital APEX?

General.  The Normal APEX, Stripped APEX and Capital APEX are beneficial interests in the Trust, with the financial entitlements of each such series corresponding to the financial entitlements of the Trust in the corresponding assets for such series. Accordingly, the Trust will make distributions on Normal APEX, Stripped APEX and Capital APEX only when and to the extent it has funds on hand available to make such distributions from receipt of payments on the corresponding assets for each respective series. Similarly, if we exercise our right to defer payment of interest on the Junior Subordinated Notes or Contract Payments, or to pay partial dividends or skip dividends on the Preferred Stock once issued, the Trust will defer, pay in part or skip corresponding distributions on the Normal APEX, Stripped APEX and Capital APEX, as applicable.

The distribution dates for Normal APEX and Stripped APEX, which we call “Regular Distribution Dates”, are:

•	each June 10 and December 10 occurring prior to and including the later of December 10, 2012 and the Stock Purchase Date, commencing June 10, 2008 (or in the case of Stripped

APEX, the first such date on which Stripped APEX are outstanding), or if any such day is not a business day, the next business day;

•	after the later of December 10, 2012 and the Stock Purchase Date, each March 10, June 10, September 10 and December 10, or if any such day is not a business day, the next business day; and

•	the Stock Purchase Date if not otherwise a Regular Distribution Date;

provided that the last Regular Distribution Date for the Stripped APEX will be the Stock Purchase Date or, if later, the date on which no Additional Subordinated Notes issued in respect of deferred contract payments are issued and outstanding.

Also, prior to the Stock Purchase Date, the Trust will make additional distributions on the Stripped APEX relating to the Qualifying Treasury Securities quarterly on each March 10, June 10, September 10 and December 10, or if any such day is not a business day, the next business day, which we call “Additional Distribution Dates”, or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable, commencing on the later of the first such day after Stripped APEX are outstanding and June 10, 2008.

The distribution dates for Capital APEX, which we call “Capital APEX Distribution Dates”, are:

•	each June 10 and December 10, commencing on the later of the first such date on which Capital APEX are outstanding and June 10, 2008, or if any such day is not a business day, the next business day, and continuing through and including the last such date to occur prior to the Remarketing Settlement Date; and

•	thereafter for so long as Capital APEX remain outstanding, each day on which interest is payable on the Junior Subordinated Notes.

We use the term “Distribution Date” to mean a Regular Distribution Date, a Capital APEX Distribution Date or an Additional Distribution Date. A “Distribution Period” is (i) with respect to Normal APEX, Stripped APEX and Trust Common Securities, each period of time beginning on a Regular Distribution Date (or the date of original issuance in the case of the Distribution Period ending in June 2008) and continuing to but not including the next succeeding Regular Distribution Date for such series; and (ii) with respect to Capital APEX, each period of time beginning on a Capital APEX Distribution Date (or the date of original issuance of the APEX in the case of the Distribution Period ending in June 2008) and continuing to but not including the next succeeding Capital APEX Distribution Date.

Distributions made for periods prior to the later of December 10, 2012 and the Stock Purchase Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and distributions for periods beginning on or after such date will be calculated on the basis of a 360-day year and the number of days actually elapsed.

Normal APEX.  Distributions on Normal APEX will be payable on each Regular Distribution Date:

•	from January , 2008 through the later of December 10, 2012 and the Stock Purchase Date, accruing at a rate equal to % per annum for each Distribution Period ending prior to such date, and thereafter accruing at an annual rate equal to Three-Month LIBOR for such Distribution Period plus %; and

•	on a cumulative basis for each Regular Distribution Date to and including the Stock Purchase Date and on a non-cumulative basis thereafter.

The distributions paid on any Regular Distribution Date will include any additional amounts or deferred interest amounts received by the Trust on the Junior Subordinated Notes or deferred Contract Payments actually received by the Trust on Stock Purchase Contracts, in each case that are corresponding assets for the Normal APEX, as well as payments of interest on and principal of any subordinated notes we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes or deferred Contract Payments. See “When can the Trust defer or skip distributions on the APEX?” below.

Stripped APEX.  Distributions on Stripped APEX will be payable on each Regular Distribution Date on or prior to the Stock Purchase Date:

•	at the annual rate of %, accruing for each Stripped APEX from the Regular Distribution Date immediately preceding its issuance, and

•	on a cumulative basis.

The distributions paid on any Regular Distribution Date will include any deferred Contract Payments actually received by the Trust on Stock Purchase Contracts that are corresponding assets for the Stripped APEX. The Trust will also distribute to holders of Stripped APEX a pro rata portion of each payment received in respect of interest on or principal of any Additional Subordinated Notes we issue to the Trust on the Stock Purchase Date in respect of deferred Contract Payments.

Additionally, on each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable), each holder of Stripped APEX will also receive a pro rata distribution from the Trust of the amount by which the proceeds, if any, of the Qualifying Treasury Securities pledged by the Trust in respect of Stock Purchase Contracts maturing at least one business day prior to such date exceed the amount required to purchase replacement Qualifying Treasury Securities. We refer to these distributions as “Excess Proceeds Distributions”.

Capital APEX.  Distributions on Capital APEX will be payable on each Capital APEX Distribution Date prior to the Stock Purchase Date at the annual rate of     %, accruing for each Capital APEX from the Capital APEX Distribution Date immediately preceding its issuance.

If we successfully remarket the Junior Subordinated Notes as described under “What is a Remarketing?” on page S-17 and you do not elect to dispose of your Capital APEX in connection with the Remarketing, any changes we make to the interest rate and interest payment dates for the Junior Subordinated Notes will be reflected in the distribution rate and distribution payment dates applicable to the Capital APEX. The Trust will redeem the Capital APEX in exchange for Junior Subordinated Notes (or, if we elect to remarket the Junior Subordinated Notes as trust preferred securities as described under “What is a Remarketing?” on page S-17, in exchange for trust preferred securities of the new trust) promptly after the Remarketing Settlement Date.

On and after the Remarketing Settlement Date (if the redemption described above has not been completed) or in the event of a Failed Remarketing, the Stock Purchase Date, holders of Capital APEX will be entitled to receive distributions on the dates and in the amounts that we pay interest on the Junior Subordinated Notes, as described under “What are the basic terms of the Junior Subordinated Notes?” on page S-4. The distributions paid on any Capital APEX Distribution Date will include any additional amounts or deferred interest amounts received by the Trust on the Junior Subordinated Notes that are corresponding assets for the Capital APEX, as well as payments of interest on and principal of any subordinated notes we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes in the event of a Failed Remarketing.

When can the Trust defer or skip distributions on the APEX?

The Trust will make distributions on each series of APEX only to the extent it has received payments on the corresponding assets of such series — that is, interest payments on the Junior Subordinated Notes, Contract Payments on the Stock Purchase Contracts and dividends on the Preferred Stock. Accordingly, the Trust will defer or skip distributions on any series of APEX whenever we are deferring or skipping payments on the assets that correspond to that series. Thus, if we are deferring Contract Payments at any time prior to the Stock Purchase Date, the Trust will defer that portion of the distributions on the Normal APEX and Stripped APEX that corresponds to the Contract Payments.

Similarly, if we are deferring interest payments on the Junior Subordinated Notes, the Trust will defer that portion of the distributions on the Normal APEX (prior to the Remarketing Settlement Date) that corresponds to the interest payments, and will defer the distributions on the Capital APEX. The Trust will not make a distribution on the Normal APEX on any Distribution Date to the extent we do not declare and pay a dividend on the Preferred Stock, and you will have no entitlement to receive these distributions at a later date. The Trust will not be entitled to defer Excess Proceeds Distributions on the Stripped APEX.

Stock Purchase Contracts.  We may, at our option, and will if so directed by the Federal Reserve, defer Contract Payments at any time and from time to time. We may elect, and will elect if so directed by the Federal Reserve, to defer payments on more than one occasion. Deferred Contract Payments will accrue interest until paid, compounded on each Regular Distribution Date, at the rate per annum originally applicable to the Junior Subordinated Notes. If we elect to defer Contract Payments on the Stock Purchase Contracts until the Stock Purchase Date, then we will pay the Trust the deferred Contract Payments on the Stock Purchase Date in additional junior subordinated notes, or “Additional Subordinated Notes”. The Additional Subordinated Notes will:

•	have a principal amount equal to the aggregate amount of deferred Contract Payments as of the Stock Purchase Date;

•	mature on the later of December 10, 2016 and five years after commencement of the related deferral period;

•	bear interest at a rate per annum equal to the rate of interest originally applicable to the Junior Subordinated Notes;

•	be subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Junior Subordinated Notes;

•	permit us to optionally defer interest on the same basis as the Junior Subordinated Notes; and

•	be redeemable by us at any time prior to their stated maturity.

The Additional Subordinated Notes will be issued as a new series of notes under our junior subordinated indenture described in this prospectus supplement under “Description of the Junior Subordinated Notes” on page S-84. We may, but are not obligated to, list the Additional Subordinated Notes on the New York Stock Exchange or any other securities exchange or market and a market may or may not develop or exist for the Additional Subordinated Notes.

Interest on the Junior Subordinated Notes.  We may, at our option, and will if so directed by the Federal Reserve, defer the interest payments due on the Junior Subordinated Notes at any time and from time to time. We may elect to defer interest payments on more than one occasion. Deferred interest will accrue additional interest, compounded on each Regular Distribution Date, from the relevant interest payment date during any deferral period, at the rate borne by the Junior Subordinated Notes at such time, to the extent permitted by applicable law. We may not defer interest payments that we are otherwise obligated to pay in cash for any period of time that exceeds seven consecutive years with respect to any deferral period or that extends beyond the maturity date of the Junior Subordinated Notes. If on the Stock Purchase Date any interest accrued on the Junior Subordinated Notes has not been paid in cash and there is a Failed Remarketing, then we will pay the Trust the deferred interest on the Stock Purchase Date in the form of Additional Subordinated Notes.

Restrictions Resulting from a Deferral.  Subject to certain exceptions as described under “Description of the Junior Subordinated Notes — Restrictions on Certain Payments, including on Deferral of Interest” on page S-95, during any period in which we defer interest payments on the Junior Subordinated Notes or Contract Payments on the Stock Purchase Contracts, including any period prior to the payment in full of any Additional Subordinated Notes, in general we and our subsidiaries cannot:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any interest, principal or premium payment on, or repay, repurchase or redeem, any of our debt securities that rank equally with or junior to the Junior Subordinated Notes, except that in connection with a Failed Remarketing we may pay interest in Additional Subordinated Notes and we may repurchase Junior Subordinated Notes in exchange for Preferred Stock; or

•	make any payment on any guarantee that ranks equal or junior to the Guarantee related to the APEX.

We believe that the likelihood of us exercising our option to defer payments of interest on the Junior Subordinated Notes is remote. You should review the discussion under “Certain U.S. Federal Income Tax Consequences — Taxation of the Junior Subordinated Notes — Interest on the Junior Subordinated Notes” on page S-128 for a discussion of the tax consequences that would be applicable if we were to exercise our right to defer interest payments.

Dividends on the Preferred Stock.  We may pay a partial dividend or skip a dividend payment on the Preferred Stock at any time. So long as any shares of Preferred Stock remain outstanding, no dividend whatsoever shall be declared or paid on National City’s common stock or other junior stock, other than a dividend payable solely in shares of junior stock, neither we nor any of our subsidiaries may purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), and we will not pay to or make available any monies for a sinking fund for the redemption of, any of our common stock or other junior stock unless (a) the full dividends for the most-recently completed Dividend Period on all outstanding Preferred Stock have been paid, or declared and funds set aside therefor, and (b) we are not in default on our obligation to redeem any shares of Preferred Stock that have been called for redemption. However, the foregoing provisions shall not restrict the ability of any of our affiliates to engage in any market-making transactions in our junior stock in the ordinary course of business.

On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Preferred Stock and other equity securities designated as ranking on a parity with the Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Preferred Stock and the Dividend Parity Stock shall be shared first ratably by the holders of any shares of such other series of Dividend Parity Stock, if any, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods, and thereafter by the holders of the Preferred Stock and Dividend Parity Stock on a pro rata basis.

What is the maturity of the APEX, and may the Trust redeem the APEX?

The APEX have no stated maturity. The Trust must redeem the Normal APEX upon redemption of the Preferred Stock and it must redeem the Capital APEX in kind in exchange for Junior Subordinated Notes or for cash (if you have so elected) in connection with a successful Remarketing. The consequences of an unsuccessful Remarketing are described under “Are there limitations on our or the Trust’s right to redeem or repurchase the APEX?” on page S-24. The redemption price of each APEX will equal the redemption price of the corresponding Trust assets. Our right to redeem the Junior Subordinated Notes and the redemption price of the Junior Subordinated Notes is described under “What are the basic terms of the Junior Subordinated Notes? — Maturity and Redemption” on page S-4. Our right to redeem the Preferred Stock and the redemption price of the Preferred Stock is described under “What are the basic terms of the Preferred Stock? — Redemption” on page S-8. The Property Trustee will give not less than 30 days’ (or not less than 20 days’ in the case of a redemption in kind after a successful Remarketing) nor more than 60 days’ notice of redemption by mail to holders of the APEX.

What is a Remarketing?

For each Normal APEX, the Trust will pledge to National City $1,000 principal amount of Junior Subordinated Notes to secure its obligation to pay the purchase price for 1/100th of a share of Preferred Stock on the Stock Purchase Date. To provide the Trust with the funds necessary to pay the purchase price of the Preferred Stock under the Stock Purchase Contracts, the Trust will attempt to sell the Junior Subordinated Notes in a process we call a “Remarketing”. Each Remarketing will occur during a “Remarketing Period” that begins on the seventh business day immediately preceding a February 8, May 11, August 11 or November 10, or if such day is not a business day, the immediately preceding business day, and continues for five business days or until a successful Remarketing occurs, if earlier, with the related Remarketing (if successful) settling on such February 8, May 11, August 11 or November 10, or if such day is not a business day, the immediately preceding business day, which is the “Remarketing Settlement Date”. Unless an Early Settlement Event shall have occurred as described under “What is an Early Remarketing?” on page S-20, the first Remarketing Period will begin on the seventh business day immediately preceding November 10, 2012, or if such day is not a business day, the immediately preceding business day, which will be the Remarketing Settlement Date if the Remarketing is successful.

As a holder of Normal APEX, you are not required to take any action in connection with a Remarketing, but you may elect during any Exchange Period prior to such Remarketing to exchange your Normal APEX for Stripped APEX and Capital APEX if the Remarketing is successful. If you do so, Junior Subordinated Notes having a principal amount equal to the liquidation amount of your Normal APEX will be excluded from the Remarketing. To make this election, you will also be required to deliver Qualifying Treasury Securities in the same principal amount to the Collateral Agent prior to the Remarketing. Upon a successful Remarketing, the Trust will receive the net proceeds of the pledged Junior Subordinated Notes sold in the Remarketing and place these net proceeds in an interest-bearing deposit with National City Bank. This deposit will be substituted for the pledged Junior Subordinated Notes and will provide the Trust with sufficient cash on the Stock Purchase Date to purchase the Preferred Stock and to make a payment to holders of Normal APEX (other than those making the election described above) in the amount they would have received in respect of interest accrued on the Junior Subordinated Notes through the Stock Purchase Date had they not been successfully remarketed and the interest rate not been reset as described below. If we are deferring interest on the Junior Subordinated Notes at the time of a successful Remarketing, the deposit will also enable the Trust to make a cash payment to holders of the Normal APEX on the Stock Purchase Date in the amount of the accrued and unpaid interest on the Junior Subordinated Notes.

If you hold Capital APEX and elect to dispose of them in the event of a successful Remarketing as described below, your Capital APEX will be redeemed for cash from the proceeds of the Remarketing. If you do not make this election, your Capital APEX will be redeemed in exchange for Junior Subordinated Notes promptly after the Remarketing Settlement Date.

We will enter into a remarketing agreement, or “Remarketing Agreement”, with a nationally recognized investment bank, as remarketing agent, or “Remarketing Agent”, which will agree to use its commercially reasonable efforts as Remarketing Agent to sell the Junior Subordinated Notes included in the Remarketing at a price that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value. The “Remarketing Value” of each Junior Subordinated Note will be equal to the present value on the Remarketing Settlement Date of an amount equal to the principal amount of such Junior Subordinated Notes, plus the interest payable on such Junior Subordinated Notes on the next Regular Distribution Date, including any deferred interest, assuming for this purpose, even if not true, that the interest rate on the Junior Subordinated Notes remains at the interest rate in effect immediately prior to the Remarketing and all accrued and unpaid interest on the Junior Subordinated Notes is paid in cash on such date, determined using a discount rate equal to the interest rate on the deposit with National City Bank. To obtain that value, the Remarketing Agent may reset the interest rate on the Junior Subordinated Notes to a new fixed rate, or “Reset Rate”, or to a new floating rate equal to an index plus a spread, or “Reset Spread”, that will apply to all outstanding Junior Subordinated Notes, whether or not included in the Remarketing, and that will become effective on the Remarketing Settlement Date. If we elect a floating rate, we also have the option to change the interest payment dates and manner of calculation of interest on the Junior Subordinated Notes to correspond with the market conventions applicable to notes bearing interest at a rate based on the applicable index. The Junior Subordinated Notes will bear interest at the new rate from and after the Remarketing Settlement Date.

As noted above, if you hold Normal APEX and prefer to retain your economic interest in the Junior Subordinated Notes represented by your Normal APEX if a Remarketing is successful, you may elect to exchange them for Stripped APEX and Capital APEX. To make this election, you must, by 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period, deliver your Normal APEX to the Transfer Agent and, for each Normal APEX, also deliver $1,000 principal amount of Qualifying Treasury Securities to the Collateral Agent, all as described under “Description of the APEX — Remarketing of the Junior Subordinated Notes — Normal APEX” on page S-63. If the Remarketing is successful, on the Remarketing Settlement Date, the Qualifying Treasury Securities you delivered will be substituted under the pledge for the Junior Subordinated Notes, you will be deemed to have exchanged your Normal APEX for Stripped APEX and Capital APEX, your Normal APEX will be cancelled and the Stripped APEX and Capital APEX will be delivered to you. If the Remarketing is unsuccessful, your Normal APEX and Qualifying Treasury Securities will be returned to you.

If you hold Capital APEX, you may elect to dispose of them in connection with the Remarketing, as a result of which you will receive an amount in cash equal to the Remarketing Value of the corresponding Junior Subordinated Notes on the Remarketing Settlement Date if the Remarketing is successful. To make this election, you must deliver your Capital APEX to the Transfer Agent by 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period, as described under “Description of the APEX — Remarketing of the Junior Subordinated Notes — Capital APEX” on page S-63. If the Remarketing is not successful, your Capital APEX will be returned to you. Since distributions on the Capital APEX correspond to interest on the Junior Subordinated Notes, the new interest rate established in a successful Remarketing will also apply to any Capital APEX that are not disposed of in connection with the Remarketing.

The Reset Rate or Reset Spread will be determined in the Remarketing such that the proceeds from the Remarketing, net of any remarketing fee, will be at least 100% of the Remarketing Value; provided that the Reset Rate may not exceed the Fixed Rate Reset Cap or the Reset Spread may not exceed the Floating Rate Reset Cap, as applicable, in connection with the first four Remarketing Periods. The “Fixed Rate Reset Cap” will be the prevailing market yield, as determined by the Remarketing Agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the Junior Subordinated Notes may be redeemed at our option in the event of a successful Remarketing, plus          basis points, or     %, per annum, and the “Floating Rate Reset Cap”, which the Reset Spread may not exceed, will be           basis points, or     %, per annum.

In connection with a Remarketing, we may elect:

•	to change the date after which the Junior Subordinated Notes will be redeemable at our option to any date on or after the First Optional Redemption Date and to change the redemption price; provided that no redemption price may be less than the principal plus accrued and unpaid interest (including additional interest) on the Junior Subordinated Notes, or

•	to move the maturity date of the Junior Subordinated Notes up to any date on or after the First Optional Redemption Date.

We may also elect to remarket the Junior Subordinated Notes in the form of trust preferred securities. If we make this election, we will establish a new Delaware statutory trust and offer its trust preferred securities in the Remarketing instead of the Junior Subordinated Notes. If the Remarketing is successful, the new trust will purchase the Junior Subordinated Notes included in the Remarketing from the Trust with the proceeds of the trust common securities of the new trust, which we will purchase, and the proceeds of the trust preferred securities sold in the Remarketing, and the Trust will exchange the Junior Subordinated Notes not included in the Remarketing for additional trust preferred securities of the new trust.

Each Remarketing Period will last for five consecutive business days. On any day other than the last day of a Remarketing Period, we will have the right, in our absolute discretion and without prior notice to the holders of the APEX, to postpone the Remarketing until the following business day.

The following diagram shows the principal features of a Remarketing:

(1)	The Junior Subordinated Notes owned by the Trust and pledged to National City are remarketed to new investors.

(2)	Net proceeds from the Remarketing are placed in an interest-bearing deposit with National City Bank that will be used to purchase the Preferred Stock under the Stock Purchase Contracts and, combined with the final semi-annual Contract Payment on the Stock Purchase Contracts, make the final semi-annual payment due to holders of the Normal APEX on the Stock Purchase Date at the rate of % per annum of their liquidation amount.

What happens if the first Remarketing is not successful?

If the Remarketing Agent cannot remarket the Junior Subordinated Notes during the first Remarketing Period at a price that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value, then:

•	the interest rate on the Junior Subordinated Notes will not be reset;

•	the Junior Subordinated Notes will continue to bear interest at the interest rate originally applicable;

•	the Remarketing Agent will attempt to establish a Reset Rate or Reset Spread meeting the requirements described under “What is a Remarketing?” on page S-17 and remarket the Junior Subordinated Notes in subsequent Remarketing Periods; and

•	the subsequent Remarketing Periods shall begin on the seventh business day immediately preceding each of February 8, 2013, May 11, 2013, August 11, 2013 and November 10, 2013 (or if any such day is not a business day, the immediately preceding business day), which date shall be the Remarketing Settlement Date in the event of a successful Remarketing.

Any Remarketing after the first Remarketing will be subject to the same conditions and procedures described under “What is a Remarketing?” on page S-17, except that if a successful Remarketing has not previously occurred and, as a result, the Remarketing Agent attempts a Remarketing beginning on the seventh business day immediately preceding November 10, 2013, the Reset Rate for that Remarketing will not be subject to the Fixed Rate Reset Cap or the Reset Spread for that Remarketing will not be subject to the Floating Rate Reset Cap, as applicable.

What is an Early Remarketing?

If an Early Settlement Event occurs, as described under “What is an Early Settlement Event?” on page S-20, the Remarketing process will be moved up such that the first Remarketing Period will begin on the seventh business day prior to the next February 8, May 11, August 11 or November 10, or if any such day is not a business day, the immediately preceding business day, that is at least 30 days after the occurrence of the Early Settlement Event. We will conduct an “Early Remarketing” in which:

•	the first Remarketing attempt will be on the basis that the Junior Subordinated Notes will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, and will continue to be subordinated to our senior and subordinated debt as prior to the Remarketing;

•	the second, third and fourth Remarketing attempts will be on the basis that the Junior Subordinated Notes will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, but may, at our election, be remarketed as senior notes; and

•	the fifth and last Remarketing attempt will be on the basis that the Junior Subordinated Notes will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, and may, at our election, be remarketed as senior notes.

If the first Remarketing attempt in an Early Remarketing is not successful, up to four additional attempts will be made beginning on the seventh business day prior to the next February 8, May 11, August 11 or November 10, or if any such day is not a business day, the immediately preceding business day, as applicable, immediately following the first Remarketing Period, which date shall be the Remarketing Settlement Date in the event of a successful Remarketing, and the Stock Purchase Date shall be the March 10, June 10, September 10 or December 10 immediately following the Remarketing Settlement Date or the final unsuccessful attempt, or on the next business day if not a business day. In the case of an Early Settlement Event resulting from the entry of an order for dissolution of the Trust by a court of competent jurisdiction, however, there shall be only one Remarketing Period and the Reset Rate shall not be subject to the Fixed Rate Reset Cap or the Reset Spread shall not be subject to the Floating Rate Reset Cap, as applicable. If that Remarketing is not successful, it shall be deemed a Failed Remarketing and the Stock Purchase Date shall be the next succeeding March 10, June 10, September 10 or December 10, or if such day is not a business day, the next business day.

What is an Early Settlement Event?

An “Early Settlement Event” shall be deemed to occur if:

•	our “total risk-based capital ratio” is less than 10%;

•	our “tier 1 risk-based capital ratio” is less than 6%;

•	our “leverage capital ratio” is less than 4%;

•	the Federal Reserve, in its discretion, anticipates that we may fail one or more of the capital tests referred to above in the near term and delivers a notice to us so stating; or

•	the Trust is dissolved pursuant to the entry of an order for dissolution by a court of competent jurisdiction.

The related Early Settlement Event in the case of the tests described in the first three bullets will be deemed to occur on the date we file a Form FR Y-9C showing in Schedule HC-R (or successor forms) that the related capital measure has not been met.

If I hold Capital APEX, may I dispose of them in a Remarketing?

If you hold Capital APEX, you may elect to dispose of them in a Remarketing. If the Remarketing is successful, you would then receive an amount equal to the Remarketing Value of the corresponding Junior Subordinated Notes on the Remarketing Settlement Date. You may wish to make this election if you think that you would not want to hold Capital APEX after the Remarketing because of the changes in the distribution rate and other terms that may occur as a result of the Remarketing. To make this election, you must deliver your Capital APEX to the Transfer Agent for the APEX by 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period, as described under “Description of the APEX — Remarketing of the Junior Subordinated Notes — Capital APEX” on page S-63.

What happens if the Remarketing Agent cannot remarket the Junior Subordinated Notes for settlement on or before November 10, 2013?

If the Remarketing Agent fails to remarket the Junior Subordinated Notes successfully by the end of the fifth Remarketing Period, which except in an Early Remarketing would be the five-business day period beginning on the seventh business day prior to November 10, 2013, the interest rate on the Junior Subordinated Notes will not be reset and they will continue to accrue interest at the interest rate that would otherwise apply. We refer to this situation as a “Failed Remarketing”. In the event of a Failed Remarketing, we may move the maturity date of the Junior Subordinated Notes to any date on or after the First Optional Redemption Date.

Following a Failed Remarketing, on the Stock Purchase Date we will exercise our rights as a secured party and, subject to applicable law, retain the Junior Subordinated Notes pledged to secure the Trust’s obligations under the Stock Purchase Contracts or their proceeds under the Collateral Agreement or sell the Junior Subordinated Notes in one or more public or private sales. In either case, together with the application of the proceeds at maturity of any Qualifying Treasury Securities held by the Collateral Agent, this would satisfy the Trust’s obligations under the Stock Purchase Contracts in full and we would deliver the Preferred Stock to the Trust. We will pay any accrued and unpaid interest not otherwise paid in cash on the Junior Subordinated Notes pledged to us by the Trust in Additional Subordinated Notes. Holders of Normal APEX and Capital APEX will receive distributions corresponding to payments of principal of and interest on these Additional Subordinated Notes received by the Trust.

(1)	If five Remarketing attempts fail, National City will exercise its rights under the Collateral Agreement either to retain the Junior Subordinated Notes or dispose of them and apply the proceeds in settlement of the Stock Purchase Contracts. In either case, the Trust’s obligations under the Stock Purchase Contracts will be satisfied in full and National City will deliver the Preferred Stock to the Trust and make a final semi-annual Contract Payment on the Stock Purchase Contracts.

(2)	The Trust uses the final semi-annual Contract Payment and the interest payment due on the Stock Purchase Date on the Junior Subordinated Notes to make a distribution to holders of the Normal APEX at the rate of % per annum of their liquidation amount, which is the initial combined distribution rate on the Normal APEX.

(1)	After settlement of the Stock Purchase Contracts on the Stock Purchase Date, for each $1,000 liquidation amount of Normal APEX and Stripped APEX the Trust will own 1/100th of a share of Preferred Stock.

What happens on the Stock Purchase Date?

If there has been a successful Remarketing, on the Stock Purchase Date, National City Bank will repay the interest-bearing deposit and a portion of the proceeds, together with the cash proceeds of the Qualifying Treasury Securities, automatically will be applied towards satisfying the Trust’s obligation to purchase Preferred Stock under the Stock Purchase Contracts, and we will issue the Preferred Stock to the Trust. The Trust will apply the remainder of the proceeds of the interest-bearing deposit and the Contract Payments actually received from National City to make the distributions due on the Regular Distribution Date to holders of Normal APEX and Stripped APEX. Whether or not there has been a successful Remarketing, holders will not be required to deliver any additional cash or securities to the Trust.

Each Stripped APEX will automatically, without any action by holders being necessary, be and become a Normal APEX on the business day immediately following the Stock Purchase Date, unless there has been a Failed Remarketing and we have issued Additional Subordinated Notes to the Trust in respect of deferred interest on the Junior Subordinated Notes, in which case the Stripped APEX will only be and become Normal APEX on the first business day after these Additional Subordinated Notes have been paid in full. The Normal APEX, and the Stripped APEX if then outstanding, will represent a beneficial interest in the Trust corresponding to 1/100th of a share of Preferred Stock. If we have issued Additional Subordinated Notes to the Trust in respect of deferred interest on the Junior Subordinated Notes, the Normal APEX, but not the Stripped APEX, will also correspond to these Additional Subordinated Notes. On the Stock Purchase Date, holders of the Normal APEX and the Stripped APEX will also receive the distributions described under “What distributions or payments will be made to holders of the Normal APEX, Stripped APEX and Capital APEX?” on page S-12.

The following diagrams show what happens on the Stock Purchase Date if there has been a successful Remarketing during the initially scheduled Remarketing Period in November 2012, as well as what assets of the Trust the Normal APEX will correspond to after the Stock Purchase Date:

(1)	National City Bank repays the interest-bearing deposit.

(2)	The Trust purchases the Preferred Stock from National City for $100,000 per share under the Stock Purchase Contracts using the proceeds at maturity of the Qualifying Treasury Securities and a portion of the proceeds of the deposit. National City makes the final semi-annual Contract Payment to the Trust.

(3)	The Trust uses the final semi-annual Contract Payment and the remainder of the proceeds of the National City Bank deposit to make a distribution to holders of the Normal APEX at the rate of % per annum of their liquidation amount, which is the initial combined distribution rate on the Normal APEX corresponding to interest on the Junior Subordinated Notes and the Contract Payment.

After settlement of the Stock Purchase Contracts on the Stock Purchase Date, for each $1,000 liquidation amount of Normal APEX and Stripped APEX the Trust will own 1/100th of a share of Preferred Stock.

What happens to the Stock Purchase Contracts in the event of a bankruptcy or merger of National City?

The Stock Purchase Contracts and our and the Trust’s related rights and obligations under the Stock Purchase Contracts, including the right and obligation to purchase Preferred Stock and the right to receive accrued Contract Payments, automatically will terminate upon our bankruptcy, insolvency or reorganization. If National City Bank is placed in receivership while it is holding the interest-bearing deposit, and if the Stock Purchase Contracts have not been terminated, the deposit will be assigned to us on the Stock Purchase Date as payment for the Preferred Stock corresponding to the Normal APEX; however, if the Stock Purchase Contracts have been terminated, the deposit will remain property of the Trust until the Trust’s assets are distributed to the holders of the Trust securities.

We can generally merge or consolidate with another entity, or transfer all or substantially all our property and assets. We will agree not to merge or consolidate with any other person unless the surviving corporation assumes our obligations under the Stock Purchase Contracts and reserves sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock, such that the Trust will receive, on the Stock Purchase Date, or if the merger or consolidation occurs after the Stock Purchase Date, the surviving entity issues to the Trust, preferred stock having substantially the same rights as the Preferred Stock that it would have received had such merger or consolidation not occurred.

What is the ranking of the Trust’s claims against National City either for the Contract Payments under the Stock Purchase Contracts or for interest or principal on the Junior Subordinated Notes if National City were to become insolvent?

The Trust’s claims against us for Contract Payments or for payments of principal and interest on the Junior Subordinated Notes are junior and subordinated to our other obligations, including any subordinated debt that is not by its terms expressly made pari passu with or junior to the Junior Subordinated Notes, as described under “Description of the Junior Subordinated Notes — Subordination” on page S-86. As mentioned above, your right to receive accrued and unpaid Contract Payments automatically will terminate upon the occurrence of particular events of National City’s bankruptcy, insolvency or reorganization.

In connection with an Early Remarketing, other than the first attempt at Remarketing, we may elect that our obligations under the Junior Subordinated Notes shall be remarketed as senior notes.

Are there limitations on our or the Trust’s right to redeem or repurchase the APEX?

At or prior to the initial issuance of the Normal APEX, we will enter into a replacement capital covenant, referred to as the “Replacement Capital Covenant”, relating to the APEX, the Junior Subordinated Notes and the shares of Preferred Stock the Trust will purchase under the Stock Purchase Contracts. The Replacement Capital Covenant only benefits holders of Covered Debt, as defined under “Replacement Capital Covenant” on page S-119, and is not enforceable by holders of the APEX, the Junior Subordinated Notes or the Preferred Stock. However, the Replacement Capital Covenant could preclude us from repurchasing the APEX or redeeming or repurchasing Junior Subordinated Notes or shares of Preferred Stock at a time when we might otherwise wish to repurchase the APEX or redeem or repurchase Junior Subordinated Notes or shares of Preferred Stock. If notice of redemption of any Preferred Stock has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, from and after such deposit and notice of the redemption, those shares shall no longer be deemed outstanding and all rights of the holders of those shares of Preferred Stock (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

In the Replacement Capital Covenant, we covenant that neither we nor any of our subsidiaries will redeem or purchase:

•	Junior Subordinated Notes prior to the Stock Purchase Date, or

•	APEX or Preferred Stock prior to the date that is 10 years after the Stock Purchase Date (or the earlier termination of the Replacement Capital Covenant),

except in either case to the extent:

•	we have obtained the prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve, and

•	the total redemption or purchase price is equal to or less than the sum, as of the date of redemption or repurchase, of

•	133.33% of the aggregate amount of

•	net cash proceeds we or our subsidiaries have received from the issuance and sale of common stock and rights to acquire common stock of National City, and

•	the market value of common stock of National City that we or our subsidiaries have delivered (1) in connection with the conversion or exchange of any securities of National City or any subsidiary for which neither we nor any subsidiary has received previous equity credit from a nationally recognized statistical rating organization or (2) as consideration for property or assets in an arm’s length transaction, plus

•	100% of the aggregate net cash proceeds we or our subsidiaries have received from the issuance of certain other specified securities that have equity-like characteristics that satisfy the requirements of the Replacement Capital Covenant and are the same as, or more equity-like than, the applicable characteristics of the APEX at that time, in each case during the 180 days prior to the date of such purchase or the date we give notice of such redemption.

Additionally, under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Junior Subordinated Notes prior to the Stock Purchase Date and any redemption or repurchase of the APEX currently is subject to prior approval of the Federal Reserve. See “What are the basic terms of the Junior Subordinated Notes?” on page S-4 concerning limitations on our right to redeem the Junior Subordinated Notes before the Stock Purchase Date and “What are the basic terms of the Preferred Stock? — Redemption” on page S-8 concerning limitations on our right to redeem or repurchase shares of Preferred Stock.

The Trust will redeem the Capital APEX in exchange for Junior Subordinated Notes promptly after the Remarketing Settlement Date. After the Stock Purchase Date, if the Junior Subordinated Notes have not been successfully remarketed, or the earlier termination of the Stock Purchase Contracts upon our bankruptcy, insolvency or reorganization or the redemption of the Junior Subordinated Notes prior to the Stock Purchase Date, the Trust may redeem the Capital APEX, in whole but not in part, in exchange for Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Capital APEX so redeemed, provided that there are no Additional Subordinated Notes outstanding that were issued in respect of deferred interest on the Junior Subordinated Notes. The Trust is also required to redeem the Normal APEX upon redemption of the Preferred Stock and to redeem any outstanding Capital APEX upon the maturity or earlier redemption of the Junior Subordinated Notes, in each case from the proceeds of the corresponding security. The Replacement Capital Covenant does not restrict the redemption or repurchase of the Capital APEX on or after the Stock Purchase Date.

When can the Trust be dissolved?

The Trust may only be dissolved: (i) upon a bankruptcy, dissolution or liquidation of the holder of the Trust Common Securities, (ii) at any time after the Stock Purchase Date or earlier termination of the Stock Purchase Contracts, upon the direction of the holder of the Trust Common Securities,

(iii) upon the redemption of all the APEX in accordance with the provisions of the Trust Agreement, or (iv) upon the entry of an order for the dissolution of the Trust by a court of competent jurisdiction. The dissolution of the Trust pursuant to the entry of an order for dissolution will constitute an Early Settlement Event if it occurs prior to the Stock Purchase Date and the Stock Purchase Contracts have not otherwise been terminated. National City is the initial holder of the Trust Common Securities.

Upon the dissolution, after satisfaction of liabilities of creditors of the Trust, holders of each series of APEX will generally receive corresponding assets of the Trust in respect of their APEX, which may in the case of Normal APEX after the Stock Purchase Date consist of depositary shares evidenced by depositary receipts, each representing a fraction of a share of Preferred Stock deposited with a depositary, and the APEX will no longer be deemed to be outstanding.

What is the extent of our Guarantee?

Pursuant to a guarantee, or “Guarantee”, that we will execute and deliver for the benefit of holders of APEX, we will irrevocably guarantee, on a junior subordinated basis, the payment in full of the following:

•	any accumulated and unpaid distributions required to be paid on the APEX, to the extent the Trust has funds available to make the payment;

•	the redemption price for any APEX called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to the holders of the APEX, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the APEX to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the APEX upon liquidation of the Trust.

Our obligations under the Guarantee are unsecured, are subordinated to and junior in right of payment to all of our secured and senior and subordinated debt, are pari passu with our pari passu securities and will rank on a parity with any other similar guarantees we may issue in the future.

The APEX, the Guarantee and the Junior Subordinated Notes do not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to or equally with the Junior Subordinated Notes and the Guarantee.

The Guarantee, when taken together with our obligations under the Junior Subordinated Notes and the Indenture, the Stock Purchase Contracts and the Trust Agreement, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than liabilities with respect to the Trust securities, has the effect of providing a full and unconditional guarantee by National City of amounts due on the APEX.

What are the U.S. federal income tax consequences related to the APEX?

You should carefully review the discussion under the heading “Certain U.S. Federal Income Tax Consequences” on page S-126 and consult with your tax advisor concerning the tax consequences of the purchase, beneficial ownership, separation, recreation and disposition of APEX.

In summary, the Trust intends to treat itself as one or more grantor trusts or agency arrangements. As a general matter, you (1) will be treated as purchasing and/or owning an undivided beneficial ownership interest in the assets corresponding to the series of APEX that you own and (2) will be required to take into account your pro rata share of all the items of income, gain, loss or deduction of the Trust corresponding to the series of APEX that you own.

By acceptance of an APEX, you will be required to allocate the $1,000 issue price per APEX as follows: $1,000 to the Junior Subordinated Notes and $0 to the Stock Purchase Contracts. This allocation will establish the initial issue price and tax basis, subject to adjustments, in your interest in the Junior Subordinated Notes and the Stock Purchase Contracts.

The Junior Subordinated Notes will be treated as our indebtedness for U.S. federal income tax purposes. We intend to treat, and a holder will agree to treat, the Junior Subordinated Notes as “variable rate debt instruments” subject to the Treasury Regulations applicable to “reset bonds” that are issued with no more than a de minimis amount, if any, of original issue discount. However, the tax treatment is unclear and there are other possible tax characterizations. See “Certain U.S. Federal Income Tax Consequences — Taxation of the Junior Subordinated Notes — Treatment of the Junior Subordinated Notes” on page S-128.

Consistent with the intended tax treatment, until the Remarketing Settlement Date, your allocable share of stated interest on the Junior Subordinated Notes will be includible in your gross income as ordinary interest income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting. Although we believe that the likelihood of us deferring interest payments is remote, if we were to exercise this option, then we intend to treat the Junior Subordinated Notes as being reissued with original issue discount. Consequently, in any given taxable year, you may be required to accrue an amount of income in excess of interest payments actually received in that year. See “Certain U.S. Federal Income Tax Consequences — Taxation of the Junior Subordinated Notes — Interest on the Junior Subordinated Notes” on page S-128.

We intend to report your interest in the Contract Payments as ordinary income to you to the extent we are required to file information returns in respect thereof. However, other treatments are possible.

If we defer any Contract Payments and issue Additional Subordinated Notes in satisfaction thereof, then we intend to treat, as of the time of issuance, stated interest on the Additional Subordinated Notes as treated as “qualified stated interest” for U.S. federal income tax purposes. However, if and when we exercise our option to defer interest on the Additional Subordinated Notes, we intend to treat these notes as reissued with original issue discount. Based on this treatment, your allocable share of stated interest on the Additional Subordinated Notes would be taxable to you as ordinary interest income at the time received or accrued, in accordance with your method of tax accounting. However, if and when we exercise our option to defer interest on Additional Subordinated Notes, you may be required to accrue an amount of income in excess of interest payments actually received in that year. See “Certain U.S. Federal Income Tax Consequences — Taxation of the Stock Purchase Contracts” on page S-130.

You will generally not recognize gain or loss upon an exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX.

This summary and the discussion under “Certain U.S. Federal Income Tax Consequences” on page S-126 may not address all of the tax consequences applicable to you. Accordingly, prospective investors are urged to consult with their own tax advisors concerning an investment in APEX.

What are the U.S. federal income tax consequences related to the Preferred Stock?

Any distribution with respect to the Preferred Stock that we pay out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend and will be includible in gross income by you. Any such dividend will be eligible for the dividends received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction.

What are our expected uses of proceeds from the offering of the APEX and the Notes offering?

We expect to receive net proceeds from the offering of the APEX and the concurrent Notes offering of approximately $     , after underwriting commissions and estimated expenses, or $           if Goldman, Sachs & Co. exercises its option to purchase up to           additional Normal APEX and up to $           additional principal amount of the Convertible Notes in full. The Trust will invest all of the proceeds from the sale of the Normal APEX and the Trust Common Securities in the Junior Subordinated Notes issued by us.

We intend to use the net proceeds from the offering of the APEX and from the Notes offering for general corporate purposes, including increasing our liquidity and increasing our capital and that of National City Bank. We intend to use a portion of the net proceeds of the Notes offering to repay certain indebtedness and to pay the cost of certain Convertible Notes hedge transactions that we expect to enter into, and the remainder for general corporate purposes. The precise amounts and timing of the application of proceeds will depend on the requirements of National City and its subsidiaries and affiliates.

RISK FACTORS

An investment in the APEX is subject to a number of risks. You should carefully review the following risk factors and other information contained in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances. In addition, because each APEX sold in the offering will represent a beneficial interest in the Trust, which will own our Junior Subordinated Notes and enter into Stock Purchase Contracts with us to acquire our Preferred Stock, you are also making an investment decision with regard to the Junior Subordinated Notes and the Preferred Stock. You should carefully review all the information in this prospectus supplement about all of these securities.

Risks Relating to National City

Weakness in the real estate market, including the secondary residential mortgage loan markets, have adversely affected us and may continue to adversely affect us.

Significant ongoing disruptions in the secondary market for residential mortgage loans have limited the market for and liquidity of most mortgage loans other than conforming Fannie Mae and Freddie Mac loans. At December 31, 2007, we held approximately $1.0 billion of loans available for sale that were not eligible for purchase by these agencies. The effects of ongoing mortgage market challenges, combined with the ongoing correction in residential real estate market prices and reduced levels of home sales, could result in further price reductions in single family home values, adversely affecting the value of collateral securing mortgage loans that we hold, mortgage loan originations and gains on sale of mortgage loans. Declining real estate prices and higher interest rates have caused higher delinquencies and losses on certain mortgage loans, particularly second lien mortgages and home equity lines of credit and especially those that have been sourced from brokers that are outside the footprint of our branch bank network. These trends could continue. These conditions have resulted in losses, write downs and impairment charges in our mortgage business, especially in the fourth quarter of 2007, and we have curtailed various product offerings and limited our mortgage originations generally to Fannie Mae and Freddie Mac eligible mortgages. See “Recent Developments” on page S-41. Continued declines in real estate values, home sales volumes and financial stress on borrowers as a result of job losses, interest rate resets on adjustable rate mortgage loans or other factors could have further adverse effects on borrowers that result in higher delinquencies and greater charge-offs in future periods, which would adversely affect our financial condition or results of operations. In the event our allowance for loan losses is insufficient to cover such losses, our earnings, capital and parent company liquidity could be adversely affected further.

Our real estate portfolios are exposed to weakness in the U.S. housing markets and the overall state of the economy.

The declines in home prices in many markets across the U.S., along with the reduced availability of mortgage credit, have resulted in sharp increases in delinquencies and losses in our portfolios of broker-originated, out-of-footprint home equity lines and loans, nonprime mortgages and loans related to residential real estate construction and development. Further declines in home prices coupled with an economic recession and associated rises in unemployment levels could drive losses beyond that which is provided for in the allowance for loan losses. In that event, our earnings and capital could be adversely affected.

The residential mortgage loan market and business have adversely affected our credit rating.

On November 6, 2007, Fitch Ratings reduced our long-term issuer default rating to A+ (outlook negative) from AA- , and our short-term issuer default rating to F-1 from F-1+, due to our exposure to mortgage, home equity and construction lending. On January 8, 2008, Moody’s Investors Service, Inc., while affirming National City Bank’s top short-term rating of P-1, placed virtually all of the long-

term debt and financial strength ratings of National City Corporation and its subsidiaries on review for possible downgrade pending the rating agency’s assessment as to the sufficiency of our allowances in absorbing potential losses in the residential and commercial mortgage sectors. The decrease, and potential decreases, in our credit ratings could limit our access to the capital markets, increase the cost of our debt and adversely affect our liquidity and financial condition. Further downgrades in our credit ratings could adversely affect the market values of the APEX. Also, on November 12, 2007, Fitch Ratings reduced our residential mortgage servicer rating one notch from RPS1- to RPS2+ with respect to prime and alt-a mortgages. This decrease in our servicer rating is not expected to adversely affect the terms of our future residential mortgage securitizations or our continuing role as a mortgage servicer in existing transactions, but further decreases in our servicer rating could cause such an adverse effect on future securitizations and the loss of mortgage servicing rights.

Our allowance for loan losses may prove inadequate or we may be negatively affected by credit risk exposures.

Our business depends on the creditworthiness of our customers. We periodically review our allowance for loan losses for adequacy considering economic conditions and trends, collateral values and credit quality indicators, including past charge-off experience and levels of past due loans and non-performing assets. We cannot be certain that our allowance for loan losses will be adequate over time to cover credit losses in our portfolio because of unanticipated adverse changes in the economy, market conditions or events adversely affecting specific customers, industries or markets. If the credit quality of our customer base materially decreases, if the risk profile of a market, industry or group of customers changes materially, or if our allowance for loan losses is not adequate, our business, financial condition, including our liquidity and capital, and results of operations could be materially adversely affected.

If Visa Inc. is unable to consummate its initial public offering on the terms currently contemplated, we will not receive expected proceeds from such offering.

Visa Inc. (“Visa ”) filed a registration statement with the Securities and Exchange Commission on November 9, 2007 to sell its common stock in an initial public offering. If Visa’s offering is successfully completed, we currently anticipate that we, as a selling stockholder, will receive proceeds from the offering. However, there is no assurances that Visa will be able to complete an initial public offering on the terms currently contemplated by its registration statement or at all. If the number of shares or the price per share of Visa’s offering are less than Visa currently anticipates selling or if the Visa offering is not completed, we could be adversely affected and we may not realize proceeds sufficient to cover the indemnity liabilities we accrued to Visa in 2007 in respect of third-party litigation.

We could experience difficulties in managing our growth and effectively integrating our acquisitions.

We regularly review potential acquisition opportunities. We acquired Harbor Florida Bancshares, Inc. and Fidelity Bankshares, Inc. in December 2006 and January 2007, respectively, and acquired MAF Bancorp in Clarendon Hills, Illinois in September 2007. We cannot assure you that we will be able to manage our growth adequately and profitably or to integrate the operations of Harbor, Fidelity, MAF Bancorp or any other acquisition effectively. Risks commonly associated with acquisitions include, without limitation, potential exposure to liabilities of the acquired entity, the difficulty and expense of integrating the operations and personnel of the acquired entity, potential disruption to the business of the acquired entity, potential diversion of management time and attention from other matters and impairment of relationships with, and the possible loss of, key employees and customers of the acquired entity.

If we do not adjust to rapid changes in the financial services industry, our financial performance may suffer.

Our ability to compete and our profitability depend in part on our ability to provide a range of financial services through a variety of distribution channels to our customers. Many of our competitors, with whom we compete with to attract and retain customers for traditional banking services, offer one-stop financial services shopping, which includes securities dealers, brokers, mortgage bankers, investment advisors and finance and insurance companies. The increasingly competitive environment primarily is a result of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial service providers.

Future governmental regulation and legislation could limit our future growth.

We and our subsidiaries are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of our operations and of our subsidiaries. These laws may change from time to time and are, together with banking regulation and supervision, primarily intended for the protection of consumers, depositors and the deposit insurance funds. The effects of any changes to these laws may negatively affect the cost and manner of providing our services and our profitability.

Changes in interest rates could reduce our income and cash flows.

Our income and cash flows depend to a great extent on the difference between the interest rates earned on our interest-earning assets such as loans and investment securities, and the interest rates paid on our interest-bearing liabilities such as deposits and other borrowings. These rates are highly sensitive to many factors which are beyond our control, including general economic conditions and the fiscal and monetary policies of various governmental agencies, in particular, the Federal Reserve. Changes in monetary policy and changes in interest rates will affect loan origination values, the values of our investments and other assets, the volume of our deposits and other borrowings and the rates received on loans and investment securities and the rates paid on our deposits and other borrowings and our resulting margin. Fluctuations in these areas may adversely affect us.

Our results of operations and ability to make distributions to our securities holders depend upon the results of operations of our subsidiaries.

We are a holding company that is a separate and distinct entity from our subsidiaries. We conduct substantially all of our operations through National City Bank, our principal subsidiary bank, and our other subsidiaries. As a result, our ability to make payments on the Junior Subordinated Notes and the Guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries, especially National City Bank.

Federal banking laws limit the amount of dividends that may be paid by national banks to the earnings of the current year and the last two years without prior regulatory approval. National City Bank and our other subsidiaries must also meet applicable capital requirements. At December 31, 2007, due to the losses and charges incurred in 2007, especially in the fourth quarter, National City Bank could pay us an aggregate of approximately $106 million in dividends without prior regulatory approval, compared to $954 million at December 31, 2006 and $1.9 billion at December 31, 2005. See “Regulatory Considerations” on page S-46.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the capital securities to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the Junior Subordinated Notes will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries, including obligations of our subsidiary depository institutions to depositors. Therefore, holders of the APEX should look only to our assets for payments on the Junior

Subordinated Notes and indirectly on the APEX. Further, the Junior Subordinated Notes and the Guarantee also will be effectively subordinated to all existing and future obligations of our subsidiaries, including obligations of our subsidiary depository institutions to depositors.

Federal banking authorities may restrict distributions on or redemptions of the securities.

Federal banking authorities have the right to supervise and examine us and our subsidiaries, including the Trust. Such supervision and examination is intended primarily for the benefit of depositors and not for holders of our securities. The Comptroller of the Currency has the authority to restrict the payment of dividends and other payments from National City Bank and our other national bank subsidiaries to us. The Federal Reserve also has the authority to restrict or prohibit the payment of dividends on our common stock and distributions on our securities underlying the APEX. Such actions, if taken, could cause the Trust to defer, or after the Stock Purchase Date, skip distributions on the APEX and could adversely affect our ability to sell our common stock or other securities. Any redemptions or repurchases of the APEX or Preferred Stock are, under current rules, subject to prior Federal Reserve approval.

Additional risks and uncertainties could have a negative effect on our financial performance.

Additional factors could negatively affect the financial condition and results of operations of us and our subsidiaries, securities issued by us and our common stock. Such factors include, without limitation, changes in general economic, financial and other market conditions, changes in securities analysts’ estimates of financial performance, volatility of securities market prices and volumes, rumors or erroneous information, changes in market valuations of similar companies, changes in interest rates, new developments or exceptions regarding the financial services banking industry, changes in quarterly or annual operating results or outlook, changes in competitive conditions, continuing consolidation in the financial services industry, new litigation or changes in existing litigation, regulatory actions and changes in rules or policies, changes in accounting policies and procedures, losses and customer bankruptcies, claims and assessments.

Risks Relating to the APEX

We may defer Contract Payments and interest payments on the Junior Subordinated Notes, and this may have an adverse effect on the value of the APEX.

We may at our option, and will if so directed by the Federal Reserve, defer the payment of all or part of the Contract Payments on the Stock Purchase Contracts through the Stock Purchase Date, in which case the Trust would defer distributions of corresponding amounts on the Normal APEX and the Stripped APEX. We may at our option, and will if so directed by the Federal Reserve, elect to defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to seven years, as described under “Description of the Junior Subordinated Notes — Option to Defer Interest Payments” on page S-85. Further, if we defer payment on the Junior Subordinated Notes, the market price of the Normal APEX is likely to be adversely affected. As a result of our right to defer payment of interest on the Junior Subordinated Notes, the market price of the Normal APEX, the current payments on which depend solely on Contract Payments and payments of interest made on the Junior Subordinated Notes, may be more volatile than the market prices of other securities that are not subject to optional deferral.

If the Junior Subordinated Notes are successfully remarketed, the proceeds will reflect the value of accrued and unpaid interest and, to the extent not placed in an interest-bearing deposit with National City Bank to fund the purchase of the Preferred Stock and the final payment under the Normal APEX, will be paid to the holders of the Normal APEX and Trust Common Securities and holders of Capital APEX who elected to dispose of their Capital APEX in connection with the Remarketing. If the Junior Subordinated Notes are not successfully remarketed, on the Stock Purchase Date, the Trust will receive Additional Subordinated Notes in respect of any deferred amounts, which it will hold as additional assets corresponding to the Normal APEX and Capital APEX. If we defer any Contract Payments until the Stock Purchase Date, the Trust will receive Additional Subordinated Notes, in lieu of a cash payment, which it will hold as additional assets corresponding to the Normal APEX, the Stripped APEX and the Trust Common Securities. The Additional Subordinated Notes that we issue to the Trust in satisfaction of deferred interest or Contract Payments will be pari passu with, and bear interest at the rate originally applicable to, the Junior Subordinated Notes, which could be less than the then current market rate of interest. In addition, although we believe that the likelihood of us deferring interest payments is remote, if we were to exercise this option, then we intend to treat the Junior Subordinated Notes as being reissued with original issue discount. Consequently, in any given taxable year, you may be required to accrue an amount of income in excess of interest payments actually received in that year. See “Certain U.S. Federal Income Tax Consequences — Taxation of the Junior Subordinated Notes — Interest on the Junior Subordinated Notes” on page S-128. Furthermore, if the Stock Purchase Contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive Contract Payments and deferred Contract Payments, if any, will also terminate.

The terms of our outstanding junior subordinated debentures prohibit us from making any payment of principal of or interest on the Junior Subordinated Notes or the Guarantee relating to the APEX and from repaying, redeeming or repurchasing any Junior Subordinated Notes at any time there shall have occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time or both would constitute an event of default with respect to such securities and in respect of which we have not taken reasonable steps to cure, that we are in default relating to our payment of any obligations under a guarantee with respect to the securities of any trust holding such securities or we shall have given notice of our election to defer payments of interest on such securities and shall not have rescinded such notice, or the deferral period or any extension thereof shall be continuing.

The Indenture does not limit the amount of indebtedness for money borrowed we may issue that ranks senior to the Junior Subordinated Notes upon our liquidation or in right of payment as to principal or interest.

The Junior Subordinated Notes will be subordinate and junior upon our liquidation to our obligations under all of our indebtedness for money borrowed that is not by its terms made pari passu with or junior to the Junior Subordinated Notes upon our liquidation. At September 30, 2007, our indebtedness and obligations ranking senior to the Junior Subordinated Notes upon liquidation, on a parent-only basis, was $3.0 billion.

The terms of the Junior Subordinated Notes permit us to make any payment of principal or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities. They also permit us to make any payment of current or deferred interest on parity securities and on the Junior Subordinated Notes during a deferral period that is made pro rata to the amounts due on such parity securities and the Junior Subordinated Notes. For these purposes, “parity securities” means debt securities or guarantees that rank on a parity with the Junior Subordinated Notes upon our liquidation and includes at the date of this prospectus supplement only the junior subordinated securities and guarantees issued by us in connection with the $750 million trust preferred securities issued by National City Capital Trust II, the $500 million trust preferred securities issued by National City Capital Trust III and the $518.5 million trust preferred securities issued by National City Capital Trust IV. Under the terms of the outstanding parity securities, we may be required to make payments of interest during a deferral period on the Junior Subordinated Notes.

The Indenture and the APEX do not restrict our incurrence of additional debt, including senior and subordinated debt and parity securities.

If the Trust must settle the Stock Purchase Contracts early, you may earn a smaller return on your investment.

The Remarketing process may begin before November 2012 if certain adverse events described under “Description of the Junior Subordinated Notes — Early Settlement Events” on page S-93 occur. Although dividends will accrue on the Preferred Stock at the same rate as the combined rate at which Contract Payments and interest on the Junior Subordinated Notes would have accrued through December 10, 2012, Preferred Stock dividends are non-cumulative and thus the distributions on the Normal APEX would become non-cumulative at an earlier date than expected. The Preferred Stock acquired by the Trust will also rank junior in priority on liquidation of National City to the Junior Subordinated Notes. Accordingly, if an Early Settlement Event occurs, the Trust may skip distributions that otherwise would have been cumulative and if National City becomes insolvent prior to the date on which the Stock Purchase Date would otherwise have occurred, the Trust’s claim against National City in the insolvency will rank lower than it would have ranked.

The Preferred Stock that the Trust purchases on the Stock Purchase Date may be worth less than the amount it pays for it.

The Trust must buy our Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date at a fixed price of $100,000 per share, or $1,000 for each 1/100th interest in a Stock Purchase Contract corresponding to Normal APEX or Stripped APEX. Although dividends, if declared, will accrue on the Preferred Stock at a floating rate commencing on the later of the Dividend Payment Date in December 2012 and the Stock Purchase Date, the Dividend Rate will be determined by a spread from LIBOR that is established at the time of the offering. Accordingly, adverse changes in our credit quality or market rates may cause the market value of the Preferred Stock that the Trust will purchase on the Stock Purchase Date to be lower than the price per share that the Stock Purchase Contracts require it to pay. Holders of Normal APEX and Stripped APEX are assuming the entire risk that the market value of the Preferred Stock purchased by the Trust will be lower than the purchase price of the Preferred Stock and that the market value of 1/100th of a share of Preferred Stock corresponding to a Normal APEX may be less than the price they paid for it, and that difference could be substantial.

The return of pledged securities on termination of the Stock Purchase Contracts could be delayed if we become subject to a bankruptcy proceeding.

Notwithstanding the automatic termination of the Stock Purchase Contracts, if we become the subject of a case under the U.S. Bankruptcy Code, imposition of an automatic stay under Section 362 of the Bankruptcy Code, if applicable, or any court-ordered stay may delay the return to the Trust of the securities or interest-bearing deposit with National City Bank being held as collateral for the Stock Purchase Contracts, and the delay may continue until the stay has been lifted. The stay will not be lifted until the bankruptcy judge agrees to lift it and return the collateral to the Trust, and the Trust will not be able to distribute the Junior Subordinated Notes or proceeds of the National City Bank interest-bearing deposit held as collateral to the holders of the Normal APEX or to distribute the Qualifying Treasury Securities held as collateral to the holders of the Stripped APEX until they are returned to it.

The Contract Payments and interest on the Junior Subordinated Notes beneficially owned by the Trust will be contractually subordinated and will be effectively subordinated to the obligations of our subsidiaries.

Our obligations with respect to Contract Payments and interest on the Junior Subordinated Notes will be subordinate and junior in right of payment and upon liquidation to our obligations under all of our indebtedness for money borrowed, other than our junior subordinated securities and guarantees issued by us in connection with the $750 million trust preferred securities issued by National City Capital Trust II, the $500 million trust preferred securities issued by National City Capital Trust III and the $518.5 million trust preferred securities issued by National City Capital Trust IV, any other debt that by its terms is not superior in right of payment to the Junior Subordinated Notes and trade creditors. At September 30, 2007, our indebtedness and other obligations, on a parent-only basis, totaled approximately $4.8 billion.

We receive substantially all of our revenue from dividends from our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, including any depositors, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the Contract Payments and payments on our Junior Subordinated Notes, and therefore the payments on the APEX, effectively will be subordinated to all existing and future liabilities of our subsidiaries. At September 30, 2007, our subsidiaries’ direct borrowings and deposit liabilities, including non-deposit, short-term borrowings, totaled approximately $131.4 billion.

We guarantee distributions on the APEX only to the extent the Trust has cash available.

If you hold any of the APEX, we will guarantee you, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the APEX, to the extent the Trust has funds available to make the payment;

•	the redemption price for any APEX called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to holders of APEX, the lesser of:

•	the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the APEX to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the APEX upon liquidation of the Trust.

If we do not make a required Contract Payment on the Stock Purchase Contracts or interest payment on the Junior Subordinated Notes, the Trust will not have sufficient funds to make the related payment on the APEX. The Guarantee does not cover payments on the APEX when the Trust does not have sufficient funds to make them. If we do not pay any amounts on the Stock Purchase Contracts or the Junior Subordinated Notes when due, holders of the APEX will have to rely on the enforcement by the Property Trustee of the trustee’s rights as owner of the Stock Purchase Contracts or the Junior Subordinated Notes, or, to the extent permitted, proceed directly against us for payment of any amounts due on the Stock Purchase Contracts or the Junior Subordinated Notes.

Our obligations under the Guarantee are unsecured and are subordinated to and junior in right of payment to all of our secured and senior indebtedness, and will rank on a parity with any similar guarantees issued by us in the future.

Holders of the APEX have limited rights under the Junior Subordinated Notes and Stock Purchase Contracts.

Except as described below, you, as a holder of the APEX, will not be able to exercise directly any other rights with respect to the Junior Subordinated Notes or Stock Purchase Contracts.

If an event of default under the Trust Agreement were to occur and be continuing, holders of the APEX would rely on the enforcement by the Property Trustee of its rights as the registered holder of the Junior Subordinated Notes and the Stock Purchase Contracts against us. In addition, the holders of a majority in liquidation amount of the relevant series of APEX would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Junior Subordinated Notes and Stock Purchase Contracts.

The Indenture for the Junior Subordinated Notes provides that the Indenture Trustee must give holders notice of all defaults or events of default within 30 days after a default or an event of default becomes known to the Indenture Trustee. However, except in the cases of a default or an event of default in payment on the Junior Subordinated Notes, the Indenture Trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If the Property Trustee were to fail to enforce its rights under the Junior Subordinated Notes in respect of an Indenture event of default after a record holder of the Normal APEX (if prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date) or the Capital APEX had made a written request, that record holder of the Normal APEX or the Capital APEX may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the Property Trustee’s rights under the Junior Subordinated Notes. In addition, if we were to fail to pay interest or principal on the Junior Subordinated Notes on the date that interest or principal is otherwise payable, except for deferrals permitted by the Trust Agreement and the Indenture, and this failure to pay were continuing, holders of the Normal APEX, if such failure occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, and holders of the Capital APEX may directly institute a proceeding for enforcement of payment of the principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of their Normal APEX or Capital APEX (a “direct action”) after the respective due dates specified in the Junior Subordinated Notes. In connection with a direct action, we would have the right under the Trust Agreement and the Guarantee Agreement to set off any payment made to that holder by us. The Stock Purchase Contract Agreement contains similar provisions with respect to a direct action by holders of Normal APEX or Stripped APEX in the event of our default under the Stock Purchase Contracts.

The Property Trustee, as holder of the Junior Subordinated Notes on behalf of the Trust, has only limited rights of acceleration.

The Property Trustee, as holder of the Junior Subordinated Notes on behalf of the Trust, may accelerate payment of the principal and accrued and unpaid interest on the Junior Subordinated Notes only upon the occurrence and continuation of an Indenture event of default. An Indenture event of default is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us or the receivership of a major subsidiary depository institution of National City within the meaning of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies. As of the date of this prospectus supplement, National City Bank is National City’s only major subsidiary depository institution.

There is no right to acceleration upon breaches by us of other covenants under the Indenture or default on our payment obligations under the Guarantee.

The secondary market for the APEX may be illiquid.

We are unable to predict how the APEX will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the APEX. Although we will apply to list the Normal APEX on the New York Stock Exchange under the symbol “NCC PrD”, we can give you no assurance as to the liquidity of any market that may develop for the Normal APEX. In addition, in the event that sufficient numbers of Normal APEX are exchanged for Stripped APEX and Capital APEX, the liquidity of Normal APEX could decrease. If Stripped APEX or Capital APEX are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may list the Stripped APEX or Capital APEX on the same exchange as the Normal APEX are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so. Accordingly, if you exchange Normal APEX for Stripped APEX and Capital APEX, your ability to sell them may be limited, and we can give you no assurance whether a trading market, if it develops, will continue. As Normal APEX may only be held or transferred in amounts having an aggregate liquidation amount of at least $1,000, the trading market for Normal APEX may be less active than markets for securities that may be held or transferred in smaller denominations and may be less liquid.

The listing of the Normal APEX will not necessarily ensure that an active trading market will be available or will continue for the Normal APEX or that you will be able to sell your Normal APEX at the price you originally paid for them.

We may redeem the APEX prior to December 10, 2016 upon the occurrence of certain special events.

We may redeem all, but not less than all, of the Junior Subordinated Notes prior to the Stock Purchase Date upon the occurrence of a tax event, an investment company event, a rating agency event or a capital treatment event. Additionally, we may redeem all, but not less than all, of the Junior Subordinated Notes on or after the Stock Purchase Date and prior to December 10, 2016 upon the occurrence of a capital treatment event, tax event or an investment company event. The redemption price of the Junior Subordinated Notes in the case of a redemption in connection with a rating agency event or tax event will be equal to the greater of 100% of their principal amount and a make-whole redemption price, plus accrued and unpaid interest through the date of redemption. The redemption price of the Junior Subordinated Notes in the case of a redemption in connection with a capital treatment event or investment company event will be equal to 100% of their principal amount plus accrued and unpaid interest through the date of redemption. If we redeem the Junior Subordinated Notes prior to the Stock Purchase Date, the Stock Purchase Contracts will terminate automatically and the Trust will redeem the APEX. Holders of Normal APEX and Capital APEX will receive an amount in cash equal to the redemption price of the Junior Subordinated Notes that are corresponding assets of their APEX and holders of Stripped APEX will receive the Qualifying Treasury Securities that are corresponding assets of their Stripped APEX. Holders of Normal APEX and Stripped APEX will also receive accrued and unpaid Contract Payments through the date of redemption with respect to their beneficial interests in Stock Purchase Contracts that are corresponding assets of the relevant series of APEX. See “Description of the Junior Subordinated Notes — Redemption” on page S-96.

Federal banking authorities may restrict distributions on or redemptions of the APEX.

Federal banking authorities have the right to supervise and examine us and our subsidiaries, including the Trust. Such supervision and examination is intended primarily for the benefit of depositors and not for holders of our securities. The Comptroller of the Currency has the authority to restrict the payment of dividends and other payments from National City Bank and our other national bank subsidiaries to us. The Federal Reserve also has the authority to restrict or prohibit the payment of dividends on our common stock and distributions on the APEX. Such actions, if taken, could cause us to defer interest payments on the Junior Subordinated Notes and distributions on the APEX or not declare dividends on the Preferred Stock. Any redemptions or repurchases of APEX (other than redemptions of Capital APEX in connection with a successful Remarketing) are, under current rules, subject to prior Federal Reserve approval and repurchases of Preferred Stock will also require prior Federal Reserve approval. Any redemption of the Junior Subordinated Notes prior to the Stock Purchase Date (or, if we elect to remarket the Junior Subordinated Notes in the form of trust preferred securities, at any time thereafter) will be subject to receipt of prior approval by the Federal Reserve, if required.

Certain aspects of the tax accounting for the Junior Subordinated Notes are unclear.

The Junior Subordinated Notes will be treated as our indebtedness for U.S. federal income tax purposes. We intend to treat stated interest on the Junior Subordinated Notes as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting, and by purchasing a Normal APEX you agree to report income on this basis. However, because no regulations, rulings or other authorities address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Notes, other treatments of the Junior Subordinated Notes are possible. See “Certain U.S. Federal Income Tax Consequences — Taxation of the Junior Subordinated Notes — Possible Alternative Characterizations and Treatments” on page S-130.

Additional Risks Related to the Normal APEX after the Stock Purchase Date

In purchasing the APEX in the offering, you are making an investment decision with regard to the Preferred Stock.

As described in this prospectus supplement, on the Stock Purchase Date we will issue the Preferred Stock to the Trust. If you hold Normal APEX or Stripped APEX on the Stock Purchase Date, your securities will thereafter represent beneficial interests in the Trust corresponding to 1/100th of a share of Preferred Stock for each $1,000 liquidation amount of APEX. After the Stock Purchase Date, the Trust will rely solely on the payments it receives on the Preferred Stock to fund all payments on the Normal APEX, other than payments corresponding to payments on Additional Subordinated Notes that we may issue in respect of any deferred interest on the Junior Subordinated Notes after a Failed Remarketing or in respect of deferred Contract Payments. Accordingly, you should carefully review the information in this prospectus supplement regarding the Preferred Stock.

The Preferred Stock is equity and is subordinate to all of our existing and future indebtedness, and our ability to declare dividends on the Preferred Stock may be limited.

Shares of Preferred Stock are equity interests in National City and do not constitute indebtedness. As such, shares of Preferred Stock will rank junior to all indebtedness and other non-equity claims on National City with respect to assets available to satisfy claims on National City, including in a liquidation of National City. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Preferred Stock (1) dividends are payable only when and if declared by our board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds.

Also, as a bank holding company, National City’s ability to declare and pay dividends is dependent on certain federal regulatory considerations. National City is an entity separate and distinct from its principal subsidiary, National City Bank, and depends upon dividends from National City Bank to meet its obligations to pay the principal of and interest on its outstanding debt obligations and corporate expenses. National City has issued and outstanding debt securities under which we may defer interest payments from time to time, but in that case we would not be permitted to pay dividends on any of our capital stock, including the Preferred Stock, during the deferral period. See “Regulatory Considerations” on page S-46.

Investors should not expect National City to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. The Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Preferred Stock may be redeemed by us at our option either in whole or in part on any Dividend Payment Date occurring on or after the later of December 10, 2012 and the Stock Purchase Date. Any decision we may make at any time to propose a redemption of the Preferred Stock will depend, among other things, upon our evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, liquidity earnings and growth strategy, as well as general market conditions at such time. Our right to redeem the Preferred Stock once issued is subject to two important limitations, as described below. Accordingly, investors should not expect us to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date thereafter.

First, under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock currently is subject to prior approval of the Federal Reserve. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or another series of non-cumulative perpetual preferred stock.

There can be no assurance that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Preferred Stock without replacing the Preferred Stock with Tier 1 capital that is not a restricted core capital element, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Preferred Stock without replacing it with Tier 1 capital that is not a restricted core capital element, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations.

Second, at or prior to initial issuance of the APEX, we are entering into the Replacement Capital Covenant, which will limit our right to repurchase the APEX and to redeem or repurchase the Preferred Stock. In the Replacement Capital Covenant, we covenant to redeem or repurchase the APEX prior to the date that is 10 years after the Stock Purchase Date only if and to the extent that the total repurchase price is equal to or less than the market value of certain issuances of our common stock and the designated percentages of the net cash proceeds that we or our subsidiaries have received during the 180 days prior to the date of such purchase or the date we give notice of such redemption from the issuance of our common stock, certain qualifying non-cumulative perpetual preferred stock satisfying the requirements of the Replacement Capital Covenant or other securities that qualify as Tier 1 capital of National City under the risk-based capital guidelines of the Federal Reserve, but that are not restricted core capital elements; and we have obtained prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve for repurchases of the APEX.

Our ability to raise proceeds from qualifying securities during the 180 days prior to a proposed redemption or repurchase will depend on, among other things, market conditions at such time as well as the acceptability to prospective investors of the terms of such qualifying securities. Accordingly, there could be circumstances where we would wish to redeem or repurchase some or all of the Preferred Stock and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain proceeds from qualifying securities sufficient for that purpose.

Dividends on the Preferred Stock will be non-cumulative.

Dividends on the Preferred Stock will be non-cumulative. Consequently, if our board of directors (or a duly authorized committee), in its discretion, does not authorize and declare a dividend for any Dividend Period, holders of Normal APEX will not be entitled to receive a distribution in respect of any such dividend, and any such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a Dividend Period after the Dividend Payment Date for that period if our board of directors or a duly authorized committee thereof has not declared such dividend before the related Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to the Preferred Stock or any other preferred stock we may issue.

If we are deferring payments on our outstanding junior subordinated debt securities or the Junior Subordinated Notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on the Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to our Preferred Stock, at any time there shall have occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time or both would constitute an event of default with respect to such securities and in respect of which we have not taken reasonable steps to cure, that we are in default relating to our payment of any obligations under a guarantee with respect to the securities of any trust holding such securities or we shall have given notice of our election to defer payments of interest on such securities and shall not have rescinded such notice, or the deferral period or any extension thereof shall be continuing. The Indenture governing the Junior Subordinated Notes contains similar provisions.

Holders of the Preferred Stock will have limited voting rights.

Holders of the Preferred Stock will have limited voting rights in the event of non-payments of dividends under certain circumstances and with respect to certain fundamental changes in the terms of the Preferred Stock, certain other matters or as otherwise required by law, as described under “Description of the Preferred Stock — Voting Rights” on page S-114.

RECENT DEVELOPMENTS

The following presents selected unaudited financial data for National City for the three months and year ended December 31, 2007. Please see National City’s Current Report on Form 8-K filed on January 22, 2008 for further unaudited information on its financial condition and operating results for the three months and full year ended December 31, 2007.

Fourth Quarter and Full Year 2007 Results of Operations

On January 22, 2008, we reported a fourth quarter 2007 net loss of $333 million, or $.53 per diluted share. The loss resulted from a large provision for credit losses, losses on mortgage loans held for sale, charges related to indemnification obligations arising from third-party litigation against Visa Inc. and our interest in Visa, and severance charges associated with employment reductions during the quarter. See “— Recent Legal Proceedings” on page S-43. In addition, we recorded a charge of $181 million representing the impairment of goodwill associated with our mortgage business. The goodwill impairment charge reduced net income by $.26 per diluted share, but had no effect on our cash flows, tangible book value or regulatory capital. Net income for the full year in 2007 was $314 million, or $.51 per diluted share.

Net income for the fourth quarter of 2006 was $842 million, or $1.36 per diluted share, and net income for the full year 2006 was $2.3 billion, or $3.72 per diluted share. The 2006 results included a $622 million after-tax gain, approximately $1.00 per diluted share, on the sale of our former First Franklin mortgage origination and servicing platform in the fourth quarter.

Net Interest Income and Margin.  Tax-equivalent net interest income was $1.1 billion for the fourth quarter of 2007, about equal to the preceding quarter, and down slightly compared with the fourth quarter of 2006. Average earnings assets were $134.1 billion for the fourth quarter of 2007, an increase of 5% compared to the third quarter of 2007, and 10% compared with the fourth quarter of 2006. Net interest margin was 3.30% for the fourth quarter of 2007, compared to 3.43% for the third quarter of 2007, and 3.73% in the fourth quarter of 2006. The lower margin in the fourth quarter of 2007 reflects higher LIBOR-based funding costs, narrower spreads on both commercial and consumer loans, and lower levels of noninterest-bearing funds compared to the fourth quarter a year ago.

For the full year, tax-equivalent net interest income was $4.4 billion, down approximately 5% compared to 2006. Average earning assets were $126.6 billion in 2007, up about 3% compared to 2006. Net interest margin was 3.49% in 2007 and 3.75% in 2006. The lower margin in 2007 is attributable to the same reasons as occurred in the fourth quarter of 2007.

Loans and Deposits.  Our average portfolio loans were $113.5 billion for the fourth quarter of 2007, compared with $104.4 billion for the third quarter of 2007, and $93.1 billion for the fourth quarter a year ago. Both the linked-quarter and year-over-year increases reflect growth in commercial loans, recent acquisitions, and transfers to portfolio of mortgage loans formerly held for sale. For the full year, average portfolio loans were $104.0 billion for 2007 and $99.4 billion for 2006. Average loans held for sale were $8.3 billion in the fourth quarter of 2007, down $4.3 billion compared to the immediately preceding quarter, and down $9.1 billion from the fourth quarter a year ago. This decrease reflects transfers of formerly held for sale mortgage loans to portfolio, lower levels of origination due to curtailment of certain mortgage products, as well as the sale of our former First Franklin unit in late 2006. For the full year, average loans held for sale decreased to $11.3 billion in 2007 compared to $13.5 billion in 2006.

Average total deposits were $98.3 billion in the fourth quarter of 2007, up $4.8 billion from the preceding quarter, and up $13.8 billion compared to the fourth quarter a year ago. Average core deposits, excluding mortgage escrow and custodial balances, were $83.4 billion in the fourth quarter of 2007, up $5.8 billion compared to the preceding quarter, and up $16.9 billion compared to the fourth quarter a year ago. Deposit balances have grown with recent acquisitions as well as continued

household growth and expansion. Average total deposits for the full year 2007 were $92.5 billion, up 11% compared to $83.5 billion in 2006.

Credit Quality.  The provision for loan losses was $691 million in the fourth quarter of 2007, compared with $368 million in the preceding quarter and $325 million in the fourth quarter of 2006. For the year, the provision was $1.3 billion in 2007 compared with $489 million in 2006. The larger provision in 2007 primarily reflects higher credit losses on liquidating portfolios of nonconforming mortgage and out-of-footprint home equity loans, as well as other mortgage loans.

Net charge-offs in the fourth quarter of 2007 were $275 million, compared with $141 million in the preceding quarter, and $128 million in the fourth quarter of last year. For the full year, net charge-offs were $661 million in 2007 compared with $442 million a year ago. Both the linked quarter and year-over-year increases in net charge-offs are primarily related to higher credit losses on residential mortgage and broker-sourced home equity loans from outside the territories served by our branch bank network. Declining real estate values and financial stress on borrowers have resulted in higher delinquencies and greater charge-offs in 2007. Nonperforming assets were $1.5 billion at December 31, 2007, up from $732 million a year ago, primarily due to a larger number of delinquent residential real estate loans.

As of December 31, 2007, the allowance for loan losses was $1.8 billion, or 1.52% of portfolio loans, compared to $1.1 billion, or 1.18% of portfolio loans, a year ago. The allowance has been increased to reflect estimated probable credit losses within the portfolio that have not yet reached charge-off thresholds.

Noninterest Income and Noninterest Expense.  Noninterest income was $597 million for the fourth quarter of 2007 and $2.6 billion for the full year. Disruptions in the mortgage markets led to additional losses and fair value write downs on loans held for sale in the fourth quarter of 2007.

Net loan sale (loss)/revenue was $(149) million in the fourth quarter of 2007 and $(74) million in the third quarter of 2007, versus $122 million in the fourth quarter a year ago. During the fourth quarter of 2007, further deterioration occurred in market values resulting in additional fair value write downs on loans held for sale. Substantially all originations of residential mortgage loans, outside of agency-eligible products, have now been curtailed. In addition, all prior originations of nonconforming mortgage and home equity loans, formerly held for sale, have been transferred to portfolio as of December 31, 2007 as a result of the weak or nonexistent secondary markets for such products.

For the year 2007, net loan sale (loss)/revenue was $(38) million in 2007 versus $766 million in 2006. Significant disruptions in the mortgage markets resulted in losses recognized on mortgage loans held for sale in the last half of 2007, which completely offset loan sale revenues from the first half of the year. Loan servicing revenue was $402 million in 2007 compared to $91 million in 2006. Growth in the servicing portfolio in 2007 offset $64 million of loan servicing revenue lost with the sale of First Franklin in late 2006. Net mortgage servicing rights hedging pretax gains /(losses), included within loan servicing revenue, were $36 million in 2007 versus $(294) million in 2006.

Noninterest expense was $1.6 billion in the fourth quarter of 2007, compared to $1.4 billion in the third quarter of 2007, and $1.2 billion in the fourth quarter a year ago. Noninterest expense for the fourth quarter of 2007 included a goodwill impairment loss of $181 million related to the mortgage business and additional accruals of $132 million for estimated indemnification losses related to third-party litigation against Visa. Noninterest expense for the preceding quarter included a Visa indemnification charge of $157 million, mortgage asset impairments of $44 million, and a probable litigation settlement of $25 million. See “— Recent Legal Proceedings” on page S-43. No similar items were present in the fourth quarter of last year. Severance and outplacements costs were $66 million in the fourth quarter of 2007, $23 million in the third quarter of 2007 and $9 million in the fourth quarter a year ago.

Noninterest expense was $5.3 billion for the full year 2007, compared to $4.7 billion in 2006. Impairment, fraud and other losses increased by $563 million in 2007 primarily due to the previously described Visa indemnification charges, impairment losses and litigation settlements. Personnel costs decreased slightly year-over-year despite $59 million of higher severance costs in 2007. Foreclosure costs increased by $55 million in 2007 due to more loans in foreclosure and higher foreclosure losses. Intangible asset amortization increased by $35 million which reflects amortization of core deposit intangibles associated with recent acquisitions. These higher costs were somewhat offset by lower depreciation expense on the leased automobile portfolio as well as general cost savings measures.

Visa filed a registration statement on November 9, 2007 with the SEC with respect to an initial public offering of Visa common stock. We expect that, if Visa’s pending public offering is successfully completed, the value of its ownership in Visa, currently not reflected in our financial statements, will ultimately more than offset the Visa-related indemnity charges totalling $289 million that we recorded in 2007. See “— Recent Legal Proceedings” below.

Balance Sheet.  At December 31, 2007, our total assets were $150.4 billion, and stockholders’ equity was $13.4 billion or 8.9% of assets. At December 31, 2007, total deposits were $97.6 billion, including core deposits of $87.5 billion. Total purchased funds were $35.0 billion at December 31, 2007, compared to $33.3 billion at December 31, 2006. The higher level of purchased funds corresponds to a larger loan portfolio and resulted from the inability to sell certain mortgage loans during the last half of 2007. National City repurchased 86.2 million shares of its common stock in 2007. At December 31, 2007, National City had remaining authorization to repurchase 37.6 million shares. No share repurchases occurred in the fourth quarter of 2007, and no repurchases are planned for the first quarter of 2008, as we seek to increase our capital ratios towards the top end of our target ranges.

Our capital ratios were adversely affected by our losses, especially those losses that occurred in the fourth quarter of 2007. As discussed above, our mortgage-related charges and credit losses, and the recording of indemnity obligations with respect to third-party litigation against Visa incurred by our principal subsidiary, National City Bank, were among the primary causes of these losses. Such losses have substantially limited the amount of dividends payable to us by National City Bank without prior regulatory approval. See “Regulatory Considerations” on page S-46. We and National City Bank remain “well-capitalized” for all regulatory purposes.

Recent Legal Proceedings

On January 10, 2008, a putative class action lawsuit was filed in the United States District Court for the Northern District of Ohio against National City Corporation, the members of its Board of Directors, the Administrative Committee for the National City Savings and Investment Plan and Shelley J. Seifert, a member of the Administrative Committee. The complaint alleges violations under ERISA relating to the plan and seeks unspecified money damages and equitable relief. At this stage of this lawsuit, it is not possible for management to assess the probability of a material adverse outcome, or the range of possible damages, if any.

On January 18, 2008, a shareholder derivative complaint was filed in the United States District Court for the Northern District of Ohio against certain current and former officers and directors of National City Corporation alleging breach of fiduciary duty, waste of corporate assets, unjust enrichment and violations of the Securities Exchange Act of 1934. The complaint seeks unspecified money damages and equitable relief. At this stage of the lawsuit, it is not possible for management to assess the probability of a material adverse outcome, or the range of possible damages, if any.

We entered into a Loss Sharing Agreement, effective October 3, 2007, which obligates us to indemnify Visa for potential future settlements of certain antitrust suits. This indemnification obligation is limited to our membership interest in Visa of 8%, as disclosed in Visa’s registration statement filed on November 9, 2007. There is no assurance that we will not incur additional charges as a result of this indemnity obligation, however.

NATIONAL CITY CORPORATION

National City is a financial holding company headquartered in Cleveland, Ohio. National City operates through an extensive distribution network in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania and Wisconsin and also conducts selected consumer lending and other financial services businesses on a nationwide basis. National City’s primary businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. Operations are primarily conducted through more than 1,400 branch banking offices located within a nine-state footprint and over 450 wholesale and retail mortgage offices located throughout the United States. Including its subsidiaries, National City had 34,024 full-time-equivalent employees at September 30, 2007. As of September 30, 2007, National City’s consolidated total assets were approximately $154.2 billion and its total stockholders’ equity was approximately $13.8 billion. Based on asset size, National City is one of the largest commercial banking organizations in the United States.

National City’s principal banking subsidiary is National City Bank. National City is a legal entity separate and distinct from National City Bank and National City’s other subsidiaries. A substantial portion of National City’s cash flows are received from National City Bank in the form of cash dividends. Federal law limits the manner and amount of funding that National City Bank may provide to National City. Bank subsidiaries are limited as to the dividends they are allowed to pay. The terms of any loans, and the type and amount of any security required to be pledged for any loans from National City Bank to National City are dictated by Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Regulation W. The Office of the Comptroller of the Currency, or “OCC”, is the primary federal regulator for National City Bank.

National City and National City Bank are required to meet various capital requirements. Failure to meet the minimum capital requirements can result in National City being denied the right to acquire existing companies or establish new companies, limit its ability to pay dividends or make distributions on its capital securities, being required to raise additional capital or being subject to increased deposit insurance premiums payable to the Federal Deposit Insurance Corporation (“FDIC”) and the potential loss of FDIC deposit insurance. National City and National City Bank have consistently maintained “well-capitalized” financial levels. The “well-capitalized” standard is the highest regulatory standard.

For National City to maintain its financial holding company status, National City Bank must be “well-capitalized” and “well-managed” and have a Community Reinvestment Act rating of “satisfactory or above” as determined by National City Bank’s primary federal regulator, which is the Office of the Comptroller of the Currency. As of this time, these requirements have been met by National City Bank.

If you would like to know more about us, see our documents incorporated by reference in this prospectus supplement as described under the heading “Where You Can Find More Information” in the accompanying prospectus.

THE TRUST

The following is a summary of some of the terms of the Trust. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Trust but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described under the heading “Where You Can Find More Information” in the accompanying prospectus.

National City Preferred Capital Trust I, or the “Trust”, is a statutory trust organized under Delaware law pursuant to a Trust Agreement, signed by us, as depositor of the Trust, and the Delaware Trustee, as original trustee, and established by the filing of a certificate of trust with the Delaware Secretary of State. The Trust Agreement of the Trust will be amended and restated in its entirety by us, the Delaware Trustee, the Property Trustee and the administrative trustees before the issuance of the APEX. We refer to the Trust Agreement, as so amended and restated, as the “Trust Agreement”. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”.

The Trust was established solely for the following purposes:

•	issuing the APEX and the common securities issued concurrently to us by the Trust, or “Trust Common Securities”, and together with the APEX, the “Trust securities”, representing beneficial interests in the Trust;

•	investing the gross proceeds of the Trust securities in the Junior Subordinated Notes;

•	entering into the Stock Purchase Contract Agreement and holding the Stock Purchase Contracts;

•	holding the Junior Subordinated Notes, Qualifying Treasury Securities and an interest-bearing deposit with National City Bank and pledging them to secure the Trust’s obligations under the Stock Purchase Contracts;

•	selling the Junior Subordinated Notes in a Remarketing or an Early Remarketing;

•	purchasing the Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date and holding it thereafter; and

•	engaging in other activities that are directly related to the activities described above.

We will own all of the Trust Common Securities, either directly or indirectly. The Trust Common Securities rank equally with the APEX and the Trust will make payment on its Trust securities pro rata, except that upon certain events of default under the Trust Agreement relating to payment defaults on the Junior Subordinated Notes or non-payment of Contract Payments, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the APEX. We will acquire Trust Common Securities in an aggregate liquidation amount equal to $100,000.

The Trust’s business and affairs will be conducted by its trustees, each appointed by us as depositor of the Trust. The trustees will be BNY Trust, as the property trustee, or the “Property Trustee”, and BNYM (Delaware), as the Delaware trustee, or the “Delaware Trustee”, and two or more individual trustees, or “administrative trustees”, who are employees or officers of us or our affiliates. BNY Trust, as Property Trustee, will act as sole trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the Guarantee and the Indenture. See “Description of the Guarantee” on page S-103.

Unless an event of default under the Indenture has occurred and is continuing at a time that the Trust owns any Junior Subordinated Notes, the holders of the Trust Common Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee.

The Property Trustee and/or the Delaware Trustee may be removed or replaced for cause by the holders of a majority in liquidation amount of the APEX. In addition, holders of a majority in liquidation amount of the Capital APEX and, if prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, Normal APEX will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee if an event of default under the Indenture has occurred and is continuing and, at any time after the Stock Purchase Date, the holders of a majority in liquidation amount of the Normal APEX will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee if we have failed to declare and pay dividends on the Preferred Stock held by the Trust for six or more consecutive quarters.

The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the Trust Common Securities, and in no event will the holders of the APEX have such right.

The Trust is a “finance subsidiary” of us within the meaning of Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended, or the “Securities Act”. As a result, no separate financial statements of the Trust are included in this prospectus supplement, and we do not expect that the Trust will file reports with the SEC under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”.

The Trust is perpetual, but may be dissolved earlier as provided in the Trust Agreement.

We will pay all fees and expenses related to the Trust and the offering of the APEX.

USE OF PROCEEDS

We expect to receive net proceeds from the offering of the APEX of approximately $          , after underwriting commissions and estimated expenses, or $           if Goldman, Sachs & Co. exercises its option to purchase up to           additional Normal APEX in full. The Trust will invest the proceeds from the sale of the Normal APEX and all of the proceeds from the sale of the Trust Common Securities in the Junior Subordinated Notes issued by us. We expect to receive net proceeds from the concurrent Notes offering of approximately $           , after underwriting commissions and estimated expenses, or $           if Goldman, Sachs & Co. exercises its option to purchase up to $           additional principle amount of the Convertible Notes in full.

We intend to use the net proceeds of the offering of the APEX for general corporate purposes, including increasing our liquidity and increasing our capital and that of National City Bank. We intend to use a portion of the net proceeds of the Notes offering to repay certain indebtedness and to pay the cost of certain Convertible Notes hedge transactions that we expect to enter into, and the remainder for general corporate purposes. The precise amounts and timing of the application of proceeds will depend on the requirements of National City and its subsidiaries and affiliates.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act, National City is subject to regulation, supervision and examination by the Federal Reserve. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to National City, please refer to National City’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and any subsequent reports National City files with the SEC, which are incorporated by reference into the accompanying prospectus.

National City’s source of funds to pay service on its debt and dividends on its preferred stock is its bank and other subsidiaries. National City is a legal entity separate and distinct from its bank and other subsidiaries. Its principal source of funds to make capital contributions or loans to National City Bank, to pay service on its own debt, to honor its guarantee of the APEX or to pay dividends on its own equity securities, is dividends and interest from its subsidiaries.

Various federal and state statutes and regulations limit the amount of dividends that may be paid to a parent corporation by its bank subsidiaries without regulatory approval. The prior approval of the OCC is required to pay a dividend if the total of all dividends declared by a national bank subsidiary in any calendar year exceeds the bank subsidiary’s net profits for that year, combined with its retained net profits for the preceding two calendar years, less any dividends paid. Additionally, any bank subsidiary may not declare dividends in excess of its current year’s net income plus its net income for the last two years, less any dividends paid, without prior OCC approval. The OCC may also limit or prohibit a national bank from declaring or paying dividends to protect the bank’s safety and soundness.

National City’s bank subsidiaries declared dividends of $950 million in the nine-month period ended September 30, 2007, $2.0 billion in 2006, $1.2 billion in 2005 and $2.2 billion in 2004. National City Bank, our principal subsidiary, could at December 31, 2007, without prior regulatory approval, declare dividends of up to approximately $106 million, compared to $954 million at December 31, 2006 and $1.9 billion at December 31, 2005. See “Risk Factors — Risks Relating to National City — Our results of operations and ability to make distributions to our securities holders depend upon the results of operations of our subsidiaries” on page S-31.

The payment of dividends is also limited by minimum capital requirements imposed on banks. As of September 30, 2007, National City’s bank subsidiaries’ minimum capital exceeded these requirements. The Federal Reserve and the OCC have issued additional guidelines that require bank holding companies and national banks to continually evaluate the level of cash dividends in relation to their respective operating income, capital needs, asset quality and overall financial condition.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

General

The proceeds from the sale of the APEX will be allocated between the Stock Purchase Contracts and the Junior Subordinated Notes in proportion to the fair market value of each at the date of the offering.

We will recognize the present value of the Contract Payments under the Stock Purchase Contracts as a liability with an offsetting reduction in shareholders’ equity. This liability increases over five years by interest charges to the statement of earnings based on a constant rate calculation. Contract Payments paid on the Stock Purchase Contracts will reduce this liability.

Each of the Stock Purchase Contracts is a forward transaction in our Preferred Stock. Upon settlement of a Stock Purchase Contract, we will receive $100,000 on that Stock Purchase Contract and will issue a share of Preferred Stock. The $100,000 we receive from the sale of each share of Preferred Stock pursuant to the Stock Purchase Contracts will be credited to our shareholders’ equity.

Fees and expenses incurred in connection with the offering will be allocated between the Junior Subordinated Notes and the Stock Purchase Contracts. The amount allocated to the Junior Subordinated Notes will be amortized and recognized as interest expense over the term of the Junior Subordinated Notes. The amount allocated to the Stock Purchase Contracts will be charged to shareholders’ equity.

Other Matters

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the APEX and the Stock Purchase Contracts. It is possible that our accounting for the APEX and the Stock Purchase Contracts could be affected by any new accounting rules that might be issued by these groups.

Regulatory Capital Treatment

The Federal Reserve has indicated that it will treat the Normal APEX and Stripped APEX as Tier 1 capital that, prior to the Stock Purchase Date, is a “restricted core capital element” for purposes of the Federal Reserve’s capital guidelines applicable to bank holding companies. For bank holding companies such as National City that are not “internationally active banking organizations”, restricted core capital elements are limited to 25% of Tier 1 capital less goodwill once amendments to the guidelines adopted in 2005 become fully effective on March 31, 2009.

If National City becomes an “internationally active banking organization”, we also anticipate that, for purposes of the Federal Reserve’s capital guidelines, the Normal APEX and Stripped APEX will be treated as “qualifying mandatory convertible preferred securities”. Under the 2005 amendments to the guidelines that become fully effective on March 31, 2009, restricted core capital elements for “internationally active banking organizations” are generally limited to 15% of Tier 1 capital (including restricted capital elements) less goodwill and any associated deferred tax liability, subject to a separate sub-limit of 25% of Tier 1 capital less goodwill for qualifying mandatory convertible preferred securities taken together with other restricted core capital elements.

CONSOLIDATED SELECTED HISTORICAL FINANCIAL DATA

The following tables present selected consolidated condensed financial data for National City on a historical basis. The historical information for the years 2006 through 2002 was derived from the audited financial statements of National City. The historical information as of and for the three- and nine-month periods ended September 30, 2007 and 2006 is unaudited and was derived from the interim financial statements of National City. In the opinion of management, the interim financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. The information presented in the tables should be read in conjunction with National City’s consolidated financial statements, and the related notes thereto, as incorporated by reference into the accompanying prospectus. For more information, see the section entitled “Where You Can Find More Information” in the accompanying prospectus.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
		(Unaudited)
		($ In thousands)

Statements of Income
Interest income	$2,353,255	$2,290,232	$6,811,079	$6,671,442
Interest expense	1,258,035	1,148,208	3,516,605	3,192,864

Net interest income	1,095,220	1,142,024	3,294,474	3,478,578
Provision for credit losses	361,544	72,932	611,511	159,892

Net interest income after provision for credit losses	733,676	1,069,092	2,682,963	3,318,686
Noninterest income	624,209	877,475	2,009,268	2,317,203
Noninterest expense	1,403,517	1,184,198	3,762,550	3,506,648

Income before income taxes	(45,632)	762,369	929,681	2,129,241
Income tax (benefit) expense	(26,627)	235,923	282,870	671,062

Net (loss) income	$(19,005)	$526,446	$646,811	$1,458,179

Net (loss) income applicable to common stock	$(19,465)	$526,009	$645,477	$1,456,912

Per Common Share
Net (loss) income:
Basic	$(.03)	$.87	$1.08	$2.39
Diluted	(.03)	.86	1.07	2.36
Dividends declared	.41	.39	1.19	1.13
Book value	21.86	21.44	21.86	21.44
Average shares:
Basic	588,134,030	603,848,871	597,365,121	608,442,541
Diluted	592,596,077	612,063,772	604,329,623	616,635,735
Financial Ratios
Return on average common equity	—%	16.45%	6.60%	15.49%
Return on average assets	—	1.51	.62	1.40
Average stockholders’ equity to average assets	8.71	9.16	9.31	9.03
Net interest margin	3.43	3.73	3.57	3.76
Annualized net charge-offs to average portfolio loans	.54	.48	.51	.41
Efficiency ratio	81.31	58.43	70.65	60.27

	September 30,	December 31,	September 30,
	2007	2006	2006
	($ In millions)

At Period End
Assets	$154,166	$140,191	$138,123
Portfolio loans	111,991	95,492	92,963
Loans held for sale or securitization	11,987	12,853	19,505
Securities, at fair value	8,977	7,509	7,906
Deposits	98,249	87,234	82,782
Long-term debt	26,758	25,407	26,348
Shareholders’ equity	13,843	14,581	12,902
Tangible common equity to tangible assets	5.29%	7.77%	6.99%
Tier 1 capital	6.78	8.93	7.48
Total risk-based capital	10.37	12.16	10.30
Leverage	6.96	8.56	7.13
Loan loss allowance to period-end portfolio loans	1.23	1.18	1.00
Nonperforming assets to period-end portfolio loans and other nonperforming assets	1.08	0.76	0.74

	As of/For the Years Ended December 31,
	2006(a)	2005	2004(b)	2003	2002
	($ In thousands)

Statements of Income
Interest income	$8,933,762	$7,731,819	$6,026,003	$5,965,930	$5,901,171
Interest expense	4,330,159	3,036,071	1,593,335	1,629,816	1,910,541

Net interest income	4,603,603	4,695,748	4,432,668	4,336,114	3,990,630
Provision for loan losses	482,593	283,594	323,272	638,418	681,918

Net interest income after provision for loan losses	4,121,010	4,412,154	4,109,396	3,697,696	3,308,712
Noninterest income	4,018,965	3,304,319	4,440,181	3,593,071	2,548,459
Noninterest expense	4,717,339	4,751,057	4,471,637	4,053,301	3,688,370

Income before income taxes	3,422,636	2,965,416	4,077,940	3,237,466	2,168,801
Income tax expense	1,122,800	980,187	1,298,006	1,120,402	722,158

Net income	$2,299,836	$1,985,229	$2,779,934	$2,117,064	$1,446,643

Net income applicable to common stock	$2,298,132	$1,983,613	$2,779,148	$2,117,064	$1,446,622

Per Common Share
Net income:
Basic	$3.77	$3.13	$4.37	$3.46	$2.37
Diluted	3.72	3.09	4.31	3.43	2.35
Dividends declared	1.52	1.44	1.34	1.25	1.20
Book value	23.06	20.51	19.80	15.39	13.35
Average shares:
Basic	609,316,070	633,431,660	635,450,188	611,205,682	610,186,786
Diluted	617,671,507	641,600,969	645,510,514	616,410,043	616,174,238
Financial Ratios
Return on average common equity	17.98%	15.54%	24.56%	23.60%	18.14%
Return on average assets	1.66	1.40	2.23	1.79	1.40
Average stockholders’ equity to average assets	9.21	9.02	9.10	7.57	7.70
Net interest margin	3.75	3.74	4.02	4.08	4.33
Annualized net charge-offs to average portfolio loans	0.44	0.36	0.39	0.80	0.83
Efficiency ratio(c)	54.52	59.36	50.35	51.24	56.85
Tangible common equity to tangible assets	7.77	6.57	6.83	7.23	5.99
Tier 1 capital	8.93	7.43	8.25	8.79	7.46
Total risk-based capital	12.16	10.54	11.79	13.12	11.37
Leverage	8.56	6.83	7.31	7.43	6.39
Loan loss allowance to period-end portfolio loans	1.18	1.03	1.19	1.29	1.39
Nonperforming assets to period-end portfolio loans and other nonperforming assets	0.76	0.56	0.56	0.83	1.13
At Year End

	(In millions)
Assets	$140,191	$142,397	$139,414	$114,102	$118,153
Portfolio loans	95,492	106,039	100,271	79,344	72,174
Loans held for sale or securitization	12,853	9,667	12,430	15,368	24,501
Securities, at fair value	7,509	7,875	8,765	6,525	8,675
Deposits	87,234	83,986	85,955	63,930	65,119
Long-term debt	26,356	30,970	28,696	23,666	22,730
Shareholders’ equity	14,581	12,613	12,804	9,329	8,161

(a)	Results for 2006 were affected by the acquisitions of Forbes First Financial Corporation and Harbor Florida Bancshares, Inc., and the sale of First Franklin. Refer to footnote 3 of the audited financial statements included in National City’s Annual Report on Form 10-K for the year ended December 31, 2006 for further details.

(b)	Results for 2004 were affected by the acquisitions of Allegiant Bancorp, Inc., Provident Financial Group, Inc. and Wayne Bancorp, and the sale of National Processing, Inc. Refer to footnote 3 of the audited financial statements included in National City’s Annual Report on Form 10-K for the year ended December 31, 2006 for further details.

(c)	The efficiency ratio excluded security gains/(losses) from noninterest income for periods prior to 2007. If security gains/(losses) were included, the efficiency ratio for 2005, 2004, 2003 and 2002 would have been 59.16%, 50.24%, 50.94% and 56.14%, respectively. The efficiency ratio for 2006 would remain unchanged.

RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

Nine Months Ended
	September 30,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	1.68x	2.74x	2.99x	6.53x	5.18x	3.71x
Including interest on deposits	1.26x	1.78x	1.96x	3.50x	2.94x	2.11x

For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income from continuing operations before provision for income taxes, minority interest and fixed charges, and fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense deemed to represent interest. Fixed charges exclude interest on uncertain tax positions which is classified with the provision for income taxes in the consolidated financial statements.

DESCRIPTION OF THE APEX

The following is a brief description of the terms of the APEX and of the Trust Agreement under which they are issued. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Trust Agreement, copies of which are available upon request from us.

General

The APEX will be issued pursuant to the Trust Agreement. The Property Trustee, BNY Trust, will act as indenture trustee for the APEX under the Trust Agreement for purposes of compliance with the provisions of the Trust Indenture Act. The APEX, each with a liquidation amount of $1,000, may be either Normal APEX, Stripped APEX or Capital APEX, and unless indicated otherwise, as used in this prospectus supplement the term “APEX” will include all three of these series of APEX. The APEX issued in the offering will consist of      Normal APEX, or      Normal APEX if Goldman, Sachs & Co. exercises its option to purchase up to      additional Normal APEX in full, which are exchangeable for the other series of APEX as described herein. The terms of each series of APEX will include those stated in the Trust Agreement, including any amendments thereto and those made part of the Trust Agreement by the Trust Indenture Act and the Delaware Statutory Trust Act.

The Property Trustee, on behalf of the Trust, will initially own all of our Remarketable     % Junior Subordinated Notes due 2043, or “Junior Subordinated Notes”, and will enter into a stock purchase contract agreement, or “Stock Purchase Contract Agreement”, with us pursuant to which it will own      stock purchase contracts, or      stock purchase contracts if Goldman, Sachs & Co. exercises its option to purchase up to an additional      Normal APEX in full, each a “Stock Purchase Contract”, having a stated amount of $100,000.

In addition to the APEX, the Trust Agreement authorizes the administrative trustees of the Trust to issue the Trust Common Securities on behalf of the Trust. We will own directly or indirectly all of the Trust Common Securities. The Trust Common Securities rank on parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the APEX except as set forth under “— Ranking of Trust Common Securities” on page S-69. The Trust Agreement does not permit the Trust to issue any securities other than the Trust Common Securities and the APEX or to incur any indebtedness.

Under the Trust Agreement, the Property Trustee on behalf of the Trust:

•	will own the Junior Subordinated Notes purchased by the Trust for the benefit of the holders of the Normal APEX, Capital APEX and Trust Common Securities;

•	will enter into the Stock Purchase Contracts and own the Preferred Stock purchased by the Trust pursuant thereto for the benefit of the holders of the Normal APEX, Stripped APEX and Trust Common Securities;

•	will own the Qualifying Treasury Securities delivered upon exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX or purchased by the Collateral Agent with the proceeds of maturing Qualifying Treasury Securities for the benefit of the holders of Stripped APEX;

•	will place in an interest-bearing deposit with National City Bank, payable on the Stock Purchase Date, the cash proceeds from the Remarketing of the Junior Subordinated Notes on the Remarketing Settlement Date for the benefit of the holders of Normal APEX; and

•	may own the Additional Subordinated Notes, if any, we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes and/or deferred Contract Payments on the Stock Purchase Contracts, as the case may be.

The payment of distributions out of money held by the Trust, and payments upon redemption of the APEX or liquidation of the Trust, are guaranteed by us to the extent described under “Description of the Guarantee” on page S-103. The Guarantee, when taken together with our obligations under the Stock Purchase Contracts, the Junior Subordinated Notes and the Indenture and our obligations under the Trust Agreement, including our obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Common Securities and the APEX, has the effect of providing a full and unconditional guarantee of amounts due on the APEX. BNY Trust, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the APEX. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the APEX is to vote to direct the Property Trustee to enforce the Property Trustee’s rights under the Junior Subordinated Notes or the Stock Purchase Contracts, as the case may be.

When we use the term “holder” in this prospectus supplement with respect to a registered APEX, we mean the person in whose name such APEX is registered in the security register. The APEX will be held in book-entry form only, as described under “Book-Entry System” on page S-122, except in the circumstances described in that section, and will be held of record in the name of The Depository Trust Company, or “DTC”, or its nominee.

We will apply to list the Normal APEX on the New York Stock Exchange under the symbol “NCC PrD”. Unless and until Normal APEX are exchanged for Stripped APEX and Capital APEX, the Stripped APEX and the Capital APEX cannot trade separately. If Stripped APEX or Capital APEX (or after the Remarketing Settlement Date, Junior Subordinated Notes) are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may list the Stripped APEX or Capital APEX (or after the Remarketing Settlement Date, Junior Subordinated Notes) on the same exchange as the Normal APEX are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so.

The holders of the Normal APEX, and if and when issued the Capital APEX and Stripped APEX, will be entitled to the same limitation on personal liability that is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Normal APEX

The APEX sold in the offering are called the     % Fixed-to-Floating Rate Normal APEX, or “Normal APEX”, and each represents a beneficial interest in the Trust initially corresponding to the following Trust assets:

•	$1,000 principal amount of Junior Subordinated Notes; and

•	a 1/100th interest in a Stock Purchase Contract under which:

•	the Trust will agree to purchase from us, and we will agree to sell to the Trust, on the Stock Purchase Date, for $100,000 in cash, a share of our Perpetual Non-Cumulative Preferred Stock, Series E, $100,000 liquidation preference per share, or “Preferred Stock”; and

•	we will pay Contract Payments to the Trust at the rate of % per annum on the liquidation amount of $100,000, subject to our right to defer these payments.

We describe the Stock Purchase Contracts, the Trust’s obligation to purchase our Preferred Stock and the Contract Payments in more detail under “Description of the Stock Purchase Contracts” on page S-78, and we describe the Junior Subordinated Notes and how and when they will be remarketed in more detail under “Description of the Junior Subordinated Notes” on page S-84.

The stock purchase date under the Stock Purchase Contracts, or “Stock Purchase Date”, is expected to be December 10, 2012 (or if such day is not a business day, the next business day), but could (i) occur on an earlier date in the circumstances described under “Description of the Junior Subordinated Notes — Early Settlement Events” on page S-93 or (ii) be deferred for quarterly periods until as late as December 10, 2013 (or if such day is not a business day, the next business day) if the first four attempts to remarket the Junior Subordinated Notes are not successful. Through the later of December 10, 2012 and the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, unless we otherwise defer such payments, we will make interest payments on the Junior Subordinated Notes at the annual rate of     % per annum, semi-annually in arrears on each June 10 and December 10, commencing June 10, 2008, calculated on the basis of a 360-day year consisting of twelve 30-day months, and the Trust will pass through such interest payments when received as distributions on the Normal APEX. We will also make an interim interest payment on the Stock Purchase Date if the Junior Subordinated Notes have not been successfully remarketed and such date is not otherwise an interest payment date. After the later of December 10, 2012 and the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the Trust will not pass through interest on the Junior Subordinated Notes to holders of Normal APEX.

The purchase price of each Normal APEX will be allocated between the interests in the corresponding Stock Purchase Contract and the corresponding Junior Subordinated Notes in proportion to their respective fair market values at the time of issuance. We will treat the fair market value of each Junior Subordinated Note as $1,000 and the fair market value of each Stock Purchase Contract as $0. This position generally will be binding on each beneficial owner of each Normal APEX but not on the Internal Revenue Service.

Any Junior Subordinated Notes beneficially owned by the Trust corresponding to the Normal APEX and their proceeds will be pledged to us under a collateral agreement, or “Collateral Agreement”, between us and Wilmington Trust Company, or “Wilmington Trust”, acting as collateral agent, or “Collateral Agent”, to secure the Trust’s obligation to purchase the Preferred Stock under the corresponding Stock Purchase Contract. Wilmington Trust will also act as registrar and transfer agent, or “Transfer Agent”, for the APEX and as custodial agent, or “Custodial Agent”, for other property of the Trust. If Wilmington Trust should resign or be removed in any of these capacities, we or the Trust will designate a successor and the terms “Collateral Agent”, “Transfer Agent” and “Custodial Agent” as used in this prospectus supplement will refer to that successor.

A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York, Cleveland, Ohio or Wilmington, Delaware are permitted or required by any applicable law to close.

Exchanging Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX

You will have the right prior to the Stock Purchase Date or, if earlier, the successful Remarketing of the Junior Subordinated Notes, to exchange Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX by depositing with the Collateral Agent $1,000 principal amount of Qualifying Treasury Securities for each $1,000 liquidation amount of Normal APEX to be exchanged, transferring your Normal APEX to the Transfer Agent and delivering the required notice, as described under “— Exchange Procedures” on page S-57. Upon any such exchange, you will receive $1,000 liquidation amount of Stripped APEX and $1,000 liquidation amount of Capital APEX, and you will be able to trade the Stripped APEX and the Capital APEX separately. Neither the Stripped APEX nor the Capital APEX will initially be listed and we can give no assurance as to whether or not a market for Stripped APEX or Capital APEX will develop or will continue. However, if the Stripped APEX or the Capital APEX are separately traded to a sufficient extent so that applicable exchange listing requirements are met, we may list the Stripped APEX or the Capital APEX on the same exchange as the Normal APEX are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so. You will be able to exercise this right on any business day until the Stock Purchase Date, other than during the 15-day period ending on March 10, June 10, September 10 or December 10 or from 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period and until the business day after the end of that Remarketing Period. You will also not be able to exercise this right at any time after a successful Remarketing. We refer to periods during which exchanges are permitted as “Exchange Periods”.

Each “Stripped APEX” will be a beneficial interest in the Trust corresponding to:

•	a 1/100th interest in a Stock Purchase Contract; and

•	$1,000 principal amount of U.S. treasury securities that were Qualifying Treasury Securities on the date they were acquired by the Trust.

On each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable), each holder of Stripped APEX will also be entitled to receive Excess Proceeds Distributions consisting of the excess of the principal amount at maturity of the Qualifying Treasury Securities over the cost of replacing them with new Qualifying Treasury Securities.

Each “Capital APEX” will be a beneficial interest in the Trust corresponding to $1,000 principal amount of Junior Subordinated Notes held by the Custodial Agent on behalf of the Trust. The Trust will redeem the Capital APEX promptly after the Remarketing Settlement Date in exchange for Junior Subordinated Notes having an aggregate principal amount equal to the aggregate liquidation amount of Capital APEX so redeemed.

Qualifying Treasury Securities.  In order to determine what U.S. treasury security is the Qualifying Treasury Security during any Exchange Period, any administrative trustee shall, for each March 10, June 10, September 10 and December 10, commencing on June 10, 2008 and ending on the Stock Purchase Date or the earlier termination of the Stock Purchase Contracts, or if any such day is not a business day, the next business day, or “Additional Distribution Date”, identify:

•	the 13-week U.S. treasury bill that matures at least one but not more than six business days prior to that Additional Distribution Date; or

•	if no 13-week U.S. treasury bill that matures at least one but not more than six business days prior to that Additional Distribution Date is or is scheduled to be outstanding on the immediately preceding Additional Distribution Date, the 26-week U.S. treasury bill that matures at least one but not more than six business days prior to that Additional Distribution Date; or

•	if neither of such treasury bills is or is scheduled to be outstanding on the immediately preceding Additional Distribution Date, any other U.S. treasury security (which may be a zero coupon U.S. treasury security) that is outstanding on the immediately preceding Additional Distribution Date, is highly liquid and matures at least one business day prior to such Additional Distribution Date; provided that any U.S. treasury security identified pursuant to this clause shall be selected in a manner intended to minimize the cash value of the security selected.

The administrative trustees shall use commercially reasonable efforts to identify the security meeting the foregoing criteria for each Additional Distribution Date promptly after the United States Department of the Treasury makes the schedule for upcoming auctions of U.S. treasury securities publicly available and shall, to the extent that a security previously identified with respect to any Additional Distribution Date is no longer expected to be outstanding on the immediately preceding Additional Distribution Date, identify another security meeting the foregoing criteria for such Additional Distribution Date. The security most recently identified by the administrative trustees with respect to any Additional Distribution Date shall be the “Qualifying Treasury Security” with respect to the period from and including its date of issuance (or if later, the date of maturity of the Qualifying Treasury Security with respect to the immediately preceding Additional Distribution Date) to but excluding its date of maturity, and the administrative trustees’ identification of a security as a Qualifying Treasury Security for such period shall be final and binding for all purposes absent manifest error. You will be able to obtain the issue date, the maturity date and, when available, the CUSIP number of the U.S. treasury bills or other U.S. treasury securities that are Qualifying Treasury Securities for the current Exchange Period from the Collateral Agent by calling (800) 523-2378. Since this information is subject to change from time to time, holders should confirm this information prior to purchasing or delivering U.S. treasury securities in connection with any exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX.

Each Qualifying Treasury Security delivered to the Collateral Agent in connection with any exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX and each Qualifying Treasury Security purchased by the Collateral Agent with the proceeds of any maturing Qualifying Treasury Security will be pledged to us through the Collateral Agent to secure the Trust’s obligation to purchase the Preferred Stock under the corresponding Stock Purchase Contracts. In purchasing Qualifying Treasury Securities, the Collateral Agent will solicit offers from at least three U.S. government securities dealers, one of which may be Wilmington Trust or an affiliate of Wilmington Trust, and will accept the lowest offer so long as at least two offers are available. The Collateral Agent shall have no liability to the Trust, any trustee or any holder of the APEX in connection with the purchase of Qualifying Treasury Securities in the absence of gross negligence or willful misconduct.

Exchange Procedures.  To exchange Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX, for each Normal APEX you must:

•	deposit with the Collateral Agent U.S. treasury securities that are Qualifying Treasury Securities on the date of deposit, in a principal amount of $1,000, which you must purchase on the open market at your expense unless you already own them;

•	transfer the Normal APEX to the Transfer Agent; and

•	deliver a notice to the Collateral Agent and the Transfer Agent, in connection with the actions specified above, stating that you are depositing the appropriate Qualifying Treasury Securities with the Collateral Agent, transferring the Normal APEX to the Transfer Agent in connection with the exchange of the Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX and requesting the delivery to you of Stripped APEX and Capital APEX.

Upon the deposit, transfer and receipt of notice, the Collateral Agent will release the Junior Subordinated Notes corresponding to the exchanged Normal APEX from the pledge under the Collateral Agreement, free and clear of our security interest, and continue to hold them as Custodial Agent for the Trust in connection with the Capital APEX to be delivered to you. The Transfer Agent will cancel the exchanged Normal APEX and then deliver the Stripped APEX and Capital APEX to you.

Exchanging Stripped APEX and Capital APEX for Normal APEX and Qualifying Treasury Securities

If you hold Stripped APEX and Capital APEX, you will have the right, at any time during an Exchange Period, to exchange them for Normal APEX and Qualifying Treasury Securities by transferring your Stripped APEX and Capital APEX to the Transfer Agent and delivering the notice specified below. The Collateral Agent will substitute a principal amount of Junior Subordinated Notes equal to the liquidation amount of the Stripped APEX so exchanged for the same principal amount of Qualifying Treasury Securities pledged to secure the Trust’s obligations under the Stock Purchase Contracts and deliver these Qualifying Treasury Securities to you, unencumbered by the security interest created under the Collateral Agreement, after which you will own the Qualifying Treasury Securities separately from the Normal APEX.

To exchange Stripped APEX and Capital APEX for Normal APEX and Qualifying Treasury Securities, you must transfer to the Transfer Agent Stripped APEX and Capital APEX having the same liquidation amount, accompanied by a notice to the Transfer Agent, which you must also deliver to the Collateral Agent, stating that you are transferring the Stripped APEX and Capital APEX in connection with the exchange of Stripped APEX and Capital APEX for Normal APEX and Qualifying Treasury Securities, requesting the release to you of pledged Qualifying Treasury Securities having a principal amount equal to the liquidation amount of Stripped APEX and Capital APEX so exchanged and requesting the delivery to you of Normal APEX. You must purchase the Stripped APEX or the Capital APEX at your expense unless you otherwise own them.

Upon the transfer of Stripped APEX and Capital APEX together with the notice and request, the Collateral Agent will release the corresponding Qualifying Treasury Securities from the pledge under the Collateral Agreement, free and clear of our security interest, and deliver them to you. The Transfer Agent will then cancel the exchanged Stripped APEX and Capital APEX and deliver the Normal APEX to you.

The Junior Subordinated Notes corresponding to the Capital APEX you delivered will be pledged to us through the Collateral Agent to secure the Trust’s obligation to purchase the Preferred Stock under the Stock Purchase Contracts related to the Normal APEX.

If you elect to exchange Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX or vice versa, you will be responsible for any fees or expenses payable in connection with the exchange.

Current Payments

The Trust must make distributions on each series of APEX on the relevant Distribution Dates to the extent that it has funds available therefor. The Trust’s funds available for distribution to you as a holder of any series of APEX will be limited to payments actually received from us on the assets held by the Trust corresponding to that series. We will guarantee the payment of distributions on the APEX out of moneys held by the Trust to the extent of available Trust funds, as described under “Description of the Guarantee” on page S-103. Our obligation to pay Contract Payments will be subordinate and junior in right of payment to all our senior and subordinated debt, to the same extent as our obligations under our Junior Subordinated Notes, as described under “Description of the Junior Subordinated Notes” on page S-84. Our obligations under the Junior Subordinated Notes are similarly subordinate and junior in right of payment to all our senior and subordinated debt.

The distribution dates for Normal APEX and Stripped APEX, which we call “Regular Distribution Dates”, are:

•	each June 10 and December 10 occurring prior to and including the later of December 10, 2012 and the Stock Purchase Date, commencing June 10, 2008 (or in the case of Stripped APEX, the first such date on which Stripped APEX are outstanding), or if any such day is not a business day, the next business day;

•	after the later of December 10, 2012 and the Stock Purchase Date, each March 10, June 10, September 10 and December 10, or if any such day is not a business day, the next business day; and

•	the Stock Purchase Date if not otherwise a Regular Distribution Date;

provided that the last Regular Distribution Date for the Stripped APEX shall be the Stock Purchase Date or, if later, the date on which no Additional Subordinated Notes issued in respect of deferred contract payments are outstanding.

The distribution dates for Capital APEX, which we call “Capital APEX Distribution Dates”, are:

•	each June 10 and December 10, commencing on the later of the first such date on which Capital APEX are outstanding and June 10, 2008, or if any such day is not a business day, the next business day, and continuing through and including the last such date to occur prior to the Remarketing Settlement Date; and

•	thereafter for so long as Capital APEX remain outstanding, each day on which interest is payable on the Junior Subordinated Notes.

Also, prior to the Stock Purchase Date, the Trust will make additional distributions on the Stripped APEX relating to the Qualifying Treasury Securities quarterly on each March 10, June 10, September 10 and December 10, or if any such day is not a business day, the next business day, which dates we call “Additional Distribution Dates”, or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable, commencing on the later of the first such day after Stripped APEX are outstanding and June 10, 2008.

We use the term “Distribution Date” to mean a Regular Distribution Date, a Capital APEX Distribution Date or an Additional Distribution Date. A “Distribution Period” is (i) with respect to Normal APEX, Stripped APEX and Trust Common Securities, each period of time beginning on a Regular Distribution Date (or the date of original issuance in the case of the Distribution Period ending in June 2008) and continuing to but not including the next succeeding Regular Distribution Date for such series; and (ii) with respect to Capital APEX, each period of time beginning on a Capital APEX Distribution Date (or the date of original issuance of the Capital APEX in the case of the Distribution Period ending in June 2008) and continuing to but not including the next succeeding Capital APEX Distribution Date. The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated.

Distributions made for periods prior to the later of December 10, 2012 and the Stock Purchase Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and distributions for periods beginning on or after such date will be calculated on the basis of a 360-day year and the number of days actually elapsed.

Distributions on the APEX will be payable to holders as they appear in the security register of the Trust on the relevant record dates. The record dates will be the 15th day before the relevant Distribution Date. Distributions will be paid through the paying agent, which will hold amounts received in respect of the Junior Subordinated Notes, the Stock Purchase Contracts and the Preferred Stock for the benefit of the holders of the APEX. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each distribution will be made as described under “Book-Entry System” on page S-122.

Normal APEX.  Subject to the deferral provisions described below, through the later of December 10, 2012 and the Stock Purchase Date holders of Normal APEX will be entitled to receive cash distributions semi-annually on each Regular Distribution Date at the rate of     % per annum of the liquidation amount, corresponding to (i) interest on the Junior Subordinated Notes accruing for each Distribution Period ending prior to that date at the rate of     % per annum and Contract Payments accruing for each Distribution Period ending prior to that date at the rate of     % per annum on the liquidation amount of $1,000 per Normal APEX or (ii) if the Stock Purchase Date occurs prior to December 10, 2012, dividends on the Preferred Stock accruing for each Distribution Period ending prior to that date.

Subject to the deferral provisions described below, holders of Normal APEX will also receive on the Stock Purchase Date, without duplication of the above payments, an amount equal to accrued and unpaid Contract Payments and interest on the Junior Subordinated Notes, whether or not the Junior Subordinated Notes have been successfully remarketed. A portion of the net proceeds of any successful Remarketing will be placed in the interest-bearing deposit with National City Bank in an amount equal to the amount of interest that would have been payable to the Trust on the Junior Subordinated Notes had they not been sold in the Remarketing and the interest rate not been reset. Holders of Normal APEX making the election described under “— Remarketing of the Junior Subordinated Notes — Normal APEX” on page S-63 will not be entitled to this additional cash payment due to other holders of Normal APEX if the Remarketing is successful since their Normal APEX will automatically become Stripped APEX and Capital APEX on the Remarketing Settlement Date. Any excess proceeds, net of any remarketing fee, will be remitted to holders of Normal APEX. In the case of a Failed Remarketing, the Stock Purchase Date will be an interest payment date on the Junior Subordinated Notes.

After the Stock Purchase Date, holders of Normal APEX will be entitled to receive distributions corresponding to non-cumulative dividends on the Preferred Stock held by the Trust. These cash dividends will be payable if, as and when declared by our board of directors, on the Dividend Payment Dates, which are:

•	if the Preferred Stock is issued prior to December 10, 2012, semi-annually in arrears on each March 10 and September 10 through December 10, 2012; and

•	from and including the later of December 10, 2012 and the date of issuance, quarterly in arrears on each March 10, June 10, September 10 and December 10 (or if such day is not a business day, the next business day).

Dividends on each share of Preferred Stock will be calculated on the liquidation preference of $100,000 per share (i) to but not including the Dividend Payment Date in December 2012 at a rate per annum equal to     %, and (ii) thereafter for each related Dividend Period at a rate per annum equal to Three-Month LIBOR plus     %.

For more information about dividends on the Preferred Stock, see “Description of the Preferred Stock — Dividends” on page S-110.

Stripped APEX.  Subject to the deferral provisions described below, holders of Stripped APEX will be entitled to receive cash distributions on each Regular Distribution Date corresponding to Contract Payments payable by us through the Stock Purchase Date, at the rate of     % per annum on the liquidation amount of $1,000 per Stripped APEX, accruing for each Stripped APEX from the Regular Distribution Date immediately preceding its issuance. Not later than each Additional Distribution Date on which any Stripped APEX are outstanding, the Collateral Agent will reinvest the proceeds of maturing Qualifying Treasury Securities on behalf of the Trust in securities that are Qualifying Treasury Securities as of such date, in each case having the same principal amount at maturity as the maturing Qualifying Treasury Securities. The Collateral Agent will invest the excess of the proceeds over the cost of the replacement securities in cash equivalents, and deliver to the Trust for distribution to the holders of Stripped APEX, on each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable), an amount, or “Excess Proceeds Distribution”, equal to the excess of $1,000 per Stripped APEX over the cost of such replacement Qualifying Treasury Securities plus any interest earned on those cash equivalents from the maturity date until the Additional Distribution Date. Since the principal amount of the Qualifying Treasury Securities will be used to pay the purchase price under the Stock Purchase Contracts on the Stock Purchase Date, the Excess Proceeds Distribution on the Stock Purchase Date will consist only of interest earned from the maturity date of the Qualifying Treasury Securities through the Stock Purchase Date, if any.

For as long as they hold the Capital APEX, the holders of the Stripped APEX will continue to receive the scheduled distributions on the Capital APEX that were delivered to them when the Stripped APEX were created, subject to our right to defer interest payments on the Junior Subordinated Notes. Each Stripped APEX will automatically, without any action by holders being necessary, be and become a Normal APEX on the first business day following the Stock Purchase Date and be entitled to receive the same current payments as each Normal APEX after the Stock Purchase Date; provided that if after a Failed Remarketing we have issued Additional Subordinated Notes to the Trust in respect of deferred interest on the Junior Subordinated Notes, the Stripped APEX will only be and become Normal APEX on the first business day after such Additional Subordinated Notes have been paid in full. In this case, the Stripped APEX will not become Normal APEX until we have paid all amounts due on these Additional Subordinated Notes, and until then the holders of Stripped APEX will be entitled to receive on each Regular Distribution Date distributions corresponding to the dividends on the Preferred Stock.

Capital APEX.  Subject to the deferral provisions described below, holders of Capital APEX will be entitled to receive cumulative cash distributions semi-annually on each June 10 and December 10, or if such day is not a business day, the next business day, commencing on the later of the first such date on which Capital APEX are outstanding and June 10, 2008, corresponding to interest on the

Junior Subordinated Notes accruing for each Distribution Period ending on such date at the rate of     % per annum on the liquidation amount of $1,000 per Capital APEX. If the Stock Purchase Date occurs on a date that is not a semi-annual distribution date and the Junior Subordinated Notes have not been successfully remarketed, that date will also be an interest payment date on the Junior Subordinated Notes and, accordingly, subject to the deferral provisions described below, holders of Capital APEX will receive a distribution on that date corresponding to interest on the Junior Subordinated Notes.

The distributions paid on any Capital APEX Distribution Date will include any additional amounts or deferred interest amounts received by the Trust on the Junior Subordinated Notes that are corresponding assets for the Capital APEX, as well as payments of interest on and principal of any Additional Subordinated Notes we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes, if any.

Upon a successful Remarketing, we may elect to change the rate of interest on the Junior Subordinated Notes from and after the Remarketing Settlement Date, as described under “Description of the Junior Subordinated Notes — Remarketing” on page S-89. Accordingly, distributions will accrue on the Capital APEX that are not disposed of in connection with the Remarketing from and including the Remarketing Settlement Date to but excluding the date on which they are redeemed in exchange for Junior Subordinated Notes at the rate established in the Remarketing. See “— Remarketing of the Junior Subordinated Notes” on page S-62.

Deferral of Contract Payments and Interest Payments.  We may at our option, and will if so directed by the Federal Reserve, defer the Contract Payments until no later than the Stock Purchase Date as described under “Description of the Stock Purchase Contracts — Option to Defer Contract Payments” on page S-79. As a consequence, the Trust will defer corresponding distributions on the Normal APEX and the Stripped APEX during the deferral period. Deferred Contract Payments will accrue interest until paid, compounded on each Regular Distribution Date, at the interest rate per annum originally applicable to the Junior Subordinated Notes. If we elect to defer the payment of Contract Payments until the Stock Purchase Date, then we will pay the Trust the deferred Contract Payments in additional junior subordinated notes, or “Additional Subordinated Notes”, that have a principal amount equal to the aggregate amount of deferred Contract Payments as of the Stock Purchase Date, mature on the later of December 10, 2016 and five years after commencement of the related deferral period, bear interest at the rate per annum originally applicable to the Junior Subordinated Notes, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Contract Payments, permit us to optionally defer interest on the same basis as the Junior Subordinated Notes and are redeemable by us at any time prior to their stated maturity. The Additional Subordinated Notes will be issued as a new series of notes under our junior subordinated indenture described in this prospectus supplement under “Description of the Junior Subordinated Notes” on page S-84. We may, but are not obligated to, list the Additional Subordinated Notes on the New York Stock Exchange or any other securities exchange or market and a market may or may not develop or exist for the Additional Subordinated Notes.

Also, we may at our option, and will if so directed by the Federal Reserve, defer cash payments of interest on the Junior Subordinated Notes that are owned by the Trust for up to seven years (or if later, until December 15, 2014), in which case the deferred amounts will accrue additional interest at the applicable rate then borne by the Junior Subordinated Notes. As a consequence, the Trust will defer corresponding distributions on the Normal APEX (prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date) and on the Capital APEX during the deferral period. Deferred distributions to which you are entitled will accrue interest, from the relevant Distribution Date during any deferral period, at the rate originally applicable to the Junior Subordinated Notes compounded on each interest payment date with respect to the Junior Subordinated Notes, to the extent permitted by applicable law.

During any period that we are deferring Contract Payments or interest on the Junior Subordinated Notes (and, accordingly, the Trust is deferring distributions on the APEX) or have issued but not yet repaid in full Additional Subordinated Notes in respect of deferred interest or deferred Contract Payments, we will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock as described under “Description of the Junior Subordinated Notes — Restrictions on Certain Payments, including on Deferral of Interest” on page S-95. If we have elected to defer interest on the Junior Subordinated Notes and there is a Failed Remarketing, then we will pay the Trust the deferred interest in Additional Subordinated Notes. If we issue any Additional Subordinated Notes, the foregoing covenant will also apply to the payment of interest on and principal of these notes except that the reference to termination of the deferral period shall instead be to the maturity date of the Junior Subordinated Notes.

Agreed Tax Treatment of the APEX

As a beneficial owner of APEX, by acceptance of the beneficial interest therein, you will be deemed to have agreed, for all U.S. federal, state and local income tax purposes:

•	to treat yourself as the owner of an undivided interest in:

•	for each Normal APEX or Stripped APEX, a 1/100th interest in a Stock Purchase Contract;

•	for each Normal APEX or Capital APEX, $1,000 principal amount of Junior Subordinated Notes;

•	for each Stripped APEX, $1,000 principal amount of Qualifying Treasury Securities; and

•	for each Normal APEX participating in a successful Remarketing, your pro rata portion of the interest-bearing deposit with National City Bank;

•	to treat the Trust as one or more grantor trusts or agency arrangements;

•	to treat the fair market value of the $1,000 principal amount of Junior Subordinated Notes corresponding to one Normal APEX as $1,000 and the fair market value of a 1/100th fractional interest in a Stock Purchase Contract corresponding to one Normal APEX as $0 at the time of initial purchase and to allocate the issue price of the Normal APEX consistently therewith;

•	to treat the Junior Subordinated Notes as our indebtedness; and

•	to treat stated interest on the Junior Subordinated Notes as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued in accordance with your regular method of tax accounting, and otherwise to treat the Junior Subordinated Notes as described under “Certain U.S. Federal Income Tax Consequences — Taxation of the Junior Subordinated Notes” on page S-128;

each except to the extent a different treatment is specifically required by the IRS pursuant to a final determination.

Remarketing of the Junior Subordinated Notes

The Trust will attempt to remarket the Junior Subordinated Notes in order to fund the purchase of the Preferred Stock on the Stock Purchase Date under the Stock Purchase Contracts in a process we call “Remarketing”. If a Remarketing is successful, the interest rate on and certain other terms of the Junior Subordinated Notes may be changed, as a result of which the distribution rate, distribution dates and other terms of the Capital APEX may also change. We describe the timing of the Remarketing and how the Remarketing will be conducted under “Description of the Junior Subordinated Notes — Remarketing” on page S-89 and “— Early Remarketing” on page S-93. In this section we describe choices that you may make in connection with a Remarketing as a holder of Normal APEX or Capital APEX.

We may elect to remarket the Junior Subordinated Notes in the form of trust preferred securities. If we make this election, we will establish a new Delaware statutory trust and offer its trust preferred securities in the Remarketing instead of the Junior Subordinated Notes. If the Remarketing is successful, the new trust will purchase the Junior Subordinated Notes included in the Remarketing from the Trust with the proceeds of the trust preferred securities sold in the Remarketing together with the proceeds of the trust common securities of the new trust, which we will purchase, and the Trust will exchange the Junior Subordinated Notes not included in the Remarketing for additional trust preferred securities of the new trust.

Normal APEX.  If you hold Normal APEX, you may decide that, in the event a Remarketing is successful, you would prefer to exchange your Normal APEX for Stripped APEX and Capital APEX instead of continuing to hold your Normal APEX. You may make a contingent exchange election by transferring your Normal APEX to the Transfer Agent and the notice of contingent exchange election in the form set forth on the reverse side of the Normal APEX certificate executed and completed as indicated during the period that commences on the tenth business day immediately preceding the beginning of any Remarketing Period and ending at 3:00 P.M., New York City time, on the second business day before the beginning of that Remarketing Period and depositing Qualifying Treasury Securities having a principal amount equal to the liquidation amount of your Normal APEX on the date of deposit with the Collateral Agent on or prior to 3:00 P.M., New York City time, on the second business day before the beginning of that Remarketing Period.

If the Junior Subordinated Notes are successfully remarketed during that Remarketing Period and you have made an effective election, your Normal APEX will be cancelled and you will receive Stripped APEX and Capital APEX having the same liquidation amount on or promptly after the Remarketing Settlement Date. As with any other exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX, you will be able to trade the Stripped APEX and Capital APEX separately. Neither the Stripped APEX nor the Capital APEX will initially be listed and we can give no assurance as to whether or not a market for Stripped APEX or Capital APEX will develop or will continue. However, if the Stripped APEX or the Capital APEX are separately traded to a sufficient extent so that applicable exchange listing requirements are met, we may list the Stripped APEX or the Capital APEX on the same exchange as the Normal APEX are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so. As a result of the successful Remarketing, the Stock Purchase Date will occur on the March 10, June 10, September 10 and December 10 next following the Remarketing Settlement Date, or if such day is not a business day, the next business day, and on the business day following the Stock Purchase Date each Stripped APEX will automatically be and become a Normal APEX, corresponding to 1/100th of a share of Preferred Stock held by the Trust. Each Capital APEX you receive will correspond to $1,000 principal amount of Junior Subordinated Notes beneficially owned by the Trust and the Trust will redeem the Capital APEX promptly after the Remarketing Settlement Date in exchange for the corresponding Junior Subordinated Notes.

If you have given notice of a contingent exchange election but fail to deliver the Qualifying Treasury Securities to the Collateral Agent by 3:00 P.M., New York City time, on the second business day before the beginning of the applicable Remarketing Period, the notice will be void and your Normal APEX will be returned to you promptly after the end of that Remarketing Period.

If you have given notice of a contingent exchange election and delivered the Qualifying Treasury Securities but the Remarketing is unsuccessful, your Qualifying Treasury Securities will be promptly returned to you by the Collateral Agent and your Normal APEX certificates will be promptly returned to you by the Transfer Agent.

Capital APEX.  If you hold Capital APEX, you may decide that, in the event a Remarketing is successful, you would prefer to dispose of your Capital APEX and receive the net cash proceeds of the Remarketing of the Junior Subordinated Notes. You may make a contingent disposition election by transferring your Capital APEX to the Transfer Agent and the notice of contingent disposition election in the form set forth on the reverse side of the Capital APEX certificate executed and completed as indicated during the period that commences on the tenth business day immediately preceding the beginning of a Remarketing Period and ending at 3:00 P.M., New York City time, on the second business day immediately preceding the beginning of any Remarketing Period. If the Junior Subordinated Notes are successfully remarketed during that Remarketing Period and you have made an effective election, on or promptly after the Remarketing Settlement Date, your Capital APEX will be cancelled and you will receive an amount in cash equal to the net proceeds of the sale of $1,000 principal amount of Junior Subordinated Notes in the Remarketing for each $1,000 liquidation amount of Capital APEX with respect to which you made your election.

If you have given notice of a contingent disposition election but the Remarketing is unsuccessful, your Capital APEX will remain outstanding and the certificates will be promptly returned to you by the Transfer Agent.

Stripped APEX.  The timing and success or failure of any Remarketing affects the timing of the Stock Purchase Date, and thus the date upon which holders of Stripped APEX cease to receive distributions corresponding to Contract Payments and Additional Distributions and begin to receive distributions corresponding to the non-cumulative dividends on the Preferred Stock. Unless there has been a Failed Remarketing and we have issued Additional Subordinated Notes in respect of deferred interest on the Junior Subordinated Notes, each Stripped APEX automatically, without any action by holders being necessary, will be and become a Normal APEX on the first business day after the Stock Purchase Date.

Otherwise, each Stripped APEX automatically, without any action by holders being necessary, will be and become a Normal APEX on the first business day after we have paid all amounts due on the Additional Subordinated Notes.

Mandatory Redemption of Normal APEX upon Redemption of Preferred Stock

The Normal APEX have no stated maturity but must be redeemed on the date we redeem the Preferred Stock, and the paying agent will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the Normal APEX. The Preferred Stock is perpetual but we may redeem it on any Dividend Payment Date occurring on or after the later of December 10, 2012 and the Stock Purchase Date, subject to certain limitations. See “Description of the Preferred Stock — Redemption” on page S-112 and “Replacement Capital Covenant” on page S-119. The redemption price per Normal APEX will equal the redemption price of the corresponding assets. See “Description of the Preferred Stock — Redemption” on page S-112. If notice of redemption of any Preferred Stock has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, from and after the date of the redemption notice, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price on the redemption date.

If less than all of the shares of Preferred Stock held by the Trust are to be redeemed on a redemption date, then the proceeds from such redemption will be allocated pro rata to the redemption of the Normal APEX and the Trust Common Securities, except as set forth under “— Ranking of Trust Common Securities” on page S-69.

The term “like amount” as used above means Normal APEX having a liquidation amount equal to that portion of the liquidation amount of the Preferred Stock to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such Normal APEX.

Conditional Right to Redeem the APEX upon a Special Event

The Stock Purchase Contracts will automatically terminate and the Trust will redeem the APEX if we exercise our right to redeem all, but not less than all, of the Junior Subordinated Notes prior to the Stock Purchase Date upon the occurrence of certain special events. The redemption price of the Junior Subordinated Notes in the case of a redemption in connection with a rating agency event or tax event will be equal to the greater of 100% of their principal amount and a make-whole redemption price, plus in each case accrued and unpaid interest through the date of redemption. The redemption price of the Junior Subordinated Notes in the case of a redemption in connection with a capital treatment event or investment company event will be equal to 100% of their principal amount, plus accrued and unpaid interest through the date of redemption. Holders of Normal APEX and Capital APEX will receive an amount in cash equal to the redemption price of the Junior Subordinated Notes that are corresponding assets of their APEX and holders of Stripped APEX will receive the Qualifying Treasury Securities that are corresponding assets of their Stripped APEX. Holders of Normal APEX and Stripped APEX will also receive accrued and unpaid Contract Payments through the date of redemption with respect to the interests in Stock Purchase Contracts that are corresponding assets of their APEX. For a description of the special events that would permit us to redeem the Junior Subordinated Notes and the make-whole redemption price, see “Description of the Junior Subordinated Notes — Redemption” on page S-96.

Redemption of Capital APEX for Junior Subordinated Notes in Connection with Remarketing

If the Junior Subordinated Notes are successfully remarketed, the Trust must redeem in kind the Capital APEX in whole but not in part (including Capital APEX issued in connection with a contingent exchange election as described under “— Remarketing of the Junior Subordinated Notes — Normal APEX” on page S-63) in exchange for a principal amount of Junior Subordinated Notes equal to the liquidation amount of each Capital APEX so redeemed promptly after the Remarketing Settlement Date. If we have elected to remarket the Junior Subordinated Notes in the form of trust preferred securities as described under “— Remarketing of the Junior Subordinated Notes” on page S-62, instead of delivering Junior Subordinated Notes the Trust will deliver trust preferred securities with a liquidation amount equal to the principal amount of such Junior Subordinated Notes. On the redemption date, the Capital APEX will be cancelled and you will receive Junior Subordinated Notes or trust preferred securities of a new trust.

If a Failed Remarketing occurs but on the Stock Purchase Date there is no deferred interest amount outstanding on the Junior Subordinated Notes, then promptly after the Stock Purchase Date the Trust must redeem the Capital APEX, in whole but not in part, in kind, and in exchange for a like amount of Junior Subordinated Notes. If a Failed Remarketing occurs and there is a deferred interest amount outstanding on the Stock Purchase Date, or if the Stock Purchase Contracts are terminated before the Stock Purchase Date, then we may instruct the Trust at any time thereafter when there is no deferred interest amount outstanding to redeem the Capital APEX, in whole but not in part, in kind, and in exchange for a like amount of Junior Subordinated Notes.

Mandatory Redemption of Capital APEX upon Maturity of the Junior Subordinated Notes

The Capital APEX have no stated maturity but must be redeemed, if they remain outstanding after a Failed Remarketing and are not thereafter exchanged for a like amount of Junior Subordinated Notes, in cash upon the date the Junior Subordinated Notes mature or are redeemed. On each date the Capital APEX must be redeemed, or “Capital APEX Mandatory Redemption Date”, the paying agent will apply the proceeds from the repayment or redemption of Junior Subordinated Notes to redeem a liquidation amount of the Capital APEX equal to that portion of the principal amount of Junior Subordinated Notes to be contemporaneously redeemed in accordance with the Indenture. The redemption price per Capital APEX will equal the liquidation amount per Capital APEX plus accumulated and unpaid distributions to but excluding the redemption date.

Redemption Procedures

Notice of any redemption will be mailed at least 30 days (or at least 20 days for a redemption in kind after a successful Remarketing) but not more than 60 days before the redemption date to the registered address of each holder of APEX to be redeemed.

If (i) the Trust gives an irrevocable notice of redemption of any series of APEX for cash and (ii) we have paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Notes or Preferred Stock, then on the redemption date, the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the series of APEX being redeemed. See “Book-Entry System” on page S-122. The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the APEX, or in the case of a redemption of Capital APEX in exchange for Junior Subordinated Notes after the Remarketing Settlement Date, to credit Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Capital APEX to the beneficial owners of the global securities representing the Capital APEX. Distributions to be paid on or before the redemption date for any APEX called for redemption will be payable to the holders as of the record dates for the related Distribution Dates. If the APEX called for redemption are no longer in book-entry form, the Property Trustee, to the extent funds are available in the Trust, will irrevocably deposit with the paying agent for the APEX funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the APEX.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such APEX called for redemption will cease, except the right of the holders of such APEX to receive the redemption price and any distribution payable in respect of the APEX on or prior to the redemption date, but without interest on such redemption price, or in the case of a redemption of Capital APEX in exchange for Junior Subordinated Notes after the Remarketing Settlement Date, the right to receive the Junior Subordinated Notes; and

•	the APEX called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar month, then payment will be on the immediately preceding business day.

If payment of the redemption amount for any Junior Subordinated Notes or shares of Preferred Stock called for redemption is improperly withheld or refused and accordingly the redemption amount of the relevant series of APEX is not paid either by the Trust or by us under the Guarantee, then interest on the Junior Subordinated Notes, or dividends on the Preferred Stock, as the case may be, will continue to accrue and distributions on such series of APEX called for redemption will continue to accumulate at the applicable rate then borne by such APEX from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

Redemptions of the APEX (other than the redemption of Capital APEX in connection with a Remarketing) will require prior approval of the Federal Reserve.

If less than all of the outstanding shares of Preferred Stock are to be redeemed on a redemption date, then the aggregate liquidation amount of Normal APEX and Trust Common Securities to be redeemed shall be allocated pro rata to the Normal APEX and Trust Common Securities based upon the relative liquidation amounts of such series, except as set forth under “— Ranking of Trust Common Securities” on page S-69. The Property Trustee will select the particular Normal APEX to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Normal APEX not previously called for redemption or, if that is not practical, by any other method the Property Trustee deems fair and appropriate, or if the Normal APEX are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the Normal APEX selected for redemption and, in the case of any Normal APEX selected for redemption in part, the liquidation amount to be redeemed.

If less than all of the outstanding Capital APEX are to be redeemed on a redemption date, then the Property Trustee will select the particular Capital APEX to be redeemed on a pro rata basis based upon their respective liquidation amounts not more than 60 days before the redemption date from the outstanding Capital APEX not previously called for redemption by any method the Property Trustee deems fair and appropriate, or if the Capital APEX are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the Capital APEX selected for redemption and, in the case of any Capital APEX selected for partial redemption, the liquidation amount to be redeemed.

For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of APEX shall relate, in the case of any APEX redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of APEX that has been or is to be redeemed. If less than all of the Normal APEX or Capital APEX are redeemed, the Normal APEX or Capital APEX held through the facilities of DTC will be redeemed pro rata in accordance with DTC’s internal procedures. See “Book-Entry System” on page S-122.

Subject to applicable law, including, without limitation, U.S. federal securities laws and, at all times prior to the date that is 10 years after the Stock Purchase Date, the Replacement Capital Covenant, and subject to the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we or our affiliates may at any time and from time to time purchase outstanding APEX of any series by tender, in the open market or by private agreement.

Liquidation Distribution upon Dissolution

Pursuant to the Trust Agreement, the Trust shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of the holder of the Trust Common Securities;

•	at any time after the Stock Purchase Date or earlier termination of the Stock Purchase Contracts, upon the direction of the holder of the Trust Common Securities;

•	redemption of all of the APEX as described above; and

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Except as set forth in the next paragraph, if an early dissolution occurs as a result of certain events of bankruptcy, dissolution or liquidation of the holder of Trust Common Securities, the Property Trustee and the administrative trustees will liquidate the Trust as expeditiously as they determine possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of APEX of each series a like amount of corresponding assets as of the date of such distribution. Except as set forth in the next paragraph, if an early dissolution occurs as a result of the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, unless otherwise required by applicable law, the Trust will not be liquidated until after the Stock Purchase Date but, commencing promptly thereafter, the Property Trustee will liquidate the Trust as expeditiously as it determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of APEX of each series a like amount of corresponding assets as of the date of such distribution. The Property Trustee shall give notice of liquidation to each holder of APEX at least 30 days and not more than 60 days before the date of liquidation.

If, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, the Property Trustee determines that distribution of the corresponding assets in the manner provided above is not practical, or if the early dissolution occurs as a result of the redemption of all the APEX, the Property Trustee shall liquidate the property of the Trust and wind up its affairs. In that case, upon the winding-up of the Trust, except with respect to an early dissolution that occurs as a result of the redemption of all the APEX, the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount per Trust security plus accrued and unpaid distributions to the date of payment. If, upon any such winding-up, the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust securities shall be paid on a pro rata basis, except as set forth under “— Ranking of Trust Common Securities” on page S-69.

The term “like amount” as used above means:

•	with respect to a distribution of Junior Subordinated Notes to holders of any Normal APEX, Capital APEX or Trust Common Securities in connection with a dissolution or liquidation of the Trust or a redemption in kind of Capital APEX, Junior Subordinated Notes having a principal amount equal to the liquidation amount of the APEX or Trust Common Securities of the holder to whom such Junior Subordinated Notes would be distributed; and

•	with respect to a distribution of Preferred Stock to holders of Normal APEX in connection with a dissolution or liquidation of the Trust therefor, Preferred Stock having a liquidation preference equal to the liquidation amount of the Normal APEX of the holder to whom such Preferred Stock would be distributed.

Distribution of Trust Assets

Upon liquidation of the Trust other than as a result of an early dissolution upon the redemption of all the APEX and after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, the assets of the Trust will be distributed to the holders of such Trust securities in exchange therefor.

After the liquidation date fixed for any distribution of assets of the Trust:

•	the APEX will no longer be deemed to be outstanding;

•	if the assets to be distributed are Junior Subordinated Notes, Additional Subordinated Notes or shares of Preferred Stock, DTC or its nominee, as the record holder of the APEX, will receive a registered global certificate or certificates representing the Junior Subordinated Notes, Additional Subordinated Notes and Preferred Stock to be delivered upon such distribution and if the assets to be distributed are Qualifying Treasury Securities that are Pledged Securities, such securities will be delivered in book-entry form;

•	any certificates representing the Capital APEX not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent the Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Capital APEX, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the Capital APEX until such certificates are so surrendered for transfer or reissuance (and until such certificates are surrendered, no payments of interest, principal, dividends, redemption price or otherwise will be made to holders);

•	any certificates representing the Normal APEX not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent shares of Preferred Stock having a liquidation preference equal to the Normal APEX until such certificates are so surrendered for transfer and reissuance; and

•	all rights of the holders of the APEX will cease, except the right to receive Junior Subordinated Notes, Qualifying Treasury Securities or Preferred Stock, as the case may be, upon such surrender.

Since after the Stock Purchase Date each Normal APEX corresponds to 1/100th of a share of Preferred Stock, holders of Normal APEX may receive fractional shares of Preferred Stock or depositary shares representing the Preferred Stock upon this distribution.

Ranking of Trust Common Securities

If on any Distribution Date the Trust does not have funds available from payments of interest on the Junior Subordinated Notes, dividends on the Preferred Stock or Contract Payments on the Stock Purchase Contracts (as applicable) to make full distributions on the APEX and the Trust Common Securities (other than as a result of the proper exercise of our deferral right in respect of interest or Contract Payments), then:

•	if such deficiency in funds results from our failure to make a full payment of interest on the Junior Subordinated Notes on any interest payment date, then the available funds shall be applied first to make distributions then due on the Normal APEX and the Capital APEX on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to interest payments on the Junior Subordinated Notes (or if less, the amount of the corresponding distribution that would have been made on the Normal APEX and Capital APEX had we made a full payment of interest on the Junior Subordinated Notes) before any such amount is applied to make a distribution on the Trust Common Securities on such Distribution Date;

•	if the deficiency in funds results from our failure to make a full payment of Contract Payments on the Stock Purchase Contracts on a payment date for Contract Payments, then the available funds shall be applied first to make distributions then due on the Normal APEX and the Stripped APEX on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to the Contract Payments on the Stock Purchase Contracts (or if less, the amount of the corresponding distributions that would have been made on the Normal APEX and the Stripped APEX had we made a full payment of Contract Payments on the Stock Purchase Contracts) before any such amount is applied to make a distribution on the Trust Common Securities on such Distribution Date; and

•	if the deficiency in funds results from our failure to pay a full dividend on shares of Preferred Stock on a Dividend Payment Date, then the available funds from dividends on the Preferred Stock shall be applied first to make distributions then due on the Normal APEX on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to dividends on the Preferred Stock (or if less, the amount of the corresponding distributions that would have been made on the Normal APEX had we paid a full dividend on the Preferred Stock) before any such amount is applied to make a distribution on Trust Common Securities on such Distribution Date.

If on any date where Normal APEX and Trust Common Securities must be redeemed because we are redeeming Preferred Stock and the Trust does not have funds available from our redemption of shares of Preferred Stock to pay the full redemption price then due on all of the outstanding Normal APEX and Trust Common Securities to be redeemed, then (i) the available funds shall be applied first to pay the redemption price on the Normal APEX to be redeemed on such redemption date and (ii) Trust Common Securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full redemption price on the Normal APEX to be redeemed.

If an early dissolution event occurs in respect of the Trust, no liquidation distributions shall be made on the Trust Common Securities until full liquidation distributions have been made on each series of the APEX.

In the case of any event of default under the Trust Agreement resulting from (i) an event of default under the Indenture or (ii) our failure to comply in any material respect with any of our obligations under the Stock Purchase Contract Agreement or as issuer of the Preferred Stock, including obligations set forth in our restated Certificate of Incorporation, as amended, or “Certificate of Incorporation”, or arising under applicable law, we, as holder of the Trust Common Securities, will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to the APEX have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the APEX and not on our behalf, and only the holders of the APEX will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

Any one of the following events constitutes an event of default under the Trust Agreement, or a “Trust Event of Default”, regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the Indenture with respect to the Junior Subordinated Notes beneficially owned by the Trust;

•	the failure to comply in any material respect with our obligations (i) under the Stock Purchase Contract Agreement or (ii) as issuer of the Preferred Stock, under our Certificate of Incorporation, or those of the Trust, or arising under applicable law;

•	the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Trust Agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Trust Agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and our failure to appoint a successor Property Trustee within 60 days.

Within 30 days after any Trust Event of Default actually known to the Property Trustee occurs, the Property Trustee will transmit notice of such Trust Event of Default to the holders of the affected series of Trust securities and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the Property Trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the Trust Agreement.

The existence of a Trust Event of Default under the Trust Agreement, in and of itself, with respect to the Junior Subordinated Notes does not entitle the holders of the Normal APEX or the Capital APEX to accelerate the maturity of such Junior Subordinated Notes.

Removal of Trustees

Unless an event of default under the Indenture has occurred and is continuing, the Property Trustee and/or the Delaware Trustee may be removed at any time by the holder of the Trust Common Securities. The Property Trustee and the Delaware Trustee may be removed by the holders of a majority in liquidation amount of the outstanding APEX for cause or by the holders of a majority in liquidation amount of the Normal APEX or the Capital APEX if an event of default under the Indenture has occurred and is continuing. In no event will the holders of the APEX have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the Trust Common Securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the Indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, we, as the holder of the Trust Common Securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Trust Agreement. If an event of default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the Property Trustee or the Delaware Trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the Trust Agreement, provided that such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the Trust Agreement. The Trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the APEX, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, the Trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of the Trust with respect to the APEX, or

•	substitutes for each series of APEX other securities having substantially the same terms as that series of APEX, or the “Successor Securities”, so long as the Successor Securities rank the same as the corresponding series of APEX in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Junior Subordinated Notes, the Stock Purchase Contracts, Qualifying Treasury Securities and the Preferred Stock then held by or on behalf of the Property Trustee;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause any series of APEX, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of any series of APEX, including any Successor Securities, in any material respect;

•	such successor entity has purposes substantially identical to those of the Trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of any series of APEX, including any Successor Securities, in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, or the “Investment Company Act”;

•	the Trust has received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the APEX, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided herein and under “Description of the Guarantee — Amendments and Assignment” on page S-104 and as otherwise required by law and the Trust Agreement, the holders of the APEX will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Trust Agreement, including in respect of Junior Subordinated Notes, Stock Purchase Contracts or Preferred Stock beneficially owned by the Trust. Under the Trust Agreement, however, the Property Trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

Trust Agreement.  We and the administrative trustees may amend the Trust Agreement without the consent of the holders of the APEX, the Property Trustee or the Delaware Trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of APEX or the Property Trustee or the Delaware Trustee or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee, to:

•	cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which may not be inconsistent with the other provisions of the Trust Agreement;

•	modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as one or more grantor trusts or agency arrangements and not as an association or a publicly traded partnership taxable as a corporation at all times that any Trust securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the APEX as Tier 1 capital under prevailing Federal Reserve rules and regulations;

•	provide that certificates for the APEX may be executed by an administrative trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by us of an authentication agent and certain related provisions;

•	require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•	conform the terms of the Trust Agreement to the description of the Trust Agreement, the APEX and the Trust Common Securities in this prospectus supplement, in the manner provided in the Trust Agreement.

Any such amendment shall become effective when notice thereof is given to the Property Trustee, the Delaware Trustee and the holders of the APEX.

We and the administrative trustees may generally amend the Trust Agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of each outstanding series of APEX affected by the amendments; and

•	receipt by the administrative trustees of the Trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the Trust in accordance with such amendment will not affect the Trust’s status as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each affected holder of Trust securities, the Trust Agreement may not be amended to:

•	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

•	restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.

Prior to the issuance of definitive certificates representing the APEX upon any termination of the global securities, without the consent of the holders of the APEX, we and the trustees of the Trust will enter into such amendments or supplements to the Trust Agreement as are necessary to provide for exchanges of Normal APEX in definitive form and Qualifying Treasury Securities for Stripped APEX and Capital APEX in definitive form and vice versa, as well as for the elections to be made by holders of Normal APEX and Stripped APEX in definitive form in connection with a remarketing.

Indenture and Junior Subordinated Notes.  So long as the Property Trustee holds any Junior Subordinated Notes, the trustees of the Trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital APEX and the Normal APEX (if prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date), considered together as a single series:

•	direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for the Junior Subordinated Notes, or execute any trust or power conferred on the Indenture Trustee with respect to such Junior Subordinated Notes;

•	waive any past default that is waivable under the Indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Notes is due and payable; or

•	consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Notes, where such consent by the holders of the Junior Subordinated Notes shall be required.

If a consent under the Indenture would require the consent of each holder of Junior Subordinated Notes affected thereby, no such consent may be given by the Property Trustee without the prior consent of each holder of Capital APEX and prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, each holder of the Normal APEX.

The Property Trustee will notify each holder of the Capital APEX and prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, each holder of the Normal APEX of any notice of default with respect to the Junior Subordinated Notes. In addition to obtaining the foregoing approvals of the holders of the APEX, before taking any of the foregoing actions, the administrative trustees of the Trust will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Trust to be classified as other than one or more grantor trusts or agency arrangements or as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the APEX except by subsequent vote of the holders of the same series of APEX.

Stock Purchase Contract Agreement and Collateral Agreement.  We may modify the Stock Purchase Contract Agreement or the Collateral Agreement with the consent of the trustees of the Trust. The trustees may consent to any amendment or modification of these agreements without the prior consent of the holders of any series of APEX for any of the following purposes:

•	to evidence the succession of another person to the obligations of the Trust or the Property Trustee,

•	to add to the covenants for the benefit of the Trust or the Property Trustee or to surrender any of our rights or powers under those agreements,

•	to evidence and provide for the acceptance of appointment of a successor Collateral Agent, Custodial Agent or securities intermediary under the Collateral Agreement,

•	to cure any ambiguity, or to correct or supplement any provisions that may be inconsistent,

•	to conform the terms of the Stock Purchase Contract Agreement or the Collateral Agreement to their respective descriptions in this prospectus supplement, or

•	to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders of any series of APEX in any material respect.

The trustees of the Trust may agree, with the consent of not less than a majority of the Normal APEX and Stripped APEX at the time outstanding, considered together as a single series, to amend or modify the Stock Purchase Contract Agreement or the Collateral Agreement. However, no such amendment or modification may, without the consent of the holder of each outstanding Normal APEX and Stripped APEX:

•	change any payment date,

•	change the amount or type of Pledged Securities required to be pledged, impair the right of the Trust to receive distributions on the Pledged Securities or otherwise adversely affect the Trust’s rights in or to the Pledged Securities,

•	change the place or currency of payment or reduce any Contract Payments,

•	impair the Property Trustee’s, or the holders’ in the case of a direct action, right to institute suit for the enforcement of the Stock Purchase Contract or payment of any Contract Payments, or

•	reduce the number of shares of Preferred Stock purchasable under the Stock Purchase Contracts, increase the price to purchase Preferred Stock upon settlement of the Stock Purchase Contracts, change the Stock Purchase Date or otherwise adversely affect the Trust’s rights under the Stock Purchase Contracts.

If any amendment or proposal referred to above would adversely affect only the Normal APEX or the Stripped APEX, then only the affected series of holders will be entitled to consent to such modification, and the Property Trustee’s consent to such modification will not be effective except with the consent of the holders of not less than a majority of the affected series or of all of the holders of the affected series, as applicable.

Preferred Stock.  So long as the Preferred Stock is held by the Property Trustee on behalf of the Trust, the trustees of the Trust will not waive any rights in respect of the Preferred Stock without obtaining the prior approval of the holders of at least a majority in liquidation amount of the Normal APEX and the Stripped APEX then outstanding, considered together as a single series. The trustees of the Trust shall also not consent to any amendment to the Trust’s or our governing documents that would change the dates on which dividends are payable or the amount of such dividends, without the prior written consent of each holder of Normal APEX and Stripped APEX. In addition to obtaining the foregoing approvals from holders, the administrative trustees shall obtain, at our expense, an opinion of counsel to the effect that such action shall not cause the Issuer Trust to be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes.

General.  Any required approval of holders of any series of APEX may be given at a meeting of holders of such series of APEX convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of any series of APEX are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of such APEX in the manner set forth in the Trust Agreement.

No vote or consent of the holders of APEX will be required for the Trust to redeem and cancel the APEX in accordance with the Trust Agreement.

Notwithstanding that holders of the APEX are entitled to vote or consent under any of the circumstances described above, any of the APEX that are owned by us or our affiliates or the trustees or any of their affiliates shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Voting and consensual rights available to or in favor of holders or beneficial owners under the Trust Agreement may be exercised only by a US Person that is a beneficial owner of a Trust security or by a US Person acting as irrevocable agent with discretionary powers for the beneficial owner of a Trust security that is not a US Person. Holders that are not US Persons must irrevocably appoint a US Person with discretionary powers to act as their agent with respect to such voting and consensual rights. For this purpose, “US Person” means a “United States person” within the meaning of the Internal Revenue Code.

Payment and Paying Agent

Payments on the APEX shall be made to DTC, which shall credit the relevant accounts on the applicable Distribution Dates. If any APEX are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent shall initially be Wilmington Trust and any co-paying agent chosen by the paying agent and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, the

Property Trustee and us, as depositor. In the event that Wilmington Trust shall no longer be the paying agent, the administrative trustees will appoint a successor to act as paying agent, which will be a bank or trust company reasonably acceptable to the Property Trustee and to us.

Registrar and Transfer Agent

Wilmington Trust will act as registrar and transfer agent, or the “Transfer Agent ”, for the APEX.

Registration of transfers of APEX will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Transfer Agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Any APEX can be exchanged for other APEX of the same series so long as such other APEX are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the APEX that were surrendered for exchange. The APEX may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the APEX, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the APEX. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the APEX for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the APEX.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the Property Trustee undertakes to perform only the duties that are specifically set forth in the Trust Agreement. After a Trust Event of Default, the Property Trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of APEX unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one upon which holders of APEX are entitled under the Trust Agreement to vote, then the Property Trustee will take any action that we direct. If we do not provide direction, the Property Trustee may take any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates have maintained and may maintain certain accounts, other banking and similar relationships with the Property Trustee and its affiliates in the ordinary course of business, including the Property Trustee serving as trustee and in other roles in connection with various classes and series of debt and trust preferred securities issued by us and our affiliates.

Trust Expenses

Pursuant to the Trust Agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the Trust (other than with respect to the APEX);

•	all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees, expenses and indemnities of the trustees and the costs and expenses relating to the operation of the Trust; and

•	any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which the Trust might become subject.

Governing Law

The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts or agency arrangements for U.S. federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the Junior Subordinated Notes will be treated as indebtedness of National City for U.S. federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the APEX.

Holders of the APEX have no preemptive or similar rights. The APEX are not convertible into or exchangeable for our common stock or preferred stock.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets except for pledges of Junior Subordinated Notes, the interest-bearing deposit with National City Bank and Qualifying Treasury Securities to secure its obligations under the Stock Purchase Contracts.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS

The following is a brief description of the terms of the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Collateral Agreement. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Stock Purchase Contract Agreement and the Collateral Agreement, copies of which are available upon request from us.

Purchase of Preferred Stock

Each Stock Purchase Contract will obligate the Trust to purchase, and us to sell, a newly-issued share of Preferred Stock on the Stock Purchase Date for $100,000 in cash. The Stock Purchase Date is expected to be December 10, 2012, but could (i) occur on an earlier date if an Early Settlement Event (as described below) occurs or (ii) be deferred for quarterly periods until as late as December 10, 2013 (or if such day is not a business day, the next business day) if the first four Remarketing attempts are not successful. The Stock Purchase Date will be the March 10, June 10, September 10 or December 10 (or if any such day is not a business day, the next business day) immediately following the Remarketing Settlement Date, or if no successful Remarketing has occurred by the March 10, June 10, September 10 or December 10 (or if any such day is not a business day, by the next business day) immediately following the fifth Remarketing attempt, then the March 10, June 10, September 10 or December 10 (or if any such day is not a business day, the next business day) after such fifth unsuccessful Remarketing. For example, if no Early Settlement Event has occurred and each successive Remarketing for settlement in November 2012, February 2013, May 2013, August 2013 and November 2013 is unsuccessful, the Stock Purchase Date would then be on December 10, 2013 (or if any such day is not a business day, on the next business day).

On the Stock Purchase Date, the Trust will satisfy its obligation to purchase the Preferred Stock for $100,000 per Stock Purchase Contract. Unless an event described under “— Termination” on page S-79 has occurred, then the settlement of the Stock Purchase Contracts will occur as follows:

•	a portion of the cash proceeds from the Remarketing will be withdrawn from the interest-bearing deposit with National City Bank and applied together with the proceeds at maturity of the Qualifying Treasury Securities to satisfy in full the Trust’s obligation to purchase the Preferred Stock under the Stock Purchase Contracts; and

•	if there has not been a successful Remarketing, we will exercise our rights as a secured party in accordance with applicable law, including disposition of the Junior Subordinated Notes pledged to secure the Trust’s obligations under the Stock Purchase Contracts or their proceeds or applying these Junior Subordinated Notes or their proceeds against the Trust’s obligation to purchase the Preferred Stock under the Stock Purchase Contracts.

In any event, a share of Preferred Stock will then be issued and delivered to the Trust in respect of each Stock Purchase Contract.

Contract Payments

We will make periodic contract payments, or “Contract Payments”, to the Trust on the Stock Purchase Contracts at the rate of     % per annum of the stated amount of $100,000 per Stock Purchase Contract. Contract Payments will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Contract Payments will accrue from January   , 2008 and, subject to our right to defer Contract Payments described below, will be payable on each Regular Distribution Date through the Stock Purchase Date. If any Regular Distribution Date is not a business day, then payment of the Contract Payments payable on that date will be made on the next business day, without adjustment.

Our obligations with respect to Contract Payments will be subordinate and junior in right of payment to our obligations under any of our senior and subordinated debt to the same extent as the Junior Subordinated Notes. The Stock Purchase Contracts do not limit the incurrence by us of other indebtedness, including senior and subordinated debt. No Contract Payments may be made if there shall have occurred and be continuing a default in any payment with respect to senior and subordinated debt or an event of default with respect to any senior and subordinated debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

Option to Defer Contract Payments

We may, at our option, and will at the direction of the Federal Reserve, defer Contract Payments on the Stock Purchase Contracts at any time or from time to time. If we defer Contract Payments, we will provide prior written notice to the Property Trustee, who will notify holders of Normal APEX and Stripped APEX. We may elect to defer Contract Payments on more than one occasion. Deferred Contract Payments will accrue interest until paid, compounded on each Regular Distribution Date at the rate per annum originally applicable to the Junior Subordinated Notes. If we elect or are directed by the Federal Reserve to defer the payment of Contract Payments and such deferral is continuing on the Stock Purchase Date, then we will pay the Trust the deferred Contract Payments in Additional Subordinated Notes. The Trust will hold these notes as assets corresponding to the Normal APEX and Stripped APEX and make distributions to the holders thereof corresponding to payments of principal of, and interest on, these notes. If the Stock Purchase Contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us, the Trust’s right to receive Contract Payments and deferred Contract Payments also will terminate.

If we elect or are directed by the Federal Reserve to defer Contract Payments, then until the deferred Contract Payments have been paid in cash or any notes we issue in respect of deferred Contract Payments have been repaid in full, we will not take any of the actions that we would be prohibited from taking during a deferral of interest payments on the Junior Subordinated Notes as described under “Description of the Junior Subordinated Notes — Restrictions on Certain Payments, including on Deferral of Interest” on page S-95.

Direct Action by Holders of Normal APEX or Stripped APEX

Up to and including the Stock Purchase Date, or the earlier termination of the Stock Purchase Contracts, any holder of Normal APEX or Stripped APEX may institute a direct action if we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Stock Purchase Contracts; or

•	suing us to enforce the Property Trustee’s rights under the Stock Purchase Contracts.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Normal APEX or Stripped APEX thereunder without the consent of all such holders.

Termination

Our rights and obligations and the rights and obligations of the Trust under the Stock Purchase Contracts, including the right and obligation to purchase the Preferred Stock and the right to receive deferred Contract Payments, will immediately and automatically terminate, without any further action, upon the termination of the Stock Purchase Contracts as a result of our bankruptcy, insolvency or reorganization. In the event of a termination of the Stock Purchase Contracts as a result of our bankruptcy, insolvency or reorganization, the Trust will not have a claim in bankruptcy under the Stock Purchase Contracts with respect to our issuance of the Preferred Stock or the right to receive Contract Payments.

Upon any termination, the Collateral Agent will release the aggregate principal amount of the Junior Subordinated Notes corresponding to the aggregate liquidation amount of the Normal APEX and the aggregate principal amount of Qualifying Treasury Securities corresponding to the aggregate liquidation amount of the Stripped APEX, as the case may be, held by it to the Property Trustee for distribution to the holders of the Normal APEX and the Stripped APEX. Upon any termination, however, the release and distribution may be subject to the automatic stay under Section 362 of the U.S. Bankruptcy Code, and claims arising out of the Junior Subordinated Notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. In the event that we become the subject of a case under the U.S. Bankruptcy Code, a delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited. The automatic stay will not be lifted until such time as the bankruptcy court agrees to lift it and return your Pledged Securities to you.

If National City Bank is placed in receivership while it is holding the interest-bearing deposit made with the net proceeds of the Remarketing, and if the Stock Purchase Contracts have not been terminated, the deposit will be assigned to us on the Stock Purchase Date as payment for the Preferred Stock corresponding to the Normal APEX. However, if the Stock Purchase Contracts have been terminated, the deposit will remain property of the Trust until the Trust’s assets are distributed to the holders of the Trust securities.

If your Stock Purchase Contracts are terminated as a result of our bankruptcy, insolvency or reorganization, the Trust will have no right to receive any accrued Contract Payments.

The Stock Purchase Contracts will also terminate automatically upon the redemption of the Junior Subordinated Notes prior to the Stock Purchase Date. Upon any such termination, we will pay to the Trust for distribution to the holders of the Normal APEX and the Stripped APEX all accrued and unpaid contract payments and the Collateral Agent will release the redemption price of the Junior Subordinated Notes corresponding to the aggregate liquidation amount of the Normal APEX and the aggregate principal amount of Qualifying Treasury Securities corresponding to the aggregate liquidation amount of the Stripped APEX, as the case may be, held by it to the Property Trustee for distribution to the holders of the Normal APEX and the Stripped APEX, respectively.

Pledged Securities and the Collateral Agreement

The Trust will pledge Junior Subordinated Notes and Qualifying Treasury Securities, also referred to as the “Pledged Securities”, and, after a successful Remarketing the interest-bearing deposit with National City Bank, to us through the Collateral Agent, for our benefit, pursuant to the Collateral Agreement to secure the obligations of the Trust to purchase Preferred Stock under the Stock Purchase Contracts. The rights of the Trust (acting through the Property Trustee) to the Pledged Securities and the interest-bearing deposit will be subject to our security interest created by the Collateral Agreement. The aggregate principal amount of Junior Subordinated Notes and Qualifying Treasury Securities constituting Pledged Securities, together with the amount of any proceeds of Qualifying Treasury Securities held by the Collateral Agent for reinvestment in additional Qualifying Treasury Securities and, after a successful Remarketing, the deposit with National City Bank must always equal the purchase price of the Preferred Stock under the Stock Purchase Contracts. Accordingly, Pledged Securities may not be withdrawn from the pledge arrangement except:

•	to substitute Qualifying Treasury Securities for Junior Subordinated Notes in connection with an exchange of Normal APEX for Stripped APEX and Capital APEX, as provided for under “Description of the APEX — Exchanging Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX” on page S-55;

•	to substitute Junior Subordinated Notes for Qualifying Treasury Securities in connection with an exchange of Stripped APEX and Capital APEX for Normal APEX, as provided for under “Description of the APEX — Exchanging Stripped APEX and Capital APEX for Normal APEX and Qualifying Treasury Securities” on page S-57;

•	to substitute the interest-bearing deposit with National City Bank for Junior Subordinated Notes upon completion of a successful Remarketing; or

•	upon the termination of the Stock Purchase Contracts.

Subject to the security interest and the terms of the Collateral Agreement, the Trust (acting through the Property Trustee) will own the Pledged Securities and, subject to the terms of the Trust Agreement, it will be entitled to exercise all rights pertaining to the Junior Subordinated Notes and Preferred Stock, including voting rights and, in the case of the Junior Subordinated Notes, redemption rights. We will have no interest other than our security interest in the Pledged Securities or the interest-bearing deposit with National City Bank.

Except as described under “Certain Other Provisions of the Stock Purchase Contract Agreement and the Collateral Agreement” on page S-82, the Collateral Agent will, upon receipt, if any, of payments on the Pledged Securities (except to the extent it applies the proceeds at maturity of any Qualifying Treasury Securities to purchase replacement Qualifying Treasury Securities), distribute the payments to the Trust, which will in turn distribute those payments together with Contract Payments actually received from us, to the persons in whose names the Normal APEX and Stripped APEX are registered at the close of business on the record date for the next Distribution Date.

CERTAIN OTHER PROVISIONS OF THE STOCK PURCHASE CONTRACT
AGREEMENT AND THE COLLATERAL AGREEMENT

The following is a brief description of certain other provisions of the Stock Purchase Contract Agreement and the Collateral Agreement. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to these agreements, copies of which are available upon request from us.

No Consent to Assumption

The Trust (acting through the Property Trustee) will under the terms of the Stock Purchase Contract Agreement be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the Stock Purchase Contracts by us or our trustee if we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

We covenant in the Stock Purchase Contract Agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless:

•	the successor entity is a corporation organized and existing under the laws of a domestic jurisdiction and the successor expressly assumes our obligations under the Stock Purchase Contracts, the Stock Purchase Contract Agreement, the Collateral Agreement, the Trust Agreement, the Indenture for the Junior Subordinated Notes, the Guarantee and the Remarketing Agreement;

•	the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the Stock Purchase Contracts, the Stock Purchase Contract Agreement, the Collateral Agreement, the Trust Agreement or the Remarketing Agreement or in material default in the performance of any other covenants under these agreements; and

•	the successor entity reserves sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock, such that the Trust will receive, on the Stock Purchase Date, or if the merger or consolidation occurs after the Stock Purchase Date, the surviving entity issues to the Trust, preferred stock having substantially the same rights as the Preferred Stock that the Trust would have received had such merger, consolidation or other transaction not occurred.

Governing Law

The Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Collateral Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Collateral Agent

Wilmington Trust initially will be the Collateral Agent, Custodial Agent and securities intermediary under the Collateral Agreement. Wilmington Trust, in its capacity as Collateral Agent, will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with the Property Trustee or any of the holders of the APEX, except for the obligations owed by a pledgee of property to the owner of the property under the Collateral Agreement and applicable law. Wilmington Trust, in its capacity as Custodial Agent, will act solely as agent for the Trust and will not assume any obligation or relationship of agency or trust for or with any of the holders of the APEX.

The Collateral Agreement will contain provisions limiting the liability of the Collateral Agent and Custodial Agent and provisions under which they may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Miscellaneous

The Collateral Agreement will provide that we will pay all fees and expenses related to the retention of the Collateral Agent and Custodial Agent.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following is a brief description of the terms of the Junior Subordinated Notes. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Junior Subordinated Notes and the Indenture referred to below, copies of which are available upon request from us.

The Junior Subordinated Notes will be issued pursuant to a junior subordinated indenture, dated as of November 3, 2006, between us and The Bank of New York Trust Company, or “BNY Trust”, as amended and supplemented by a supplemental indenture, to be dated as of January   , 2008, between us and BNY Trust. We refer to the junior subordinated indenture, as so amended and supplemented, as the “Indenture”, and to BNY Trust or its successor, as indenture trustee, as the “Indenture Trustee”. You should read the Indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to a registered Junior Subordinated Note, we mean the person in whose name such Junior Subordinated Note is registered in the security register. It is expected that Wilmington Trust, in its capacity as either Collateral Agent or Custodial Agent, will be the registered holder of the Junior Subordinated Notes at all times prior to the Remarketing Settlement Date. After the Remarketing Settlement Date, we expect that the Junior Subordinated Notes will be held in book-entry form only, as described under “Book-Entry System” on page S-122, and will be held in the name of DTC or its nominee.

The Indenture does not limit the amount of debt that we or our subsidiaries may incur either under the Indenture or other indentures to which we are or become a party. The Junior Subordinated Notes are not convertible into or exchangeable for our common stock or authorized preferred stock.

General

The Junior Subordinated Notes will be unsecured, will be deeply subordinated, including to all of our existing and future senior and subordinated debt, as defined under “— Subordination” on page S-86, and, in the case of our liquidation (whether in bankruptcy or otherwise), to all of our indebtedness for money borrowed, including subordinated debt that is not by its terms expressly made pari passu with or junior to the Junior Subordinated Notes, but not trade creditors and pari passu securities, as defined under “— Subordination” on page S-86; provided that in connection with an Early Remarketing, other than the first attempt at Remarketing, we may elect that our obligations under the Junior Subordinated Notes shall no longer be subordinated to our senior and subordinated debt, effective on the Remarketing Settlement Date.

We will have the right at any time after the Stock Purchase Date or the earlier termination of the Stock Purchase Contracts to dissolve the Trust and cause the Junior Subordinated Notes to be distributed to the holders of the Capital APEX and, if the Stock Purchase Contracts have been terminated, the holders of the Normal APEX. If Junior Subordinated Notes are distributed to holders of the Normal APEX and Capital APEX in liquidation of the holders’ interests in the Trust at any time that the Normal APEX and Capital APEX are represented by global securities, those Junior Subordinated Notes initially will be issued as a global security. Unless the Trust is dissolved and the Junior Subordinated Notes distributed to holders of the Normal APEX and Capital APEX, Wilmington Trust, in its capacity as either Collateral Agent or Custodial Agent, will continue to hold legal title to the Junior Subordinated Notes, subject, in the case of Junior Subordinated Notes that are Pledged Securities, to the pledge under the Collateral Agreement, until the Stock Purchase Date or, if earlier, the Remarketing Settlement Date.

Interest Rate and Maturity

The interest payment provisions for the Junior Subordinated Notes correspond to the distribution provisions of the Normal APEX described under “Description of the APEX — Current Payments — Normal APEX” on page S-59. The record date for interest payments on the Junior Subordinated Notes is the 15th day before the applicable interest payment date. The Junior Subordinated Notes will mature on December 10, 2043 or such earlier date as we may elect in connection with a Remarketing, as described under “— Remarketing” on page S-89, and will bear interest accruing from January   , 2008, at the rate of     % per annum, payable semi-annually in arrears on June 10 and December 10 of each year, commencing June 10, 2008, subject to the deferral provisions described under “— Option to Defer Interest Payments” below. If there is a Failed Remarketing, interest will also be payable on the Junior Subordinated Notes on the Stock Purchase Date if it is not otherwise an interest payment date.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the case that any date on which interest is payable on the Junior Subordinated Notes is not a business day, then payment of the interest payable on that date will be made on the next business day, without adjustment.

Option to Defer Interest Payments

We will have the right under the Indenture to defer, and will defer if directed to do so by the Federal Reserve, the payment of interest on the Junior Subordinated Notes at any time or from time to time. We may not defer interest payments for any period of time that exceeds 14 consecutive interest payment dates with respect to any deferral period. If we elect to move up the maturity date of the Junior Subordinated Notes in connection with a Remarketing and, at the time of the Remarketing, are deferring interest, we may not elect a maturity date that is earlier than seven years after commencement of the deferral period. Any deferral period must end on an interest payment date. At the end of a deferral period, we must pay all interest then accrued and unpaid, together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law. If the Stock Purchase Date occurs during a deferral period and we have not successfully remarketed the Junior Subordinated Notes, on the Stock Purchase Date we will pay the Trust deferred interest on the Junior Subordinated Notes that are Pledged Securities in junior subordinated notes, or “Additional Subordinated Notes”, that have a principal amount equal to the aggregate amount of deferred interest as of the Stock Purchase Date, mature on the later of December 10, 2016 and five years after commencement of the related deferral period, bear interest at a rate per annum equal to the rate of interest originally in effect on the Junior Subordinated Notes, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Junior Subordinated Notes and are redeemable by us at any time prior to their stated maturity. We may, but are not obligated to, list to the Additional Subordinated Notes on the New York Stock Exchange or any other securities exchange or market and a market may or may not develop or exist for the Additional Subordinated Notes.

Prior to the termination of any deferral period, we may extend such deferral period, provided that such extension does not:

•	cause such extended deferral period to exceed the maximum deferral period;

•	end on a date other than an interest payment date; or

•	extend beyond the stated maturity of the Junior Subordinated Notes.

Upon the termination of any deferral period, or any extension of the related deferral period, and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. No interest shall be due and payable during a deferral period except at the end thereof. We must give the Indenture Trustee, the Property Trustee, the administrative trustees and the paying agent for the APEX notice of our election to begin or extend a deferral period at least five business days prior to the earlier of the date distributions on the Normal APEX and Capital APEX would have been payable except for the election to begin or extend the deferral period or the date the administrative trustees are required to give notice to any securities exchange or to holders of the

Normal APEX and Capital APEX of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

The Indenture Trustee shall give notice of our election to begin or extend a deferral period to the holders of the Junior Subordinated Notes, to the administrative trustees and to the holders of the Capital APEX and, if such election is made prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, to the holders of the Normal APEX. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend a deferral period.

As described under “— Restrictions on Certain Payments, including on Deferral of Interest” on page S-95, during any such deferral period we will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock.

We have agreed in the indenture with respect to our outstanding parity securities not to make any payment of principal of or interest on, or repay or redeem the Junior Subordinated Notes, if at any time there shall have occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time or both would constitute an event of default with respect to such securities and in respect of which we have not taken reasonable steps to cure, we are in default relating to our payment of any obligations under a guarantee with respect to the securities of any trust holding such securities or we shall have given notice of our election to defer payments of interest on such securities and shall not have rescinded such notice, or the deferral period or any extension thereof shall be continuing.

Subordination

Our obligations to pay interest and premium (if any) on, and principal of, the Junior Subordinated Notes are subordinate and junior in right of payment and upon liquidation to all our “senior and subordinated debt”, which consists of the principal of (and premium, if any) and interest, if any (including any deferred interest and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to National City, whether or not such claim for post-petition interest is allowed in such proceeding), on debt (as defined below), whether incurred on or prior to the date of the Indenture; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Notes; provided that senior and subordinated debt shall not include:

•	any debt of National City which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to National City;

•	any debt of National City to any of its subsidiaries;

•	any debt to any employee or director of National City; and

•	any securities issued under the Indenture or other securities or obligations which, by their terms, are expressly stated to rank pari passu in right of payment with the securities issued under the Indenture.

For purposes of the foregoing, “debt” means, with respect to National City, whether recourse is to all or a portion of our assets and whether or not contingent:

•	our obligations for money borrowed;

•	our obligations evidenced by bonds, debentures, notes or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all of our reimbursement obligations with respect to any letters of credit, bankers’ acceptances or similar facilities for our account;

•	all of our obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

•	all of our capital lease obligations;

•	all of our indebtedness for claims in respect of derivative products, including interest rate and forward exchange contracts, forward commodity contracts (whether related to mortgages, securities, commodities or otherwise), options and swaps and similar arrangements; and

•	all obligations of the type referred to in the preceding bullet points of other persons and all dividends of another person the payment of which we have guaranteed or are responsible or liable for, directly or indirectly, as obligor or otherwise.

The Junior Subordinated Notes and the Guarantee will rank equally in right of payment with any “pari passu securities”, which means

•	indebtedness that, among other things,

•	qualifies or is issued to financing vehicles issuing securities that qualify as Tier 1 capital of National City under the capital guidelines of the Federal Reserve; and

•	by its terms ranks equally with our Junior Subordinated Notes in right of payment and upon liquidation; and

•	guarantees of indebtedness described in the first bullet or securities issued by one or more financing vehicles described in the first bullet.

Pari passu securities does not include any junior subordinated debentures or guarantees that are outstanding or may be issued or assumed in the future in connection with traditional trust preferred securities, which rank senior to the Junior Subordinated Notes. All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the Junior Subordinated Notes to the extent of the assets of such subsidiaries. As of September 30, 2007, our indebtedness and obligations, on a parent-only basis, totaled approximately $4.8 billion and our subsidiaries’ direct borrowings and deposit liabilities, including non-deposit, short-term borrowings, that would effectively rank senior to the Junior Subordinated Notes totaled approximately $131.4 billion.

As a result of the subordination provisions, no payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Notes may be made if:

•	any principal, premium, interest or any other payment due on any of our senior and subordinated debt has not been paid when due and that default continues; or

•	the maturity of any of our senior and subordinated debt has been accelerated because of a default.

In addition, we will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the Junior Subordinated Notes except in compliance with applicable Federal Reserve regulations and guidelines.

In connection with an Early Remarketing, other than the first attempt at Remarketing, we may elect that our obligations under the Junior Subordinated Notes no longer be subordinated to our senior and subordinated debt, effective on the Remarketing Settlement Date.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior and subordinated debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Junior Subordinated Notes. In such an event, we will pay or deliver directly to the holders of senior and subordinated debt and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the Junior Subordinated Notes. We will make the payments to the holders of senior and subordinated debt according to priorities existing among those holders until we have paid all senior and subordinated debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the Junior Subordinated Notes so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Junior Subordinated Notes.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior and subordinated debt, the holders of Junior Subordinated Notes together with the holders of any of our other obligations ranking equal with the Junior Subordinated Notes will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Junior Subordinated Notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Junior Subordinated Notes.

If we violate the Indenture by making a payment or distribution to holders of the Junior Subordinated Notes before we have paid all the senior and subordinated debt in full, then such holders of the Junior Subordinated Notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior and subordinated debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of Junior Subordinated Notes will not be required to pay, or transfer payments or distributions to, holders of senior and subordinated debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Junior Subordinated Notes.

Because of the subordination, if we become insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the Junior Subordinated Notes having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the Indenture in connection with the Junior Subordinated Notes.

We may modify or amend the Indenture as provided under “— Modification of Indenture” on page S-101. However, the modification or amendment may not, without the consent of the holders of all senior and subordinated debt outstanding, modify any of the provisions of the Indenture relating to the subordination of the Junior Subordinated Notes in a manner that would adversely affect the holders of senior and subordinated debt.

The Indenture does not limit the amount of senior and subordinated debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt.

Additional Interest

If the Junior Subordinated Notes are owned by the Trust and if the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature other than withholding taxes imposed by the United States or any other taxing authority, including where imposed as a result of a tax event, then we will be required to pay additional interest on the Junior Subordinated Notes. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Remarketing

Remarketings will occur, and if successful, will settle in the calendar month immediately preceding the Stock Purchase Date. More specifically, the periods during which a Remarketing will occur, or “Remarketing Periods”, will each consist of five consecutive business days beginning on the seventh business day prior to November 10, 2012, February 8, 2013, May 11, 2013, August 11, 2013 and November 10, 2013 (or if any such day is not a business day, the immediately preceding business day), unless an Early Settlement Event has occurred, and continuing until the fifth such period or the earlier settlement of a successful Remarketing. Accordingly, a successful Remarketing will settle on the date, or “Remarketing Settlement Date”, that is the third business day after the last day of the relevant Remarketing Period.

Before the first Remarketing, we will appoint a nationally recognized investment bank as “Remarketing Agent” pursuant to a “Remarketing Agreement” with that firm. We covenant in the Indenture to use our commercially reasonable efforts to effect the Remarketing of the Junior Subordinated Notes as described in this prospectus supplement. If in the judgment of our counsel or counsel to the Remarketing Agent a registration statement is required to effect the Remarketing of the Junior Subordinated Notes, we will use our commercially reasonable efforts to ensure that a registration statement covering the full principal amount of the Junior Subordinated Notes to be remarketed will be effective in a form that will enable the Remarketing Agent to rely on it in connection with the Remarketing process or we will effect such Remarketing pursuant to Rule 144A under the Securities Act, if available, or any other available exemption from applicable registration requirements under the Securities Act.

All of the outstanding Junior Subordinated Notes will be remarketed in the Remarketing other than Junior Subordinated Notes having an aggregate principal amount equal to (i) the liquidation amount of Normal APEX the holders of which have elected to exchange their Normal APEX for Stripped APEX and Capital APEX if the Remarketing is successful and (ii) the liquidation amount of Capital APEX the holders of which have not elected to dispose of their Capital APEX in the Remarketing if it is successful. We describe the procedures for these elections under “Description of the APEX — Remarketing of the Junior Subordinated Notes” on page S-62. We may also elect to remarket the Junior Subordinated Notes in the form of trust preferred securities. If we make this election, we will establish a new Delaware statutory trust and offer its trust preferred securities in the Remarketing instead of the Junior Subordinated Notes. If the Remarketing is successful, the new trust will purchase the Junior Subordinated Notes included in the Remarketing from the Trust with the proceeds of the trust preferred securities sold in the Remarketing, together with the proceeds of the trust common securities of the new trust, which we will purchase, and the Trust will exchange the Junior Subordinated Notes not included in the Remarketing for additional trust preferred securities of the new trust.

The net proceeds of Junior Subordinated Notes sold in a successful Remarketing, to the extent not distributed to holders of Capital APEX who have elected to dispose of their Capital APEX in connection with the Remarketing, will be placed in an interest-bearing deposit with National City Bank, in an amount equal to at least 100% of the Remarketing Value, and such deposit will be pledged under the Collateral Agreement to secure the Trust’s obligation to purchase the Preferred Stock under the Stock Purchase Contracts. If on the Stock Purchase Date we are deferring interest on the Junior Subordinated Notes, (1) holders will receive an amount in cash from the proceeds of the interest-bearing deposit equal to the amount of such deferred interest if there has been a successful Remarketing and (2) the trust will receive Additional Subordinated Notes with a principal amount equal to the amount of such deferred interest if there has been a Failed Remarketing. The net proceeds of the aggregate principal amount of Junior Subordinated Notes sold in a successful Remarketing corresponding to the liquidation amount of Capital APEX, the holders of which elected to dispose of their Capital APEX in the Remarketing, will be distributed to such holders promptly after the Remarketing Settlement Date and their Capital APEX will be cancelled. Any remaining proceeds, net of any remarketing fee, will be remitted to holders of Normal APEX.

Pursuant to the Remarketing Agreement, the Remarketing Agent will use its commercially reasonable efforts to obtain a price for the Junior Subordinated Notes to be remarketed that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value. The “Remarketing Value” of each Junior Subordinated Note will be equal to the present value on the Remarketing Settlement Date of an amount equal to the principal amount of such Junior Subordinated Note, plus the interest payable on such Junior Subordinated Note on the next Regular Distribution Date, including any deferred interest, assuming for this purpose, even if not true, that the interest rate on the Junior Subordinated Notes remains at the rate in effect immediately prior to the Remarketing and all accrued and unpaid interest on the Junior Subordinated Notes is paid in cash on such date, determined using a discount rate equal to the interest rate on the deposit with National City Bank.

To obtain that value, the Remarketing Agent may reset the interest rate on the Junior Subordinated Notes to a new fixed or floating rate that will apply to all outstanding Junior Subordinated Notes, whether or not included in the Remarketing, and will become effective on the Remarketing Settlement Date. If the interest rate is reset as a fixed rate, the Junior Subordinated Notes will bear interest at that rate, or “Reset Rate”, from and after the Remarketing Settlement Date, and if the interest rate is reset as a floating rate, the Junior Subordinated Notes will bear interest at the applicable index as in effect from time to time plus a spread, or “Reset Spread”, from and after the Remarketing Settlement Date. In addition, in connection with the Remarketing the maturity of the Junior Subordinated Notes may be moved up and the date after which the Junior Subordinated Notes are optionally redeemable and the redemption price may be changed. If we elect a floating rate, we also have the option to change the interest payment dates and manner of calculation of interest on the Junior Subordinated Notes to correspond with the market conventions applicable to notes bearing interest at rates based on the applicable index. Any such changes will be announced as described below prior to the Remarketing attempt.

Each Remarketing Period will last for five consecutive business days. Our covenant in the Indenture to use our commercially reasonable efforts to effect the Remarketing of the Junior Subordinated Notes is subject to the following limitations.

•	On any day other than the last day of a Remarketing Period, we will have the right, in our absolute discretion and without prior notice to the holders of the APEX, to postpone the Remarketing until the following business day.

•	If a Remarketing Disruption Event has occurred and is continuing as of the last day of a Remarketing Period for a proposed Remarketing Settlement Date in November 2012, February 2013, May 2013 or August 2013 and no Early Settlement Event has occurred, we may elect not to attempt a Remarketing on that day. The consequence of that election will be that the Remarketing for the related Remarketing Period will not be successful and under the Indenture we will be obligated to use our commercially reasonable efforts to effect the Remarketing for settlement in the next succeeding May, August, November or February, as applicable. “Remarketing Disruption Event” means there shall have occurred an event that, if not disclosed in the offering document for the Remarketing, could cause such offering document to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and either

•	in our judgment, such event is not required by law to be disclosed at such time and its disclosure might have a material adverse effect on our business, or

•	the disclosure of such event relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction.

If the Remarketing Agent cannot remarket the Junior Subordinated Notes during any Remarketing Period at a price that results in proceeds, net of any remarketing fee, equal to 100% of the Remarketing Value of the Junior Subordinated Notes to be remarketed, then:

•	the Stock Purchase Date will be deferred until after the next Remarketing Settlement Date;

•	the interest rate on the Junior Subordinated Notes will not be reset; and

•	the Remarketing Agent will thereafter attempt to establish a new Reset Rate or Reset Spread meeting the requirements described above and remarket the Junior Subordinated Notes during subsequent Remarketing Periods, which will begin on the seventh business day immediately preceding February 8, 2013, May 11, 2013, August 11, 2013 and November 10, 2013 (or if any such day is not a business day, the immediately preceding business day).

Any subsequent Remarketing will be subject to the conditions and procedures described above, and will settle (if successful) on the corresponding Remarketing Settlement Date; provided that if a successful Remarketing has not previously occurred and, as a result, the Remarketing Agent attempts a Remarketing for settlement on November 10, 2013, or if such day is not a business day, the next business day (or the fifth scheduled Remarketing Settlement Date in the case of an Early Remarketing), then the Reset Rate for that Remarketing will not be subject to the Fixed Rate Reset Cap or the Reset Spread for that Remarketing will not be subject to the Floating Rate Reset Cap, as applicable.

If the Remarketing Agent is unable to remarket the Junior Subordinated Notes for settlement on or before November 10, 2013 or if such day is not a business day, the immediately preceding business day (or the fifth scheduled Remarketing Settlement Date in the case of an Early Remarketing), a “Failed Remarketing” will be deemed to have occurred. In that case:

•	The interest rate on the Junior Subordinated Notes will not be reset, and the Normal APEX and Capital APEX will continue to bear cash distributions at the rate otherwise applicable, payable in arrears on each Regular Distribution Date. In the event of a Failed Remarketing, we may move up the stated maturity of the Junior Subordinated Notes and, accordingly, the Capital APEX Mandatory Redemption Date, to any date on or after December 10, 2016 or, if we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, the date seven years after commencement of the deferral period (the “First Optional Redemption Date”).

•	We will exercise our rights as a secured party with respect to the Pledged Securities under the Collateral Agreement and, subject to applicable law, retain the Pledged Securities or their proceeds and apply them against the Trust’s obligation to us under the Stock Purchase Contract or sell them in one or more private sales. In either case, the Trust’s obligations under the Stock Purchase Contracts would be satisfied in full. We will issue a note, payable on the later of December 10, 2016 and the date five years after commencement of any related deferral period on the Junior Subordinated Notes and bearing interest at the same rate (or pursuant to the same interest rate formula) that applies to the Junior Subordinated Notes, in the amount of any accrued and unpaid distributions on the Normal APEX and the Stripped APEX as of the Stock Purchase Date, to the Property Trustee.

•	If you hold Capital APEX and elected to dispose of them in the Remarketing, your Capital APEX will be returned to you.

We will cause notice of any unsuccessful Remarketings and of a Failed Remarketing to be made publicly available.

The Reset Rate or Reset Spread will be equal to the interest rate determined to result in proceeds from the Remarketing of the Junior Subordinated Notes, net of any remarketing fee, of at least 100% of the Remarketing Value; provided that the Reset Rate may not exceed the Fixed Rate Reset Cap or the Reset Spread may not exceed the Floating Rate Reset Cap, as the case may be, in connection with the first four Remarketing Periods. For this purpose, the “Fixed Rate Reset Cap” is the prevailing market yield, as determined by the Remarketing Agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the Junior Subordinated Notes may be redeemed at our option in the event of a successful Remarketing, plus           basis points, or     %, per annum, and the “Floating Rate Reset Cap”, which the Reset Spread may not exceed, will be           basis points, or     %, per annum. Since the new rate will become effective part way through an interest period, the first interest payment due on the Junior Subordinated Notes after the Remarketing Settlement Date will reflect the initial rate for the period from and including the immediately preceding payment date to but excluding the Remarketing Settlement Date and the new rate for the period from and including the Remarketing Settlement Date to but excluding the date of payment.

If a Remarketing is attempted for settlement after August 11, 2013 or after the fourth Remarketing attempt following the occurrence of an Early Settlement Event, the Reset Rate will not be subject to the Fixed Rate Reset Cap or the Reset Spread or will not be subject to the Floating Rate Reset Cap, as the case may be.

In connection with a Remarketing, we may elect, in our sole discretion, to move up the stated maturity of the Junior Subordinated Notes to any date on or after the First Optional Redemption Date, to change the date on and after which the Junior Subordinated Notes are redeemable at our option to a new date not earlier than the First Optional Redemption Date and to change the redemption price so long as it is not less than the principal plus accrued and unpaid interest (including additional interest) on the Junior Subordinated Notes. In addition, we may also elect, in our discretion, in the case of a Remarketing following an Early Settlement Event, other than the first attempt at Remarketing, that the Junior Subordinated Notes will no longer be subordinated to our senior and subordinated debt and that the Junior Subordinated Notes no longer be subject to optional deferral. Any such election would take effect, upon a successful Remarketing, on the Remarketing Settlement Date.

The Property Trustee will give holders of Normal APEX and Capital APEX notice of Remarketing at least 21 calendar days prior to the first day of any Remarketing Period. Such notice will set forth:

•	the beginning and ending dates of the Remarketing Period and the applicable Remarketing Settlement Date and Stock Purchase Date in the event the Remarketing is successful;

•	the applicable Distribution Dates and record dates for cash distributions on the Normal APEX and Capital APEX;

•	any change to the stated maturity of the Junior Subordinated Notes if the Remarketing is successful;

•	in the case of a Remarketing following an Early Settlement Event after an unsuccessful Remarketing during the first scheduled Remarketing Period, whether the Junior Subordinated Notes will no longer be subordinated to our senior and subordinated debt and no longer be subject to optional deferral;

•	the procedures you must follow if you hold Normal APEX to elect to exchange your Normal APEX for Stripped APEX and Capital APEX if the Remarketing is successful and the date by which such election must be made; and

•	the procedures you must follow if you hold Capital APEX to elect to dispose of them in connection with the Remarketing and the date by which such election must be made.

Early Settlement Events

An “Early Settlement Event” shall be deemed to occur if:

•	our “total risk-based capital ratio” is less than 10%;

•	our “tier 1 risk-based capital ratio” is less than 6%;

•	our “leverage capital ratio” is less than 4%;

•	the Federal Reserve, in its discretion, anticipates that we may fail one or more of the capital tests referred to above in the near term and delivers a notice to us so stating; or

•	the Trust is dissolved pursuant to the entry of an order for dissolution by a court of competent jurisdiction.

In the case of the tests described in the first three bullets, each ratio will be determined as required pursuant to Appendix A to Regulation Y of the Federal Reserve Board, 12 C.F.R. Part 225. The related Early Settlement Event will be deemed to occur on the date we file a Form FR Y-9C showing in Schedule HC-R (or successor form) that the related capital measure has not been met.

Early Remarketing

If an Early Settlement Event occurs, the Remarketing process described above will begin earlier. The first attempted Remarketing will take place during the first following Remarketing Period that begins at least 30 days after the occurrence of such Early Settlement Event. In the event of such an “Early Remarketing”:

•	the first Remarketing attempt will be on the basis that the APEX will be remarketed with the underlying Junior Subordinated Notes remaining subordinated to the same extent as when they are originally issued (i.e., we will not have the option to elect to remarket them as senior notes) subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable;

•	the second, third and fourth Remarketing attempts will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, but the underlying Junior Subordinated Notes may, at our election, no longer be subordinated to our senior and subordinated debt and no longer be subject to optional deferral; and

•	the fifth and last Remarketing attempt will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, and the underlying Junior Subordinated Notes may, at our election, no longer be subordinated to our senior and subordinated debt and no longer be subject to optional deferral.

If the first Remarketing attempt in an Early Remarketing is not successful, up to four additional attempts will be made beginning on the seventh business day prior to February 8, May 11, August 11 or November 10 (or if any such day is not a business day, the immediately preceding business day), as applicable, immediately following the first Remarketing Period, which date will be the Remarketing Settlement Date in the event of a successful Remarketing, and the Stock Purchase Date will be the March 10, June 10, September 10 or December 10 immediately following the Remarketing Settlement Date or the final unsuccessful attempt, or on the next business day if not a business day. For example, if an Early Settlement Event (other than as a result of the entry of an order for dissolution of the Trust by a court of competent jurisdiction) occurs on September 1, 2008, then the first Remarketing attempt would begin on the seventh business day prior to November 10, 2008 (or if such day is not a business day, the immediately preceding business day) for settlement on that date as the Remarketing Settlement Date; if that Remarketing fails, successive Remarketing attempts would be made for settlement on the February 8, 2009, May 11, 2009 and August 11, 2009 Remarketing Settlement Dates (with the Stock Purchase Date being the March 10, June 10 or September 10, as applicable, that is immediately thereafter, or if any such day is not a business day, the next business day); and if none of those Remarketing attempts succeeds, then the fifth and final Remarketing attempt will be made for settlement on November 10, 2009 (or if such day is not a business day, the immediately preceding business day), in which case the Stock Purchase Date would be December 10, 2009, or if such day is not a business day, the next business day.

In the case of an Early Settlement Event resulting from the entry of an order for dissolution of the Trust by a court of competent jurisdiction, as described under “Description of the APEX — Liquidation Distribution upon Dissolution” on page S-67, there shall be only one Remarketing Period and the Reset Rate shall not be subject to the Fixed Rate Reset Cap or the Reset Spread shall not be subject to the Floating Rate Reset Cap, as applicable. If the Remarketing conducted on such date is not successful, it shall be deemed a Failed Remarketing and the Stock Purchase Date shall be the next succeeding March 10, June 10, September 10 or December 10, or if such day in not a business day, the next business day.

Except as described above, an Early Remarketing after the occurrence of an Early Settlement Event will be conducted as described under “— Remarketing” on page S-89.

Payment; Exchange; Transfer

We will appoint a paying agent on or before the Remarketing Settlement Date from whom holders of Junior Subordinated Notes can receive payment of the principal of and any premium and interest on the Junior Subordinated Notes on and after such date. We may elect to pay any interest on the Junior Subordinated Notes by mailing a check to the person listed as the owner of the Junior Subordinated Notes in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the Indenture. We will pay interest on the Junior Subordinated Notes:

•	on an interest payment date to the person in whose name that Junior Subordinated Note is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment to the person who surrenders such Junior Subordinated Note at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the Junior Subordinated Notes and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such Junior Subordinated Notes can only look to us for the payments on such Junior Subordinated Notes.

Any Junior Subordinated Notes can be exchanged for other Junior Subordinated Notes so long as such other Junior Subordinated Notes are denominated in authorized denominations and have the same aggregate principal amount and same terms as the Junior Subordinated Notes that were surrendered for exchange. The Junior Subordinated Notes may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Junior Subordinated Notes, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Junior Subordinated Notes. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the Junior Subordinated Notes for registration of transfer or exchange. However, we will be required to maintain an office or agency in each place of payment for the Junior Subordinated Notes. If we elect to remarket the Junior Subordinated Notes in the form of trust preferred securities as described under “— Remarketing” on page S-89, however, the foregoing provisions will apply to those trust preferred securities and not to the Junior Subordinated Notes.

Denominations

The Junior Subordinated Notes will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. Upon and following the Remarketing Settlement Date, we expect that the Junior Subordinated Notes will be held in book-entry form only, as described under “Book-Entry System” on page S-122, and will be held in the name of DTC or its nominee.

Restrictions on Certain Payments, including on Deferral of Interest

If:

•	there shall have occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time or both would constitute an event of default with respect to the Junior Subordinated Notes and in respect of which we have not taken reasonable steps to cure;

•	the Junior Subordinated Notes are beneficially owned by the Trust (or a new trust if we elect to remarket the Junior Subordinated Notes in the form of trust preferred securities) and we shall be in default relating to our payment of any obligations under the Guarantee (or the guarantee of such new trust preferred securities);

•	we shall have given notice of our election to defer payments of interest on the Junior Subordinated Notes and shall not have rescinded such notice, or the deferral period or any extension thereof shall be continuing; or

•	we have paid deferred interest to the Trust in the form of Additional Subordinated Notes and not yet repaid all amounts outstanding on such notes;

then neither we nor any of our subsidiaries shall:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any shares of our capital stock;

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank or make any payments under any guarantee that ranks, upon our liquidation, pari passu with the Junior Subordinated Notes (including the Junior Subordinated Notes and any other securities issued under the Indenture, “parity securities”) or junior to the Junior Subordinated Notes; or

•	make any payment under any guarantee that ranks junior to our Guarantee related to the APEX.

The restrictions listed above do not apply to:

•	dividends or distributions in our shares of common stock;

•	any declaration of a dividend in connection with the implementation of a rights plan or the issuance of stock under any such plan or the redemption or repurchase of any such rights pursuant thereto;

•	payments under the Guarantee (or, if we elect to remarket the Junior Subordinated Notes in the form of trust preferred securities, the guarantee of such trust preferred securities);

•	purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees;

•	any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the Junior Subordinated Notes), and any payments of principal of or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; or

•	payments of interest on parity securities (including the Junior Subordinated Notes) in additional parity securities (including any Additional Subordinated Notes) and any repurchase of parity securities (including the Junior Subordinated Notes) in exchange for preferred stock (including the Preferred Stock), in each case in connection with a Failed Remarketing or similar event.

Redemption

We may from time to time redeem Junior Subordinated Notes, in whole or in part, at any date on or after December 10, 2016, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption. In connection with a Remarketing, we may change the date after which we may redeem Junior Subordinated Notes to a later date or change the redemption price as described under “— Remarketing” on page S-89. The Junior Subordinated Notes will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Prior to the Stock Purchase Date, we may also redeem all, but not less than all, of the Junior Subordinated Notes upon the occurrence of a capital treatment event, an investment company event, a rating agency event or a tax event, as described below. After the Stock Purchase Date and prior to December 10, 2016, we may also redeem all, but not less than all, of the Junior Subordinated Notes upon the occurrence of a capital treatment event, an investment company event or a tax event, as described below. The redemption price will be 100% of the principal amount of Junior Subordinated Notes to be redeemed, plus accrued and unpaid interest through the date of redemption, in the case of any redemption in connection with a capital treatment event or investment company event, and the greater of 100% of the principal amount of Junior Subordinated Notes to be redeemed and the applicable make-whole amount, plus accrued and unpaid interest through the date of redemption, in the case of any redemption in connection with a rating agency event or a tax event.

The “make-whole amount” will be equal to the sum of the present values of the principal amount of the Junior Subordinated Notes and each interest payment thereon that would have been payable to and including the relevant date (not including any portion of such payments of interest accrued as of the date of redemption), discounted from the relevant date or the applicable interest payment date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus     %. The “relevant date” means December 10, 2012 in the case of any redemption prior to such date, December 10, 2013 in the case of any redemption on or after December 10, 2012 and prior to December 10, 2013 if the stock purchase date shall not have occurred on or prior to December 10, 2012, and otherwise December 10, 2016.

“Treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day immediately preceding the redemption date).

“Treasury security” means the U.S. treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Junior Subordinated Notes being redeemed in a tender offer based on a spread to U.S. treasury yields.

“Treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Wall Street Journal, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

“Treasury dealer” means Goldman, Sachs & Co. (or its successor) or, if Goldman, Sachs & Co. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

A “capital treatment event” means the reasonable determination by us that, as a result of:

•	the occurrence of any amendment to, or change, including any announced prospective change, in the laws or regulations of the United States or any political subdivision thereof or therein or any rules, guidelines or policies of the Federal Reserve, or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying United States laws or regulations, that is effective or is announced on or after the date of issuance of the APEX, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the Normal APEX at any time prior to the Stock Purchase Date as Tier 1 capital under the risk-based capital adequacy guidelines of the Federal Reserve (or, if we elect to remarket the Junior Subordinated Notes in the form of trust preferred securities and do not elect to shorten the maturity of the Junior Subordinated Notes, that we will not be entitled to treat an amount equal to the liquidation amount of the such trust preferred securities as Tier 1 capital under the risk-based capital adequacy guidelines of the Federal Reserve and this change becomes effective or would become effective on or after the Remarketing Settlement Date).

An “investment company event” means our receipt of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act at any time prior to the Stock Purchase Date, and this change becomes effective or would become effective on or after the date of the issuance of the APEX (or, if we elect to remarket the Junior Subordinated Notes in the form of trust preferred securities, that the issuer of such trust preferred securities is or will be considered an investment company that is required to be registered under the Investment Company Act and this change becomes effective or would become effective on or after the Remarketing Settlement Date).

A “rating agency event” means any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that currently publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the APEX, which amendment, clarification or change results in:

•	the shortening of the length of time prior to the Stock Purchase Date that the APEX are assigned a particular level of equity credit by that rating agency as compared to the length of time the APEX would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the APEX; or

•	the lowering of the equity credit (including up to a lesser amount) assigned to the APEX prior to the Stock Purchase Date by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the APEX.

A “tax event” means our receipt of an opinion of counsel to the effect that, as a result of:

•	an amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of or in the United States; or

•	an official administrative pronouncement or judicial decision interpreting or applying those laws or regulations;

which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the APEX, there is more than an insubstantial increase in risk that:

•	the Trust (or if we elect to remarket the Junior Subordinated Notes in the form of trust preferred securities, the trust issuing such securities) is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Notes;

•	interest payable by us on the Junior Subordinated Notes is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the Trust (or if we elect to remarket the Junior Subordinated Notes in the form of trust preferred securities, the trust issuing such securities) is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges at any time it is the holder of the Junior Subordinated Notes.

We may not redeem the Junior Subordinated Notes in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Junior Subordinated Notes for all interest periods ending on or before the redemption date.

Any redemption of the Junior Subordinated Notes prior to the Stock Purchase Date (or, if we elect to remarket the Junior Subordinated Notes in the form of trust preferred securities, at any time thereafter) will be subject to receipt of prior approval by the Federal Reserve, if required.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Junior Subordinated Notes or portions thereof called for redemption.

In the event of any redemption, neither we nor the Indenture Trustee will be required to:

•	issue, register the transfer of, or exchange, Junior Subordinated Notes during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•	transfer or exchange any Junior Subordinated Notes so selected for redemption, except, in the case of any Junior Subordinated Notes being redeemed in part, any portion thereof not to be redeemed.

Limitation on Mergers and Sales of Assets

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the Indenture,

including the payment of all amounts due on the debt securities and performance of the covenants in the Indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the Indenture exists; and

•	certain other conditions as prescribed in the Indenture are met.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring entity will be substituted for us in such Indenture with the same effect as if it had been an original party to the Indenture. As a result, such successor entity may exercise our rights and powers under the Indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the Indenture and under the Junior Subordinated Notes.

Events of Default, Waiver and Notice

An “event of default”, when used in the Indenture, means any of the following:

•	default in the payment of any interest, when it becomes due and payable, and the continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of any deferral period) or, if later, the conclusion of a period consisting of 14 or more consecutive semi-annual interest periods (or the equivalent thereof, in the event that interest periods are other than semi-annual), commencing with the semi-annual period (or quarter) following the earliest semi-annual period (or quarter) for which interest (including deferred interest) has not been paid in full;

•	the voluntary or involuntary dissolution, winding-up or other termination of the Trust at any time it is holding the Junior Subordinated Notes, unless (i) the APEX are redeemed and the Junior Subordinated Notes are distributed to holders of Capital APEX and, if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the holders of the Normal APEX, (ii) the Junior Subordinated Notes and the Normal APEX and Capital APEX are redeemed or (iii) such event is in connection with a permitted consolidation, merger, conveyance, transfer or lease of the assets of the Trust;

•	bankruptcy of National City; or

•	receivership of a major subsidiary depository institution of National City within the meaning of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies.

As of the date of this prospectus supplement, National City Bank is National City’s only major subsidiary depository institution.

If an event of default under the Indenture occurs and continues, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Notes may declare the entire principal and all accrued but unpaid interest of all Junior Subordinated Notes to be due and payable immediately. If the Indenture Trustee or the holders of Junior Subordinated Notes do not make such declaration and the Junior Subordinated Notes are beneficially owned by the Trust or trustee of the Trust, the Property Trustee or the holders of at least 25% in aggregate liquidation amount of the Capital APEX and the Normal APEX (if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date) shall have such right.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding Junior Subordinated Notes can, subject to certain conditions (including, if the Junior Subordinated Notes are held by a trust or the trustee of the Trust, the consent of the holders of at least a majority in aggregate liquidation amount of the Capital APEX and the Normal APEX (if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date), rescind the declaration. If the holders of the Junior Subordinated Notes do not rescind such declaration and the Junior Subordinated Notes are beneficially owned by the Trust or trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the APEX shall have such right.

The holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Notes may waive any past default, except:

•	a default in payment of principal or any premium or interest; or

•	a default under any provision of the Indenture that itself cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Note.

If the Junior Subordinated Notes are beneficially owned by the Trust or a trustee of the Trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the Capital APEX and the Normal APEX (if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date).

The holders of a majority in principal amount of the Junior Subordinated Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee.

We are required to file an officers’ certificate with the Indenture Trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the Indenture.

If the Junior Subordinated Notes are beneficially owned by the Trust or a trustee of the Trust, a holder of Capital APEX or Normal APEX (if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date) may institute a direct action against us if we fail to make interest or other payments on the Junior Subordinated Notes when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Junior Subordinated Notes; or

•	suing us to enforce the Property Trustee’s rights under the Junior Subordinated Notes.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Capital APEX and the Normal APEX (if such amendment occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date) thereunder without the consent of all such holders.

Actions Not Restricted by Indenture

The Indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “— Restrictions on Certain Payments, including on Deferral of Interest” on page S-95.

The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the Junior Subordinated Notes upon a change of control or other event involving us that may adversely affect the creditworthiness of the Junior Subordinated Notes.

No Protection in the Event of a Highly Leveraged Transaction

The Indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of Corresponding Assets

If the Junior Subordinated Notes or Additional Subordinated Notes are, or the Preferred Stock is, owned by the Trust, under circumstances involving the dissolution of the Trust, the Junior Subordinated Notes, Additional Subordinated Notes or Preferred Stock may be distributed to the holders of the Trust securities in liquidation of the Trust, provided that any required regulatory approval is obtained. See “Description of the APEX — Liquidation Distribution upon Dissolution” on page S-67.

Modification of Indenture

Under the Indenture, certain of our rights and obligations and certain of the rights of holders of the Junior Subordinated Notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Junior Subordinated Notes. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest, except as expressly permitted in connection with a Remarketing;

•	a reduction in or change in the manner of calculating payments due on the Junior Subordinated Notes, except as expressly permitted in connection with a Remarketing;

•	a change in the place of payment or currency in which any payment on the Junior Subordinated Notes is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the Junior Subordinated Notes;

•	a reduction in the percentage of outstanding Junior Subordinated Notes required to consent to a modification or amendment of the Indenture or required to consent to a waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture;

•	a reduction in the requirements contained in the Indenture for quorum or voting; and

•	a modification of any of the foregoing requirements contained in the Indenture.

Under the Indenture, the holders of at least a majority of the aggregate principal amount of the outstanding Junior Subordinated Notes may, on behalf of all holders of the Junior Subordinated Notes, waive compliance by us with any covenant or condition contained in the Indenture.

If the Junior Subordinated Notes are held by or on behalf of the Trust, no modification may be made that adversely affects the holders of the APEX in any material respect, and no termination of the Indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of each series of APEX so affected, voting together as a single series. If the consent of the holder of each outstanding Junior Subordinated Note is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the APEX so affected.

We and the Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Notes, any supplemental indenture for the purposes of:

•	evidencing the succession of another person to us, and the assumption by any such successor of our covenants contained in the Indenture and the Junior Subordinated Notes;

•	establishing the form or terms of securities of any new series of securities under the Indenture;

•	adding to our covenants for the benefit of the holders of all or any series of securities under the Indenture (and if such covenants are to be for the benefit of less than all series of securities under the Indenture, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us by the Indenture;

•	curing any ambiguity, correcting or supplementing any provision in the Indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this bullet point shall not adversely affect the interest of the holders of the Junior Subordinated Notes in any material respect or if the Junior Subordinated Notes are beneficially owned by the Trust and for so long as any of the APEX shall remain outstanding, the holders of the APEX;

•	evidencing and providing for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Junior Subordinated Notes;

•	complying with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	reflecting any modifications to the terms of the Notes pursuant to the terms of the Indenture with respect to a Remarketing; or

•	conforming the terms of the Indenture and the Junior Subordinated Notes to the description of the Junior Subordinated Notes in this prospectus supplement, in the manner provided in the Indenture.

Governing Law

The Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

The Indenture Trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the Indenture Trustee is under no obligation to exercise any of the powers under the Indenture at the request, order or direction of any holders of Junior Subordinated Notes unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

Miscellaneous

We or our affiliates may from time to time purchase any of the Junior Subordinated Notes that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE GUARANTEE

The following is a brief description of the terms of the Guarantee. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Guarantee, copies of which are available upon request from us.

General

The following payments on the APEX, also referred to as the “guarantee payments”, if not fully paid by the Trust, will be paid by us under a guarantee, or “Guarantee”, for the benefit of the holders of APEX. Pursuant to the Guarantee, we will irrevocably and unconditionally agree to pay in full the guarantee payments, without duplication:

•	any accumulated and unpaid distributions required to be paid on each series of APEX, to the extent the Trust has funds available to make the payment;

•	the redemption price for any APEX called for redemption other than in connection with a redemption of Capital APEX in exchange for Junior Subordinated Notes, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the APEX, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the APEX to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the APEX upon liquidation of the Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the APEX or by causing the Trust to pay the amounts to the holders.

If we do not make a required payment on the Junior Subordinated Notes or the Stock Purchase Contracts or, after the Stock Purchase Date, a regular dividend payment on the Preferred Stock, the Trust will not have sufficient funds to make the related payments on the relevant series of APEX. The Guarantee does not cover payments on the APEX when the Trust does not have sufficient funds to make these payments. If we do not pay any amounts on the Junior Subordinated Notes or the Stock Purchase Contracts when due, holders of the relevant series of APEX will have to rely on the enforcement by the Property Trustee of its rights as the registered holder of the Junior Subordinated Notes and Stock Purchase Contracts or proceed directly against us for payment of any amounts due on the Junior Subordinated Notes and Stock Purchase Contracts. See “— Status of the Guarantee” on page S-104. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, including any depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The Guarantee does not limit the incurrence or issuance by us of other secured or unsecured indebtedness.

The Guarantee will be issued pursuant to a Guarantee Agreement, or “Guarantee Agreement ”, that we will enter into with BNY Trust. The Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act. BNY Trust will act as “Guarantee Trustee” under the Guarantee Agreement for purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the APEX.

Effect of the Guarantee

The Guarantee, when taken together with our obligations under the Indenture and the Stock Purchase Contracts and the Trust’s obligations under the Trust Agreement, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust securities, has the effect of providing a full and unconditional guarantee, on a subordinated basis, of payments due on the APEX. See “Relationship among APEX, Junior Subordinated Notes, Stock Purchase Contracts and Guarantee” on page S-106.

We will also agree separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Trust Common Securities to the same extent as the Guarantee.

Status of the Guarantee

The Guarantee will be unsecured and at all times prior to the Stock Purchase Date will rank:

•	subordinate and junior in right of payment to all our senior and subordinated debt in the same manner as our Junior Subordinated Notes as set forth in the Indenture; and

•	equally with all other guarantees for payments on securities issued by our trusts in the future to the extent the related subordinated notes by their terms rank pari passu with the Junior Subordinated Notes, our subordinated notes that we issue in the future to the extent that by their terms rank pari passu with the Junior Subordinated Notes and any of our other present or future obligations that by their terms rank pari passu with such Guarantee.

After the Stock Purchase Date, the Guarantee will rank pari passu with other guarantees for payments on securities issued by our trusts in the future to the extent the preferred stock held by such trusts ranks pari passu with the Preferred Stock and our preferred stock that we issue in the future to the extent that by its terms it ranks pari passu with the Preferred Stock.

The Guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the Guarantee without suing any other person or entity. The Guarantee will be held for the benefit of the holders of the APEX. The Guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust.

Amendments and Assignment

The Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding APEX. The holders of Normal APEX, Stripped APEX and Capital APEX will also be entitled to vote separately if and to the extent that any proposed amendment would not affect each series in the same or substantially the same manner. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the APEX in any material respect. All guarantees and agreements contained in the Guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the APEX then outstanding.

Termination of the Guarantee

The Guarantee will terminate:

•	upon full payment of the redemption price of all APEX; or

•	upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust.

The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of APEX must restore payment of any sums paid under the APEX or the Guarantee.

Events of Default

An event of default under the Guarantee will occur if we fail to perform any payment obligation or if we fail to perform any other obligation under the Guarantee and such default remains unremedied for 30 days.

The holders of a majority in liquidation amount of the relevant series of APEX have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of APEX may institute a legal proceeding directly against us to enforce the Guarantee Trustee’s rights and our obligations under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

As guarantor, we are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the Guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the Guarantee, the Guarantee Trustee is required to perform only the duties that are specifically set forth in the Guarantee. Following the occurrence of an event of default, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of APEX, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates have maintained and may maintain certain accounts, other banking and similar relationships with the Guarantee Trustee and its affiliates in the ordinary course of business, including the Guarantee Trustee serving as trustee and in other roles in connection with various classes and series of debt and trust preferred securities issued by us and our affiliates.

Governing Law

The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG APEX, JUNIOR SUBORDINATED NOTES, STOCK PURCHASE CONTRACTS AND GUARANTEE

As set forth in the Trust Agreement, the exclusive purposes of the Trust are:

•	issuing the Trust securities representing beneficial interests in the Trust;

•	investing the gross proceeds of the Trust securities in the Junior Subordinated Notes;

•	entering into the Stock Purchase Contract Agreement and holding the Stock Purchase Contracts;

•	holding Junior Subordinated Notes, Qualifying Treasury Securities, deposit accounts and cash, and pledging them to secure the Trust’s obligations under the Stock Purchase Contracts;

•	purchasing the Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date and holding it thereafter;

•	selling Junior Subordinated Notes in a Remarketing; and

•	engaging in only those activities necessary or incidental thereto.

As long as payments of interest, Contract Payments and other payments are made when due on the Junior Subordinated Notes and the Stock Purchase Contracts and dividends are declared and paid on the Preferred Stock, those payments will be sufficient to cover the distributions and payments due on the Trust securities. This is due to the following factors:

•	prior to the Stock Purchase Date, the Trust will hold an aggregate principal amount of Junior Subordinated Notes and aggregate stated amount of Stock Purchase Contracts equal to the sum of the aggregate liquidation amount of the Normal APEX and Trust Common Securities, the combined interest rate on the Junior Subordinated Notes and Contract Payment rate on the Stock Purchase Contracts will match the distribution rate on the Normal APEX and Trust Common Securities, and the interest, Contract Payment and other payment dates on the Junior Subordinated Notes and the Stock Purchase Contracts will match the Distribution Dates for the Normal APEX and Trust Common Securities;

•	the Trust will hold an aggregate principal amount of Qualifying Treasury Securities and aggregate stated amount of Stock Purchase Contracts equal to the aggregate stated liquidation amount of the Stripped APEX, the Contract Payment rate on the Stock Purchase Contracts will match the distribution rate on the Stripped APEX, the entitlement to additional distributions on the Stripped APEX in respect of the Qualifying Treasury Securities will match the amount of such distributions to which the Trust is entitled under the Collateral Agreement and the Contract Payment and other payment dates on the Stock Purchase Contracts will match the Distribution Dates for the Stripped APEX;

•	the Trust will hold an aggregate principal amount of Junior Subordinated Notes equal to the aggregate stated liquidation amount of the Capital APEX, and the interest rate and interest payment dates on the Junior Subordinated Notes will match the distribution rate and payment dates on the Capital APEX;

•	after the Stock Purchase Date, the Trust will hold an aggregate liquidation preference of Preferred Stock equal to the aggregate liquidation amount of the Normal APEX and Trust Common Securities, and the dividend payment rates and dates on the Preferred Stock will match the distribution payment rates and dates on the Normal APEX and the Trust Common Securities;

•	under the Guarantee Agreement, we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust, other than those relating to APEX issued by such Trust; and

•	the Trust Agreement further provides that the trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.

To the extent that funds are available in the Trust, we guarantee payments of distributions and other payments due on the Trust securities to the extent described in this prospectus supplement. If we do not make interest payments on the Junior Subordinated Notes, Contract Payments on the Stock Purchase Contracts or dividend payments on the Preferred Stock, the Trust will not have sufficient funds to pay distributions on the Trust securities. The Guarantee is a subordinated guarantee in relation to the Trust securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. See “Description of the Guarantee” on page S-103.

We have the right to set off any payment that we are otherwise required to make under the Indenture or the Stock Purchase Contracts with any payment that we have previously made or are concurrently making on the date of such payment under the Guarantee.

The Guarantee covers the payment of distributions and other payments on the Trust securities only if and to the extent that we have made a payment of interest or principal or other payments on the Junior Subordinated Notes, Contract Payments on the Stock Purchase Contracts and dividends or redemption payments on the Preferred Stock, as applicable. The Guarantee, when taken together with our obligations under the Junior Subordinated Notes and the Indenture, our obligations under the Stock Purchase Contracts and our obligations under the Trust Agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust securities.

If we fail to make interest or other payments on the Junior Subordinated Notes when due, taking into account any deferral period, the Trust Agreement allows the holders of the Normal APEX and Capital APEX to direct the Property Trustee to enforce its rights under the Junior Subordinated Notes. If the Property Trustee fails to enforce these rights, any holder of Normal APEX or Capital APEX may directly sue us to enforce such rights without first suing the Property Trustee or any other person or entity.

A holder of Normal APEX or Capital APEX may institute a direct action if we fail to make interest or other payments on the Junior Subordinated Notes when due, taking into account any deferral period.

A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Junior Subordinated Notes; or

•	suing us to enforce the Property Trustee’s rights under the Junior Subordinated Notes.

If we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any deferral period, the Trust Agreement allows the holders of the Normal APEX and Stripped APEX to direct the Property Trustee to enforce its rights under the Stock Purchase Contracts. If the Property Trustee fails to enforce these rights, any holder of Normal APEX or Stripped APEX may directly sue us to enforce such rights without first suing the Property Trustee or any other person or entity.

A holder of Normal APEX or Stripped APEX may institute a direct action if we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Stock Purchase Contracts; or

•	suing us to enforce the Property Trustee’s rights under the Stock Purchase Contracts.

We acknowledge that the Guarantee Trustee will enforce the Guarantee on behalf of the holders of the Normal APEX, Stripped APEX and Capital APEX. If we fail to make payments under the

Guarantee, taking into account any deferral period on the APEX, the holders of the Normal APEX, Stripped APEX and Capital APEX may direct the Guarantee Trustee to enforce its rights under such Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Normal APEX, Stripped APEX or Capital APEX may directly sue us to enforce the Guarantee Trustee’s rights under the Guarantee. Such holder need not first sue the Trust, the Guarantee Trustee, or any other person or entity. A holder of Normal APEX, Stripped APEX or Capital APEX may also directly sue us to enforce such holder’s right to receive payment under the Guarantee. Such holder need not first direct the Guarantee Trustee to enforce the terms of the Guarantee or sue the Trust or any other person or entity.

We and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the Normal APEX, Stripped APEX and Capital APEX.

Limited Purpose of Trust

The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of Junior Subordinated Notes, Stock Purchase Contracts or Preferred Stock is that a holder of Junior Subordinated Notes, Stock Purchase Contracts or Preferred Stock would be entitled to receive from the issuer the principal amount of and interest accrued on such Junior Subordinated Notes, Contracts Payments on and stock issued under such Stock Purchase Contracts, and dividends, redemption payments and payment upon liquidation in respect of Preferred Stock, as the case may be, while a holder of Trust securities is entitled to receive distributions from the Trust, or from us under the Guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, holders of each series of APEX will receive the distributions described under “Description of the APEX — Liquidation Distribution upon Dissolution” on page S-67. Upon any voluntary or involuntary liquidation or bankruptcy of National City, the holders of the Junior Subordinated Notes would be subordinated creditors of National City, subordinated in right of payment to all indebtedness senior to the Junior Subordinated Notes as set forth in the Indenture, but entitled to receive payment in full of principal and interest before any of our shareholders receive distributions, and holders of the Preferred Stock would be preferred shareholders of National City, entitled to the preferences upon liquidation described under “Description of the Preferred Stock” on page S-109. The positions of a holder of APEX relative to other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

DESCRIPTION OF THE PREFERRED STOCK

The following is a brief description of the terms of the Preferred Stock we will issue to the Trust pursuant to the Stock Purchase Contracts. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our restated Certificate of Incorporation, as amended, including our certificate of designation with respect to the Preferred Stock, copies of which are available upon request from us.

General

Under our Certificate of Incorporation, as amended, we have authority to issue up to 5 million shares of preferred stock, no par value (including the Preferred Stock), of which 70,272 shares, designated as Series D Non-Voting Convertible Preferred Stock, $100 liquidation value per share (the “Series D Preferred Stock”), are issued and outstanding. When issued on the Stock Purchase Date, the Preferred Stock will be validly issued, fully paid and nonassessable. National City will not issue any shares of the Preferred Stock prior to the Stock Purchase Date.

The holders of the Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of funds legally available for payment in respect of the Preferred Stock by our board of directors or a duly authorized committee of the board in their sole discretion. If we do not declare dividends or do not pay dividends in full on the Preferred Stock on any date on which dividends are due, then these unpaid dividends will not cumulate, accrue or be payable.

Prior to the issuance of the APEX, we will file a certificate of designation with respect to the Preferred Stock with the Secretary of State of the State of Delaware. When issued, the Preferred Stock will have a fixed liquidation preference of $100,000 per share. If we liquidate, dissolve or wind up our affairs, holders of Preferred Stock will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per share equal to the liquidation preference per share plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard to any undeclared dividends. The Preferred Stock will not be convertible into our common stock or any other class or series of our securities and will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement.

We will issue the Preferred Stock to the Trust on the Stock Purchase Date. Unless the Trust is dissolved after the Stock Purchase Date and prior to the redemption of the Preferred Stock, holders of Normal APEX and Stripped APEX will not receive shares of Preferred Stock, and their interest in the Preferred Stock will be represented from and after the Stock Purchase Date by their Normal APEX or Stripped APEX. If the Trust is dissolved after the Stock Purchase Date, we may elect to distribute depositary shares representing the Preferred Stock instead of fractional shares of Preferred Stock. Since the Preferred Stock will be held by the Property Trustee, holders of Normal APEX or Stripped APEX will only be able to exercise voting or other rights with respect to the Preferred Stock through the Property Trustee.

Ranking

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Preferred Stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the Preferred Stock; and

•	at least equally with all other equity securities designated as ranking on a parity with the Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of National City. The Preferred Stock will be designated as ranking on a parity with the Series D Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of National City.

So long as any shares of Preferred Stock remain outstanding, no dividend whatsoever shall be declared or paid on National City’s common stock or other junior stock, other than a dividend payable solely in shares of junior stock, neither we nor any of our subsidiaries may purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), and we will not pay to or make available any monies for a sinking fund for the redemption of, any of our common stock or other junior stock unless (a) the full dividends for the most-recently completed Dividend Period on all outstanding Preferred Stock have been paid, or declared and funds set aside therefor, and (b) we are not in default on our obligation to redeem any shares of Preferred Stock that have been called for redemption as described under “— Redemption” on page S-112. However, the foregoing provisions shall not restrict the ability of any of our affiliates to engage in any market-making transactions in our junior stock in the ordinary course of business.

On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Preferred Stock and other equity securities designated as ranking on a parity with the Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Preferred Stock and the Dividend Parity Stock shall be shared:

•	first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to their respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

•	thereafter by the holders of the shares of Preferred Stock and the Dividend Parity Stock on a pro rata basis.

We have agreed, in the certificate of designation establishing the terms of the Preferred Stock, not to issue any new series of preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Preferred Stock.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any funds legally available for such payment, and the Preferred Stock shall not be entitled to participate in any such dividend.

Dividends

Dividends on shares of Preferred Stock will not be mandatory. Holders of the Preferred Stock, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Preferred Stock as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, out of funds legally available for payment, cash dividends. These dividends will be payable (a) if the Preferred Stock is issued prior to December 10, 2012, at a rate per annum equal to     % until the Dividend Payment Date in December 2012, and (b) thereafter, at a rate per annum that will be reset quarterly and will equal Three-Month LIBOR for the related Dividend Period plus     % (the “Dividend Rate”), applied to the $100,000 liquidation preference per share and will be paid (a) if the Preferred Stock is issued prior to December 10, 2012, June 10 and December 10 of each year until December 10, 2012, and (b) thereafter, March 10, June 10, September 10 and December 10 of each year, commencing on the first such date following the Stock Purchase Date (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of the Preferred Stock will commence upon the Stock Purchase Date. Dividends will be paid to holders of record on the respective date fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The Dividend Rate will be reset quarterly commencing December 10, 2012. If any day on or after December 10, 2012 that would otherwise be a Dividend Payment Date is not a business day, then the next business day will be the applicable Dividend Payment Date. If a Dividend Payment Date prior to December 10, 2012 is not a business day, the applicable dividend shall be paid on the first business day following that day without adjustment.

The amount of dividends payable per share of Preferred Stock on each Dividend Payment Date will be calculated by (a) if the Preferred Stock is issued prior to December 10, 2012, on the basis of a 360-day year consisting of 12 30-day months until the Dividend Payment Date in December 2012, and (b) thereafter, multiplying the per annum Dividend Rate in effect for that Dividend Period by a fraction, the numerator of which will be the actual number of days in that Dividend Period and the denominator of which will be 360, and multiplying the rate obtained by $100,000.

“Three-Month LIBOR” means, with respect to any Dividend Period beginning on or after the later of December 10, 2012 and the Stock Purchase Date, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen LIBOR01 as of 11:00 a.m. (London time) on the Dividend Determination Date for that Dividend Period. If that rate does not appear on Reuters Screen LIBOR01, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by National City Bank (or its successor appointed by us), as calculation agent, at approximately 11:00 a.m. (London time) on the Dividend Determination Date for that Dividend Period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Preferred Stock been outstanding. The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be final and binding in the absence of manifest error.

“Dividend Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

If we determine not to pay any dividend or a full dividend, we will provide prior written notice to the Property Trustee, who will notify holders of Normal APEX and Stripped APEX, if then outstanding, and the administrative trustees.

We have agreed in the indenture with respect to the Junior Subordinated Notes and our outstanding parity securities not to pay any dividends on or redeem the Preferred Stock if at any time there shall have occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time or both would constitute an event of default with respect to such securities and in respect of which we have not taken reasonable steps to cure, we are in default relating to our payment of any obligations under a guarantee with respect to the securities of any trust holding such securities or we shall have given notice of our election to defer payments of interest on such securities and shall not have rescinded such notice, or the deferral period or any extension thereof shall be continuing.

We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain our capital adequacy and liquidity. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit or limit the payment thereof. In addition, we are subject to Delaware state laws relating to the payment of dividends.

Our principal subsidiary, National City Bank, is a national banking association, which is regulated by the OCC. National City Bank must maintain capital satisfying OCC requirements, and under OCC policy, cannot pay dividends to National City in excess of its current year’s net income plus its net income for the last two years, less any dividends paid, without prior OCC approval. The OCC may also limit or prohibit a national bank from declaring or paying dividends to protect the bank’s safety and soundness.

Redemption

The Preferred Stock may not be redeemed prior to the later of December 10, 2012 and the Stock Purchase Date. On that date or on any date after that date (but subject to the limitations described under “Replacement Capital Covenant” on page S-119 and to prior approval by the Federal Reserve), the Preferred Stock may be redeemed, in whole or in part, at our option. Any such redemption will be at a cash redemption price of $100,000 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends. Holders of Preferred Stock will have no right to require the redemption or repurchase of the Preferred Stock.

If fewer than all of the outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Preferred Stock in proportion to the number of shares held by those holders or by lot or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

Subject to this section, our board of directors will have the full power and authority to prescribe the terms and conditions upon which the Preferred Stock will be redeemed.

We will mail notice of every redemption of Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Preferred Stock to be redeemed at their respective last addresses appearing on our books. The Preferred Stock may be redeemed on the date the notice of such redemption is delivered to the holders of Preferred Stock if (1) each holder of Normal APEX shall have received notice of such redemption on or prior to the Stock Purchase Date and (2) each holder of the Preferred Stock on the date of issuance shall have received notice, not less than 30 days and not more than 60 days before such date, of our intention to redeem the Preferred Stock on the date it is issued (provided that if the Preferred Stock is held in book-entry form through DTC or another applicable book-entry clearing system, we may give this notice in any manner permitted by DTC or such other applicable book-entry clearing system). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Preferred Stock designated for redemption will not affect the redemption of any other Preferred Stock. If we redeem the Preferred Stock, the Trust, as holder of the Preferred Stock, will redeem the corresponding Normal APEX as described under “Description of the APEX — Mandatory Redemption of Normal APEX upon Redemption of Preferred Stock” on page S-64.

Each notice shall state:

•	the redemption date;

•	the number of shares of Preferred Stock to be redeemed and, if less than all shares of Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the Preferred Stock is to be redeemed.

If notice of redemption of any Preferred Stock has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, from and after the date of the redemption notice and the deposit of such funds, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Our right to redeem the Preferred Stock once issued is subject to two important limitations. First, under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock currently is subject to prior approval of the Federal Reserve. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or another series of non-cumulative perpetual preferred stock. Second, at or prior to the initial issuance of the Normal APEX, we will enter into a Replacement Capital Covenant, described under “Replacement Capital Covenant” on page S-119, relating to the APEX, the Junior Subordinated Notes and the shares of Preferred Stock we will issue under the Stock Purchase Contracts. The Replacement Capital Covenant only benefits holders of Covered Debt, as defined below, and is not enforceable by holders of APEX or Preferred Stock. However, the Replacement Capital Covenant permits us to redeem the Preferred Stock only if we have issued or delivered certain amounts of common stock, debt exchangeable for common stock, mandatorily convertible preferred stock or other securities convertible or exchangeable into our common stock and could preclude us from repurchasing APEX or redeeming or repurchasing shares of Preferred Stock at a time we might otherwise wish to do so.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Preferred Stock will be entitled to receive an amount per share (the “Total Liquidation Amount”) equal to the fixed liquidation preference of $100,000 per share, plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Preferred Stock will be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders of our capital stock ranking on a parity on liquidation to the Preferred Stock, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Preferred Stock.

If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Preferred Stock and all holders of any shares of our stock ranking as to any such distribution on a parity with the Preferred Stock, the amounts paid to the holders of Preferred Stock and to such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of parity stock. If the Total Liquidation Amount per share of Preferred Stock has been paid in full to all holders of Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Preferred Stock has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

We have agreed in the indenture with respect to the Junior Subordinated Notes and our outstanding parity securities not to make any liquidation or dividend payment on our capital stock if at any time there shall have occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time or both would constitute an event of default with respect to such securities and in respect of which we have not taken reasonable steps to cure, we are in default relating to our payment of any obligations under a guarantee with respect to the securities of any trust holding such securities or we shall have given notice of our election to defer payments of interest on such securities and shall not have rescinded such notice, or the deferral period or any extension thereof shall be continuing.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Preferred Stock will not have any voting rights.

Right to Elect Two Directors upon Non-Payment of Dividends.  If and when the dividends on the Preferred Stock or on any other class or series of our stock, if any, whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Preferred Stock as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“Voting Parity Stock”), have not been declared and paid (i) in the case of the Preferred Stock and Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “Preferred Stock Directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of Preferred Stock and any Voting Parity Stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors.

At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Preferred Stock and Voting Parity Stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Preferred Stock and Voting Parity Stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of Preferred Stock may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of a majority of the voting power of the outstanding shares of Preferred Stock and all Voting Parity Stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Preferred Stock and any non-cumulative Voting Parity Stock for at least one year and all dividends on any cumulative Voting Parity Stock have been paid in full, then the right of the holders of Preferred Stock to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

Unless we amend our Certificate of Incorporation to require different classes and series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Preferred Stock as a single class, so long as the Stock Purchase Contracts have not been terminated or any shares of Preferred Stock have been issued and are outstanding, we have agreed not to issue Voting Parity Stock with a liquidation preference that is less than $100,000 per share. We have no obligation to propose such an amendment, and the holders of the Preferred Stock would not be entitled to vote on any such amendment if we do propose it.

Other Voting Rights.  So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of at least a majority of the outstanding shares of Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•	Amendment of Certificate of Incorporation. Any amendment of our Certificate of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment of our Certificate of Incorporation or by-laws that would alter or change the voting powers, preferences or special rights of the Preferred Stock so as to affect them adversely; provided that (i) the holders of the Preferred Stock and each other class or series of preferred stock ranking on a parity with, or junior to, the Preferred Stock with respect to payment of dividends and distribution of assets on our liquidation (other than the Series D Preferred Stock and any excluded class, as defined below) shall vote together as a single class with respect to the authorization, or increase in the authorized amount, of any class or series of capital stock ranking senior to the Preferred Stock and (ii) the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of Dividend Parity Stock, junior stock or other capital stock of ours ranking on a parity with the Preferred Stock in the distribution of assets on our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Preferred Stock; or

•	Certain Mergers and Consolidations. Any merger or consolidation of us with or into any entity other than a corporation, or any merger or consolidation of us with or into any other corporation if we are not the surviving corporation in such merger or consolidation and if the Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of our Certificate of Incorporation, would not require a vote of the holders of the Preferred Stock under the preceding paragraph.

Each holder of Preferred Stock will have one vote per share on any matter on which holders of Preferred Stock are entitled to vote, including any action by written consent; “excluded class” means any class or series of preferred stock with a liquidation preference that is less than $100,000 per share, unless our Certificate of Incorporation requires such class or series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Preferred Stock as a single class. We have no obligation to propose an amendment to our Certificate of Incorporation to require classes or series of preferred stock to vote in proportion to their respective liquidation preferences when voting together as a single class, and the holders of the Preferred Stock would not be entitled to vote on such an amendment if we do propose it.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Preferred Stock to effect the redemption.

Form

The Preferred Stock will be issued only in fully registered form. No fractional shares will be issued unless the Trust is dissolved and we deliver the shares, rather than depositary receipts representing the shares, to the registered holders of the Normal APEX, or Stripped APEX if then outstanding. If the Trust is dissolved after the Stock Purchase Date and depositary receipts or shares of Preferred Stock are distributed to holders of Normal APEX, or Stripped APEX if then outstanding, we would intend to distribute them in book-entry form only and the procedures governing holding and transferring beneficial interests in the Preferred Stock, and the circumstance in which holders of beneficial interests will be entitled to receive certificates evidencing their shares or depositary receipts, will be as described under “Book-Entry System” on page S-122. If we determine to issue depositary shares representing fractional interests in the Preferred Stock, each depositary share will be represented by a depositary receipt. In such an event, the Preferred Stock represented by the depositary shares will be deposited under a deposit agreement among National City, a depositary and the holders from time to time of the depositary receipts representing depositary shares. Subject to the terms and conditions of any deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividends, voting, redemption and liquidation rights).

Title

We, the transfer agent and registrar for the Preferred Stock, and any of their agents may treat the registered owner of the Preferred Stock, which shall be the Property Trustee unless and until the Trust is dissolved, as the absolute owner of that stock, despite any notice to the contrary, for any purpose.

Transfer Agent and Registrar

If the Trust is dissolved after the Stock Purchase Date and shares of Preferred Stock or depositary receipts representing Preferred Stock are distributed to holders of Normal APEX, or Stripped APEX if then outstanding, we may appoint a transfer agent, registrar and paying agent for the Preferred Stock. The registrar for the Preferred Stock will send notices to shareholders of any meetings at which holders of Preferred Stock have the right to vote on any matter.

DESCRIPTION OF NATIONAL CITY CAPITAL STOCK

National City is authorized to issue a total of 1,405,000,000 shares of all classes of stock. Of the total number of authorized shares of stock, 1,400,000,000 shares are common stock, par value $4.00 per share, and 5,000,000 shares are preferred stock without par value. A statement of the designations of the authorized classes of preferred stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of that stock, or of the authority of National City’s Board of Directors to fix by resolution those designations and other terms, is as follows.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series. National City’s Board of Directors is authorized, within the limitations and restrictions stated in the fourth article of National City’s Certificate of Incorporation, to fix by resolution the designation of each series of preferred stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting; provided that in no event shall any holder of any series of preferred stock be entitled to more than one vote for each share of such preferred stock held by such person, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or exchange, and such other subjects or matters as may be fixed by resolution of National City’s Board of Directors under the General Corporation Law of the State of Delaware.

National City has issued 70,272 shares of Series D non-voting convertible preferred stock. Each share of Series D Preferred Stock is convertible at any time by the holder into 15.96 shares of National City common stock. The conversion rate is subject to adjustment in the event National City takes certain actions such as paying a dividend in stock or splitting its common stock into a smaller number of shares. Dividends are paid on the Series D Preferred Stock when, as and if declared by the Board of Directors, out of any funds of National City legally available for the payment of such dividends. The Series D Preferred Stock has a preference of $100 per share over National City’s common stock in the event of liquidation or dissolution of National City. In such event, the Series D holders will be entitled to receive the liquidation value of their stock which is $100 per share, from funds lawfully available.

REPLACEMENT CAPITAL COVENANT

The following is a brief description of the terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, a copy of which is available upon request from National City.

At or prior to the initial issuance of the Normal APEX, we will enter into a Replacement Capital Covenant, referred to as the “Replacement Capital Covenant”, relating to the APEX, the Junior Subordinated Notes and the shares of Preferred Stock we will issue under the Stock Purchase Contracts. The Replacement Capital Covenant only benefits holders of Covered Debt, as defined below, and is not enforceable by holders of APEX or Preferred Stock. However, the Replacement Capital Covenant could preclude us from redeeming the Junior Subordinated Notes or repurchasing APEX or redeeming or repurchasing shares of Preferred Stock at a time when we might otherwise wish to do so.

In the Replacement Capital Covenant, we covenant not to redeem or purchase:

•	Junior Subordinated Notes prior to the Stock Purchase Date, or

•	APEX or Preferred Stock prior to the date that is 10 years after the Stock Purchase Date,

except in either case to the extent:

•	we have obtained the prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve, and

•	the total redemption or purchase price is equal to or less than the sum, as of the date of redemption or repurchase, of

•	133.33% of the aggregate amount of

•	net cash proceeds we or our subsidiaries have received from the issuance and sale of common stock and rights to acquire common stock of National City and

•	the market value of common stock of National City that we or our subsidiaries have delivered (1) in connection with the conversion or exchange of any securities of National City or any subsidiary for which neither we nor any subsidiary have received previous equity credit from a nationally recognized statistical rating organization or (2) as consideration for property or assets in an arm’s length transaction, plus

•	100% of the aggregate net cash proceeds we or our subsidiaries have received from the issuance of certain other specified securities that have equity-like characteristics that satisfy the requirements of the Replacement Capital Covenant and are the same as, or more equity-like than, the applicable characteristics of the APEX at that time, in each case during the 180 days prior to the date of such purchase or the date we give notice of such redemption.

Our ability to raise proceeds from qualifying securities during the 180 days prior to a proposed redemption or repurchase will depend on, among other things, market conditions at such times as well as the acceptability to prospective investors of the terms of such qualifying securities.

Our covenants in the Replacement Capital Covenant run in favor of and are intended to be enforceable by persons that buy, hold or sell our indebtedness during the period that such indebtedness is “Covered Debt”, which is currently comprised of our 6.875% subordinated notes due 2019, which have CUSIP No. 635405AMS. Other debt will replace our Covered Debt under the Replacement Capital Covenant on the earliest to occur of:

•	the date two years prior to the maturity of the existing Covered Debt;

•	the date of a redemption or repurchase of the existing Covered Debt in an amount such that the outstanding principal amount of the existing Covered Debt is or will become less than $100 million; or

•	if the existing Covered Debt is not eligible subordinated debt, as defined in the Replacement Capital Covenant, the date on which we issue or assume a sufficient amount of long-term indebtedness for borrowed money that qualifies as eligible subordinated debt.

We may amend or supplement the Replacement Capital Covenant with the consent of the holders of a majority in principal amount of the debt that at the time of the amendment or supplement is the Covered Debt, provided that no such consent shall be required if:

•	the effect of such amendment or supplement is solely to impose additional restrictions on the ability of National City or any of its subsidiaries to repay, redeem, purchase, or satisfy and discharge in full, whether by defeasance or otherwise, any securities covered thereby in any circumstance,

•	such amendment or supplement is not materially adverse to the holders of the then-effective series of Covered Debt, and an officer of National City has delivered to the holders of the then-effective series of Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the holders of the then-effective series of Covered Debt,

•	the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by the fourth bullet point below), and an officer of National City has delivered to the holders of the then-effective series of Covered Debt a written certificate to that effect,

•	such amendment or supplement eliminates common stock or rights to acquire common stock, debt exchangeable for common stock, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the Replacement Capital Covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States followed by us becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common stock, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States, or

•	the effect of such amendment or supplement is to postpone the termination of the Replacement Capital Covenant.

For this purpose, an amendment or supplement that adds new types of specified securities that have equity-like characteristics that satisfy the requirements of the Replacement Capital Covenant or modifies the requirements of such specified securities will not be deemed materially adverse to the holders of the then-effective series of Covered Debt if, following such amendment or supplement, the Replacement Capital Covenant would satisfy the criteria set forth in the Replacement Capital Covenant for a replacement capital covenant that is required in connection with the issuance of certain types of securities specified in the Replacement Capital Covenant.

The Replacement Capital Covenant may be terminated if the holders of at least a majority by principal amount of the Covered Debt so agree, or if we no longer have outstanding any long-term indebtedness that qualifies as Covered Debt, without regard to whether such indebtedness is rated by a nationally recognized statistical rating organization.

In addition, under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Junior Subordinated Notes prior to the Stock Purchase Date or of the Preferred Stock currently is subject to prior approval of the Federal Reserve. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Junior Subordinated Notes prior to the Stock Purchase Date or any shares of Preferred Stock only if they are replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or non-cumulative perpetual preferred stock.

Subject to the limitations described above and the terms of any outstanding debt instruments, and, after the Stock Purchase Date, any preferred stock ranking senior to the Preferred Stock, we or our affiliates may from time to time purchase any outstanding APEX by tender, in the open market or by private agreement.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC”, will act as securities depositary for the APEX. The APEX will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of each series of APEX, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Immediately prior to the Remarketing Settlement Date or such other time as the Junior Subordinated Notes may be held by persons other than the Property Trustee, the Collateral Agent and the Custodial Agent, one or more fully registered global security certificates, representing the total aggregate principal amount of Junior Subordinated Notes or, if we elect to remarket the Junior Subordinated Notes in the form of trust preferred securities, representing the total aggregate liquidation amount of such trust preferred securities, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Likewise, in the event the Trust is dissolved after the Stock Purchase Date and prior to the redemption of the Preferred Stock, one or more fully registered global security certificates, representing the total aggregate number of shares of Preferred Stock, or if we issue depositary receipts to evidence the Preferred Stock in such circumstances, the total aggregate number of depositary receipts, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in APEX, Preferred Stock or Junior Subordinated Notes, so long as the corresponding securities are represented by global security certificates.

In a few special situations described below, a global security will be terminated and interest in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks and brokers to find out how to have their interests in global securities transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security representing the APEX are as follows:

•	if DTC is no longer willing or able to properly discharge its responsibilities with respect to the APEX and we are unable to locate a qualified successor;

•	we at our option elect to terminate the book-entry system through DTC; and

•	after the occurrence of an event of default with respect to the Junior Subordinated Notes.

If a global security is terminated, only DTC, and not we, the Trust, or any of the trustees is responsible for deciding the names of the institutions in whose names the APEX represented by the global security will be registered and, therefore, who will be the holders of those securities.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the

American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others, referred to as “indirect participants”, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Trust Agreement and the Guarantee or the Indenture or, in the case of the Preferred Stock, entitled to the rights of holders thereof under our Certificate of Incorporation. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any series are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the APEX at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the APEX are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the APEX will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names,

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates, and

•	will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for exchanges of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX and vice versa prior to the Remarketing Settlement Date, the redemption of the Capital APEX in exchange for Junior Subordinated Notes or trust preferred securities in connection with a successful Remarketing, the exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX, the disposition of Capital APEX in connection with a successful Remarketing and the Stripped APEX automatically becoming Normal APEX will be governed by arrangements among DTC, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of us, the Collateral Agent, the Custodial Agent, the trustees of the Trust, the Indenture Trustee or the Guarantee Trustee, or any agent for us or any of them, will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Trust Agreement, the Guarantee, the Collateral Agreement, the Indenture or our Certificate of Incorporation, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we and the trustees of the Trust believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, the Trust, the trustees of the Trust, the Collateral Agent, the Custodial Agent, any registrar and transfer agent, any paying agent or any agent of any of us or them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking S.A., Luxembourg, or “Clearstream Banking SA”, and Euroclear Bank, or “Euroclear” (two international clearing systems that perform functions similar to those that DTC performs in the United States), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain of the U.S. federal income tax consequences of the purchase, beneficial ownership, separation, recreation and disposition of APEX and the receipt, beneficial ownership and disposition of the Junior Subordinated Notes and Preferred Stock. This summary deals only with a beneficial owner of an APEX, a Junior Subordinated Note or Preferred Stock, each, a “U.S. holder”, who is:

•	a citizen or resident of the United States;

•	a corporation, or other entity that is treated as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more “United States persons”, within the meaning of the Internal Revenue Code of 1986, as amended, or the “Code”, have the authority to control all of its substantial decisions.

Notwithstanding the preceding sentence, certain electing trusts in existence on August 20, 1996 that were treated as United States persons prior to that date may also be treated as U.S. holders.

This summary is based on interpretations of the Code, U.S. federal income tax regulations issued thereunder, or the “Treasury Regulations”, judicial authority, and administrative rulings and decisions currently in effect or, in some cases, proposed, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein.

This summary addresses only U.S. holders who purchase Normal APEX at initial issuance at its “issue price”, within the meaning of the Code, and who hold their APEX, Junior Subordinated Notes or Preferred Stock, as applicable, as capital assets. If you either would not be, upon purchase, a U.S. Holder or do not purchase Normal APEX at its initial issuance at its issue price, then different U.S. federal income tax consequences may be applicable and you are urged to consult your own tax advisor resulting the applicable tax consequences to you.

In addition, this summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws, such as:

•	securities and currency dealers, brokers and traders in securities electing mark-to-market treatment;

•	banks, thrifts and other financial institutions;

•	insurance companies, regulated investment companies and real estate investment trusts;

•	small business investment companies and S corporations;

•	investors that hold their APEX, Junior Subordinated Notes or Preferred Stock through a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes;

•	investors whose “functional currency” for tax purposes is not the U.S. dollar;

•	retirement plans and other tax-exempt entities;

•	persons holding APEX, Junior Subordinated Notes or Preferred Stock in tax-deferred or tax-advantaged accounts;

•	investors holding APEX, Junior Subordinated Notes or Preferred Stock, as applicable, either (1) as part of a “straddle” or a “conversion transaction”, (2) that are a hedge or that are hedged against interest rate or currency risks or (3) as part of some other integrated investment, each for U.S. federal income tax purposes; and

•	investors subject to the alternative minimum tax.

This summary also does not address the tax consequences to shareholders or other equity holders in, or beneficiaries of, a holder, or any possible applicability of any U.S. state or local taxes, any non-U.S. taxes or any U.S. federal tax other than the income tax, including but not limited to the U.S. federal gift and estate tax.

No statutory, administrative or judicial authority directly addresses the U.S. federal income tax treatment of the APEX or certain corresponding assets. We have not sought and will not seek any rulings from the Internal Revenue Service, or the “IRS”, with respect to any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax characterizations and consequences set forth below.

This summary of U.S. federal income tax consequences is for general information only and does not constitute legal or tax advice. Prospective investors considering the purchase of Normal APEX should consult with their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of APEX, Junior Subordinated Notes or Preferred Stock, as applicable, arising under the laws of any other taxing jurisdiction.

Classification of the Trust

In connection with the issuance of Normal APEX, Jones Day, special tax counsel to us and to the Trust, will render its opinion to us and to the Trust, generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement, the Indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, as well as certain representations we made, the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Trust intends to treat itself as one or more grantor trusts or agency arrangements. By acceptance of an APEX, you will agree to treat the Trust as one or more grantor trusts or agency arrangements and yourself as the owner of an undivided beneficial interest in the corresponding assets held by the Trust.

Under this treatment, for U.S. federal income tax purposes, you will be treated as purchasing and/or owning an undivided beneficial ownership interest in the Stock Purchase Contracts, the Junior Subordinated Notes, the Qualifying Treasury Securities, the interest-bearing deposit with National City Bank and/or the Preferred Stock, as the case may be, and will be required to take into account your pro rata share of all the items of income, gain, loss, or deduction of the Trust corresponding to the series of APEX that you own, each as described below. The character of the income included by you as a holder of APEX generally will reflect the character of the Trust’s income. In addition, upon a sale, exchange or other taxable disposition of an APEX, you will be treated as having sold, exchanged or disposed of your pro rata interest in the Trust assets corresponding to such APEX, and must allocate the proceeds realized from the disposition among such assets in proportion to their respective fair market values at the time of the disposition.

Although the Trust intends to treat itself as one or more grantor trusts or agency arrangements, it is possible that the portion of a Stripped APEX that represents an interest in the Qualifying Treasury Securities could be treated as a partnership for U.S. federal income tax purposes. We do not expect such treatment to materially change your U.S. federal income tax treatment with respect to the APEX. The balance of this summary assumes that the Trust is treated as one or more grantor trusts or agency agreements.

Taxation of a Normal APEX

Each Normal APEX will be treated for U.S. federal income tax purposes as an investment unit consisting of undivided beneficial ownership interest in (a) the corresponding $1,000 principal amount of Junior Subordinated Notes and (b) the corresponding 1/100th fractional interest in a Stock Purchase Contract, which represents the right to receive Contract Payments and the obligation to purchase one share of Preferred Stock on the Stock Purchase Date. Consequently, we are required under the Treasury Regulations to allocate the issue price of the Normal APEX between your beneficial ownership interests in the Junior Subordinated Notes and the Stock Purchase Contracts in proportion to their respective fair market values at the time of issuance. This allocation will establish your initial U.S. federal income tax basis and the issue price in your interest in the underlying Junior Subordinated Notes and the Stock Purchase Contracts.

We will treat the fair market value of the $1,000 principal amount of Junior Subordinated Notes corresponding to one Normal APEX as $1,000 and the fair market value of a 1/100th fractional interest in a Stock Purchase Contract corresponding to one Normal APEX as $0, each as of the issue date, and will allocate the issue price of the Normal APEX between the Junior Subordinated Notes and the Stock Purchase Contracts consistent therewith. By acceptance of an APEX, you will agree to our determination of the fair market values of a Junior Subordinated Notes and a 1/100th fractional interest in a Stock Purchase Contract and will allocate the issue price of Normal APEX in the manner described in the prior sentence. This allocation is not, however, binding on the IRS, and there can be no assurance that the IRS will respect our determination of the relative fair market values of the Junior Subordinated Notes and the Stock Purchase Contracts. If our determination were successfully challenged by the IRS, then the amount, timing and character of income on the Junior Subordinated Notes or the Stock Purchase Contracts could be materially different from that resulting from our allocation. The remainder of this summary assumes that this allocation of the issue price of the Normal APEX will be respected for U.S. federal income tax purposes.

Taxation of the Junior Subordinated Notes

Treatment of the Junior Subordinated Notes.  The Junior Subordinated Notes will be treated as our indebtedness for U.S. federal income tax purposes. We intend to treat the Junior Subordinated Notes as “variable rate debt instruments” that are subject to the Treasury Regulations applicable to “reset bonds” and that are issued with no more than a de minimis amount, if any, of original issue discount for U.S. federal income tax purposes. Consistent with this treatment, we intend to treat the Junior Subordinated Notes, solely for purposes of the original issue discount rules of the Code, as if they mature on the date immediately preceding the Remarketing Settlement Date for an amount equal to the Remarketing Value, less any accrued and unpaid interest, as of the Remarketing Settlement Date. However, there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Notes and, therefore, the U.S. federal income tax treatment of the Junior Subordinated Notes under the original issue discount rules is unclear. See “— Possible Alternative Characterizations and Treatments” on page S-130.

By purchasing a Normal APEX, you will agree to treat the Junior Subordinated Notes as described herein, except to the extent the IRS specifically requires you to treat the Junior Subordinated Notes differently pursuant to a final determination. The balance of this summary generally assumes that the Junior Subordinated Notes are treated as described above. However, different treatments are possible. See “— Possible Alternative Characterizations and Treatments” on page S-130.

Interest on the Junior Subordinated Notes.  Except to the extent described under the heading “— Treatment of the Junior Subordinated Notes After the Remarketing Settlement Date” on page S-129, under the treatment of the Junior Subordinated Notes described above, your allocable share of stated interest on the Junior Subordinated Notes will be includible in your gross income as ordinary interest income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting.

Under the applicable Treasury Regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. We believe that the likelihood of us exercising our option to defer interest payments is remote within the meaning of the Treasury Regulations. Based on the foregoing, we believe that the Junior Subordinated Notes will not be considered to be issued with original issue discount for U.S. federal income tax purposes. Consistent therewith, by acceptance of an APEX, you will agree to treat the stated interest on the Junior Subordinated Notes as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued in accordance with your regular method of tax accounting and to otherwise treat the Junior Subordinated Notes as described herein, except to the extent a different treatment is specifically required by the IRS pursuant to a final determination.

However, if we were to exercise our right to defer payments of stated interest on the Junior Subordinated Notes, we intend to treat the Junior Subordinated Notes as reissued, solely for purposes of the original issue discount regulations, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by Treasury Regulations. As a result, in that event, the income that you would be required to accrue in any given year may exceed the interest payments that you would actually receive in that year.

Tax Basis in Junior Subordinated Notes.  Under the treatment described above, your tax basis in your interest in the Junior Subordinated Notes will generally be equal to the portion of the purchase price for the Normal APEX allocated to your interest in the Junior Subordinated Notes (as described under “— Taxation of a Normal APEX” on page S-128), subject to adjustments. However, if stated interest payments are deferred so that the Junior Subordinated Notes are deemed to be reissued with original issue discount, then your tax basis in the Junior Subordinated Notes would be increased by the amounts of accrued original issue discount previously included in your gross income, and decreased by all payments on the Junior Subordinated Notes after such deemed reissuance.

Sale, Exchange or Other Taxable Disposition of the Junior Subordinated Notes.  You will recognize gain or loss on a sale, exchange or other taxable disposition of your interest in the Junior Subordinated Notes, including upon the sale or other taxable disposition of your Normal APEX or Capital APEX or upon a successful Remarketing of the Junior Subordinated Notes. The gain or loss that you recognize will be equal to the difference between (1) the portion of the proceeds allocable to your interest in the Junior Subordinated Notes, less any accrued and unpaid interest, which will be treated as such, and (2) your adjusted U.S. federal income tax basis in your interest in your Junior Subordinated Notes. Selling expenses, including the remarketing fee, incurred by you should reduce the amount of gain or increase the amount of loss you recognize upon a disposition of your interest in the Junior Subordinated Notes.

Any gain that is recognized by you upon a sale, exchange or other taxable disposition of your interest in the Junior Subordinated Notes generally will be capital gain or loss, and will be long-term capital gain or loss if you held your interest in the Junior Subordinated Notes, including during the period evidenced by your Normal APEX or Capital APEX, for more than one year immediately prior to such disposition. Long-term capital gains recognized by certain non-corporate U.S. holders generally will be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Treatment of the Junior Subordinated Notes After the Remarketing Settlement Date. Notwithstanding any other discussion herein concerning the tax treatment of the Junior Subordinated Notes and payments of interest thereon, if you continue to hold an interest in the Junior Subordinated Notes after the Remarketing Settlement Date, whether directly or through your Capital APEX, the tax consequences to you of the ownership, Remarketing and subsequent disposition of your post-Remarketing Junior Subordinated Notes would depend on the Reset Rate or Reset Spread, as applicable, and any change in maturity date or any other terms of the Junior Subordinated Notes that become applicable as of the Remarketing Settlement Date. You should consult your tax advisor as to the potential tax consequences to you should you continue to hold an interest in the Junior Subordinated Notes after the Remarketing Settlement Date.

Possible Alternative Characterizations and Treatments.  As mentioned above, there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Notes and, therefore, the U.S. federal income tax treatment of the Junior Subordinated Notes under the original issue discount regulations is unclear and other alternative characterizations and treatments are possible. For example, it is possible that the Junior Subordinated Notes could be treated as “contingent payment debt instruments”. In that event, you would be required to accrue original issue discount income based on the “comparable yield” of the Junior Subordinated Notes. In general, the comparable yield of the Junior Subordinated Notes would be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the Junior Subordinated Notes. It is possible that the comparable yield of the Junior Subordinated Notes could exceed the stated interest rate, in which case you may be required to include in income amounts in excess of the stated interest payments on the Junior Subordinated Notes. In addition, if the Junior Subordinated Notes are treated as contingent payment debt instruments, any gain that you would recognize upon a sale, exchange or other taxable disposition of the Junior Subordinated Notes would generally be treated as ordinary interest income. Alternatively, even if the Junior Subordinated Notes are not treated as “contingent payment debt instruments”, they could be treated as issued with more than a de minimis amount of original issue discount and you could be required to accrue such original issue discount (regardless of your method of accounting) in amounts that exceed stated interest payments on the Junior Subordinated Notes. You should consult your tax advisor concerning alternative characterizations and treatments of the Junior Subordinated Notes under the original issue discount rules.

Taxation of the Stock Purchase Contracts

There is no direct authority under current law or regulations that addresses the tax characterization of the Contract Payments, and their treatment is, therefore, unclear. To the extent that we are required to file information returns with respect to Contract Payments, we intend to report the Contract Payments as ordinary taxable income to you. Under this treatment, you should include the Contract Payments in income when received or accrued, in accordance with your regular method of tax accounting. The following discussion assumes that the Contract Payments are so treated. However, other treatments are possible. You should consult your tax advisor concerning the treatment of the Contract Payments.

If we exercise our right to defer any Contract Payments and issue Additional Subordinated Notes to the Trust in satisfaction of the Contract Payments, then we intend, as of the time of issuance, to treat the stated interest on the Additional Subordinated Notes as “qualified stated interest” for U.S. federal income tax purposes. However, if we were to exercise our option to defer payments of stated interest on the Additional Subordinated Notes, then we intend to treat the Additional Subordinated Notes as being reissued at that time, solely for purposes of the original issue discount regulations, with original issue discount.

Based on this treatment, subject to the following sentence, your allocable share of stated interest on the Additional Subordinated Notes will be includible in your gross income as ordinary interest income as of the time interest is paid or accrued, in accordance with your regular method of tax accounting. If and when we defer interest on the Additional Subordinated Notes, you generally will be required to accrue original issue discount as ordinary income using a constant yield method. As a result, in any given taxable year, you may be required to accrue an amount of income in excess of interest payments actually received in that year.

If you dispose of a Normal APEX or Stripped APEX when the Stock Purchase Contracts have positive value, you will generally recognize gain equal to the sale proceeds allocable to the Stock Purchase Contracts. If you dispose of a Normal APEX or Stripped APEX when the Stock Purchase Contracts have negative value, you should generally (1) recognize loss with respect to the Stock Purchase Contracts equal to the negative value of your interest in the Stock Purchase Contracts and (2) be treated as receiving additional consideration for your interest in the Junior Subordinated Notes or Qualifying Treasury Securities, as the case may be, in an amount equal to such negative value. Gain or loss from the disposition of your interest in the Stock Purchase Contracts (upon your disposition of Normal APEX or Stripped APEX) generally will be capital gain or loss, and such gain or loss generally will be long-term capital gain or loss if you held your interest in the Stock Purchase Contracts (evidenced by your Normal APEX or Stripped APEX) for more than one year at the time of such disposition. Long-term capital gains recognized by certain non-corporate U.S. holders generally will be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Taxation of the Interest-Bearing Deposit with National City Bank

The interest-bearing deposit with National City Bank corresponding to Normal APEX will be treated as a short-term obligation for U.S. federal income tax purposes. Interest payable on the interest-bearing deposit will be treated as original issue discount for U.S. federal income tax purposes. If you are a cash-basis taxpayer, you will report this original issue discount when it is received, unless you elect to report the original issue discount in income as it accrues on a straight-line basis or on a constant yield basis. However, if you are a cash basis taxpayer that does not elect to report the original issue discount in income currently, you may be required to defer deductions for any interest paid on indebtedness incurred or continued by you to purchase or carry the Normal APEX in an amount not exceeding the deferred income until the interest on the interest-bearing deposit is paid. If you are an accrual basis taxpayer, you will be required to report the original issue discount on the interest-bearing deposit as it accrues on a straight-line basis or, if you so elect, on a constant yield basis.

You will recognize gain or loss on a sale, exchange or other taxable disposition of your interest, if any, in the interest-bearing deposit upon the sale or other taxable disposition of your Normal APEX. The amount of gain or loss recognized will be equal to the difference between the portion of the proceeds allocable to your interest in the interest-bearing deposit and your adjusted U.S. federal income tax basis in your interest in the interest-bearing deposit. Any gain or loss you recognize generally will be short-term capital gain or loss. However, if you are a cash-basis taxpayer that does not elect to report original issue discount on the interest-bearing deposit as it accrues, then any gain recognized by you will be treated as ordinary interest income to the extent of accrued original issue discount on the interest-bearing deposit. The deductibility of capital losses is subject to limitations.

Acquisition and Taxation of the Preferred Stock

Acquisition of Preferred Stock under the Stock Purchase Contracts.  On the Stock Purchase Date, the Trust will purchase Preferred Stock pursuant to the Stock Purchase Contracts. You generally will not recognize gain or loss with respect to your Normal APEX or Stripped APEX on the purchase by the Trust of Preferred Stock under the Stock Purchase Contracts. Based on the treatment of the Contract Payments described under the heading “— Taxation of the Stock Purchase Contracts” on page S-130, your aggregate initial U.S. federal income tax basis in your interest in the Preferred Stock received by the Trust under the Stock Purchase Contracts generally should equal your share of the purchase price paid for such Preferred Stock plus the amount of any Contract Payments included in your income but not received. The holding period for Preferred Stock received under a Stock Purchase Contract will commence on the date following the acquisition of such Preferred Stock and, consequently, your holding period in your interest in the Preferred Stock will not include the period you held your Normal APEX or Stripped APEX prior to and including the Stock Purchase Date.

Dividends on the Preferred Stock.  Any distribution with respect to the Preferred Stock that we pay out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, as of the end of the taxable year will constitute a dividend and will be includible in gross income by you, generally when paid.

Any such dividend may be eligible for the dividends-received deduction if you are a qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. In addition, a corporate U.S. holder may be required to reduce its basis in its interest in the Preferred Stock with respect to certain “extraordinary dividends”, as provided under section 1059 of the Code. You should consult your own tax advisor concerning the application of these rules in light of your particular circumstances. Dividends received by non-corporate U.S. holders, including individuals, on our common stock in taxable years beginning on or before December 31, 2010 may be subject to United States federal income tax at lower rates applicable to long-term capital gains, provided that certain conditions are satisfied.

Distributions on the Preferred Stock in excess of our current or accumulated earnings and profits would be treated first as a non-taxable return of capital to the extent of your basis in your interest in the Preferred Stock and, thereafter, would be treated as capital gain.

Redemption of Preferred Stock; Disposition of Normal APEX or Stripped APEX Corresponding to Preferred Stock.  Subject to the discussion below regarding certain redemptions, upon a redemption by us of the Preferred Stock or a disposition after the Stock Purchase Date of Normal APEX, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in your interest in the Preferred Stock. Your adjusted tax basis in the Preferred Stock at the time of any such redemption or disposition should generally equal your initial tax basis in the Preferred Stock at the time of purchase, reduced by the amount of any cash distributions treated as a return of capital, as described under the heading “— Dividends on the Preferred Stock” above. Such capital gain or loss generally will be long-term capital gain or loss if you held your Normal APEX, or Stripped APEX if then outstanding, for more than one year following the Stock Purchase Date. Long-term capital gains recognized by certain non-corporate U.S. holders generally will be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Under certain circumstances, an amount paid to you in connection with a redemption of the Preferred Stock may be treated as a distribution (taxed in the manner described under the heading “— Dividends on the Preferred Stock” above) as opposed to an amount realized on the redemption of Preferred Stock if, immediately following the redemption, you own directly or indirectly (taking into account applicable constructive ownership rules) shares of any other class of our stock. If you own or are deemed to own shares of any other class of our stock, you should consult your own tax advisor regarding the consequences of receiving a payment in connection with a redemption of the Preferred Stock.

Separation and Re-creation of Normal APEX

Exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX.  You will generally not recognize gain or loss upon an exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Qualifying Treasury Securities (as described below) and your interest in the Junior Subordinated Notes, as well as your interest in the Stock Purchase Contracts, and your adjusted tax bases in and your holding period of the Qualifying Treasury Securities and your interest in the Stock Purchase Contracts (as evidenced by your Stripped APEX) and your interest in the Junior Subordinated Notes (as evidenced by your Capital APEX) will not be affected by such delivery and exchange.

Taxation of the Qualifying Treasury Securities.  If you hold a Stripped APEX, upon the maturity of the Qualifying Treasury Securities you exchanged for your Stripped APEX, the Trust will purchase replacement Qualifying Treasury Securities. It is expected, and the remainder of this discussion assumes, that the Qualifying Treasury Securities designated for the creation of Stripped APEX, and any Qualifying Treasury Securities purchased as replacement Qualifying Treasury Securities, will have an original term of one year or less and therefore will be treated as short-term obligations. In general, if you are a cash-basis taxpayer, you will not be required to report your allocable share of the excess of the amounts payable on a Qualifying Treasury Security over the purchase price of the Qualifying Treasury Security (“acquisition discount”) until the amounts are paid, unless you elect to report the acquisition discount in income as it accrues on a straight-line basis or on a constant yield basis. However, if you are a cash-basis taxpayer that does not elect to report the acquisition discount in income currently, you may be required to defer deductions for any interest paid on indebtedness incurred or continued by you to purchase or carry the Stripped APEX in an amount not exceeding the deferred income until the interest on the Qualifying Treasury Securities is paid. If you are an accrual-basis taxpayer, you will be required to report acquisition discount on a Qualifying Treasury Security as it accrues on a straight-line basis or, if you elect, to treat the acquisition discount under a constant yield method.

You will recognize gain or loss on a sale, exchange or other taxable disposition of your interest, if any, in Qualifying Treasury Securities upon the sale or other taxable disposition of your Stripped APEX. The amount of gain or loss recognized will be equal to the difference between the portion of the proceeds allocable to your interest in the Qualifying Treasury Securities and your adjusted U.S. federal income tax basis in your interest in the Qualifying Treasury Securities. Any gain or loss you recognize generally will be short-term capital gain or loss. However, if you are a cash-basis taxpayer that does not elect to report acquisition discount on the Qualifying Treasury Securities as it accrues, any gain recognized by you will be treated as ordinary income to the extent of accrued acquisition discount on the Qualifying Treasury Securities. The deductibility of capital losses is subject to limitations.

You should generally not have any additional tax consequences upon the distribution of any excess of the proceeds from maturing Qualifying Treasury Securities over the cost of replacing those Qualifying Treasury Securities.

You should consult your own tax advisor regarding your tax treatment in respect of any Qualifying Treasury Securities, and any elections with respect to them.

Recreation of Normal APEX.  If you exchange a Stripped APEX and a Capital APEX for a Normal APEX and the pledged Qualifying Treasury Securities, you will generally not recognize gain or loss upon the exchange. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Qualifying Treasury Securities and the corresponding Junior Subordinated Notes and Stock Purchase Contracts, and your adjusted tax basis and holding period in the Qualifying Treasury Securities and your interests in the Junior Subordinated Notes and the Stock Purchase Contracts will not be affected by such exchange.

Dissolution of the Trust

Under certain circumstances, including a termination of the Stock Purchase Contracts, a redemption of all of the APEX and any time after the Stock Purchase Date, we may dissolve the Trust and distribute the trust assets to the holders of the applicable series of APEX. A distribution of trust assets (Junior Subordinated Notes, Preferred Stock, the interest-bearing deposit or Qualifying Treasury Securities, as the case may be) to you as a holder of APEX upon the dissolution of the Trust will not be a taxable event to you for U.S. federal income tax purposes, and your tax basis in the Junior Subordinated Notes, Qualifying Treasury Securities, interest-bearing deposit or shares of Preferred Stock received generally will be the same as your tax basis in your interest in that asset at the time of dissolution. Your holding period in trust assets received generally would include your holding period in the related APEX.

If the Stock Purchase Contracts terminate, you will recognize a capital loss equal to the amount, if any, of Contract Payments included in your income but not paid at the time of such termination, which will be long-term capital gain or loss if you held your interest in the Stock Purchase Contracts (evidenced by your Normal APEX or Stripped APEX) for more than one year immediately prior to such termination. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, you may be subject to backup withholding, currently at a rate of 28%, and information reporting with respect to payments made, and any accrued OID, on your APEX, Junior Subordinated Notes or Preferred Stock and the proceeds received from the sale of your APEX, Junior Subordinated Notes or Preferred Stock unless you are an entity exempt from backup withholding, such as a corporation or a tax-exempt entity, and, when required, demonstrate this fact. If you are not so exempt, then you may be subject to backup withholding and information reporting unless:

•	you provide your Taxpayer Identification Number, or “TIN ”, which, if you are an individual, would be your Social Security Number,

•	you certify, under penalties of perjury, that (i) the TIN you provide is correct, (ii) you are a “United States person”, as defined above, and (iii) you are not subject to backup withholding because (A) you are exempt from backup withholding or (B) you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or (C) you have been notified by the IRS that you are no longer subject to backup withholding, and

•	you otherwise comply with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the Normal APEX, and the Stripped APEX and Capital APEX for which they may be exchanged, by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or “ERISA”, Keogh plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements, each, a “Plan”. As described in this summary, the acquisition and holding of the Normal APEX, the Stripped APEX and the Capital APEX may not be suitable or appropriate investments for a Plan or for plans subject to laws similar to Title I of ERISA and Section 4975 of the Code.

General Fiduciary Matters

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or other applicable governing law in the context of the Plan’s particular circumstances before authorizing an investment in Normal APEX or the exchange of Normal APEX for Stripped APEX and Capital APEX. Among other factors, the fiduciary should consider whether the investment is consistent with the documents and instruments governing the Plan and whether the investment would satisfy the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and the Code. Any insurance company proposing to invest assets of its general account in Normal APEX, or to exchange Normal APEX for Stripped APEX and Capital APEX, should consult with its counsel concerning the potential application of ERISA or other applicable law to such investments.

Prohibited Transaction and Related Issues

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit Plans from engaging in specified transactions (prohibited transactions) involving “plan assets” with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code, unless an exemption is available. We, the trustees of the Trust, the Collateral Agent or National City may be considered a party in interest or disqualified person with respect to a Plan to the extent we or any of our affiliates are engaged in businesses which provide services to such Plan.

A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA and Section 414(d) of the Code), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. It is possible, however, that a governmental plan, church plan or foreign plan may be subject to other federal, state, local or other laws that regulate the investments of such plan, or “Similar Law”.

The U.S. Department of Labor has issued a regulation with regard to the circumstances in which the underlying assets of an entity in which Plans acquire equity interests will be deemed to be plan assets, or the “Plan Asset Regulation”. Under this regulation, for purposes of ERISA and Section 4975 of the Code, the assets of the Trust would be deemed to be “plan assets” of a Plan whose assets were used to acquire the Normal APEX, Stripped APEX or Capital APEX, if the APEX were considered to be equity interests in the Trust and no exception were applicable under the Plan Asset Regulation. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, the Normal APEX, Stripped APEX and

Capital APEX should be treated as equity interests in the Trust for purposes of the Plan Asset Regulation.

An exception to plan asset status is available, however, under the Plan Asset Regulation in the case of a class of equity interests that are (i) widely held, i.e., held by 100 or more investors who are independent of the issuer and each other, (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred, or the “Publicly Offered Securities Exception”. Although no assurance can be given, Goldman, Sachs & Co. believes that the Publicly Offered Securities Exception will be applicable to the Normal APEX offered hereby. Accordingly, the assets of the Trust should not be treated as the assets of any Plan that holds the Normal APEX.

It is unlikely, however, that the Publicly Offered Securities Exception will be applicable to Stripped APEX or Capital APEX that a Plan might acquire in exchange for Normal APEX because the Stripped APEX or the Capital APEX may not meet at all times the requirement that they be widely held. Moreover, no assurance can be given that any other exception to plan asset status under the Plan Asset Regulation (including the exception applicable if equity participation by benefit plan investors is not significant) will be applicable to the Stripped APEX or the Capital APEX. Accordingly, it is possible that the Stock Purchase Contract and any U.S. treasury securities beneficially owned by the Trust (or after the Stock Purchase Date, the Preferred Stock) could be treated proportionately as plan assets of any Plan holding Stripped APEX, and the Junior Subordinated Notes beneficially owned by the Trust could be treated proportionately as plan assets of any Plan holding Capital APEX. Further, it is possible that any asset beneficially owned by the Trust (i.e., the Stock Purchase Contract, any U.S. treasury securities, the Preferred Stock and the Junior Subordinated Notes) could be treated proportionately as plan assets of any Plan holding Stripped APEX or Capital APEX.

If the assets of the Trust were deemed to be “plan assets” under the Plan Asset Regulation, this would result, among other things, in the application of the prohibited transaction requirements and the prudence and other fiduciary responsibility standards of ERISA and the Code, as applicable, to transactions engaged in by the Trust and the treatment of any person who exercises any authority or control with regard to the management or disposition of the assets of the Trust as a fiduciary of Plan investors. In this regard, if any person with discretionary responsibility with respect to the Trust assets were affiliated with us, any such discretionary actions taken with respect to such assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary responsibility in circumstances under which such person has an interest that may conflict with the interests of the Plans for which they act). In order to reduce the likelihood of any such prohibited transaction, any Plan that acquires Stripped APEX or Capital APEX will be deemed to have (i) directed the Trust to invest in the Stock Purchase Contract, U.S. treasury securities, Preferred Stock and/or Junior Subordinated Notes, as applicable, and (ii) appointed the Trustees. Further, the purchase and sale of the Junior Subordinated Notes and any related transactions could be deemed to constitute a prohibited purchase/sale transaction under ERISA or the Code if National City is a party in interest or disqualified person of a Plan investor. We have no assurance that any exemption to such a prohibited transaction will be available.

In addition, and whether or not the assets of the Trust are considered to be “plan assets” of Plans investing in the APEX, the acquisition and holding of the Normal APEX, Stripped APEX or Capital APEX with “plan assets” of a Plan could result in a direct or indirect prohibited transaction. The Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding and disposition of APEX. These class exemptions include PTCE 84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers.

Based on the foregoing, any purchaser or holder of Normal APEX or any interest therein, and any person who acquires Stripped APEX or Capital APEX in exchange for Normal APEX, will be deemed to have represented and warranted by its acquisition and holding thereof that either (A) it is not a Plan, or a governmental, church or foreign plan subject to any Similar Law, and it is not acquiring the Normal APEX, Stripped APEX or Capital APEX, as applicable, on behalf of or with “plan assets” of any such Plan or governmental, church or foreign plan or (B) its acquisition and holding of the Normal APEX, Stripped APEX or Capital APEX, as applicable, either (i) qualifies (based on advice of counsel) for exemptive relief under PTCE 84-14, 90-1, 91-38, 95-60 or 96-23 or another applicable statutory or administrative exemption or (ii) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of a governmental, church or foreign plan, a violation of any Similar Law).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Normal APEX, or exchanging Normal APEX for Stripped APEX and Capital APEX, on behalf of or with “plan assets” of any Plan or governmental, church or foreign plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

UNDERWRITING

National City Corporation, National City Preferred Capital Trust I and Goldman, Sachs & Co. have entered into an underwriting agreement with respect to the Normal APEX being offered. Subject to certain conditions, Goldman, Sachs & Co. has agreed to purchase all of the Normal APEX offered hereby.

Goldman, Sachs & Co. is committed to take and pay for all of the Normal APEX being offered, if any are taken, other than the Normal APEX covered by the option described below unless and until this option is exercised.

If Goldman, Sachs & Co. sells more than           Normal APEX, Goldman, Sachs & Co. has an option to buy, within 13 days of the initial issuance of the Normal APEX, up to an additional           Normal APEX from National City Preferred Capital Trust I.

In view of the fact that the proceeds from the sale of the Normal APEX and Trust Common Securities will be used to purchase the Junior Subordinated Notes issued by us, the underwriting agreement provides that we will pay as compensation for Goldman, Sachs & Co. arranging the investment therein of such proceeds the following amounts. Such amounts are shown assuming both no exercise and full exercise of Goldman, Sachs & Co.’s option to purchase up to           additional Normal APEX.

Paid by National City

	No Exercise	Full Exercise

Per Normal APEX	$	$
Total	$	$

Normal APEX sold by Goldman, Sachs & Co. to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Normal APEX sold by Goldman, Sachs & Co. to securities dealers may be sold at a discount from the initial public offering price of up to $      per Normal APEX from the initial public offering price. If all the Normal APEX are not sold at the initial public offering price, Goldman, Sachs & Co. may change the offering price and the other selling terms.

We have agreed for a period from the date of this prospectus supplement continuing to and including the date 30 days after the date of this prospectus supplement or such earlier time as Goldman, Sachs & Co. may notify us, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Normal APEX (except for (x) the Normal APEX offered hereby and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust Common Securities), any similar security issued by another trust or other limited purpose vehicle, or any of our preferred stock, as the case may be, that in the reasonable judgment of Goldman, Sachs & Co. are substantially similar to the Normal APEX or any of the Capital APEX, the Stripped APEX, the Junior Subordinated Notes, the Guarantee, the Stock Purchase Contracts or the Preferred Stock (including any guarantee of such securities), or any securities that are convertible into or exchangeable for or that represent the right to receive preferred securities or any such substantially similar securities of either the Trust, a similar trust or us, except with the prior written consent of Goldman, Sachs & Co.

The Normal APEX are a new issue of securities with no established public trading market. We will apply to list the Normal APEX on the New York Stock Exchange under the symbol “NCC PrD”, although no assurance can be given that the Normal APEX will be listed, and if so listed, the listing does not assure that a trading market for the Normal APEX will develop. We have been advised by Goldman, Sachs & Co. that it intends to make a market in the Normal APEX but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Normal APEX.

If the application for listing of the Normal APEX is approved, we expect trading of the Normal APEX on the New York Stock Exchange to begin within the 30-day period after the original issue date. In order to meet one of the requirements for listing the Normal APEX on the New York Stock Exchange, Goldman, Sachs & Co. has undertaken to sell lots of 100 or more Normal APEX to a minimum of 100 beneficial owners. Neither the Stripped APEX nor the Capital APEX will initially be listed. However, if the Stripped APEX or the Capital APEX are separately traded to a sufficient extent so that applicable exchange listing requirements are met, we may list the Stripped APEX or the Capital APEX on the same exchange as the Normal APEX are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so.

In connection with the offering, Goldman, Sachs & Co. may purchase and sell Normal APEX in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by Goldman, Sachs & Co. of a greater number of Normal APEX than it is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases of the Normal APEX made for the purpose of preventing or retarding a decline in the market price of the Normal APEX while the offering is in progress.

These activities by Goldman, Sachs & Co., as well as other purchases by Goldman, Sachs & Co. for its own account, may stabilize, maintain or otherwise affect the market price of the Normal APEX. As a result, the price of the Normal APEX may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

It is expected that delivery of the Normal APEX will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Normal APEX on any date prior to the third business day before delivery will be required, by virtue of the fact that the Normal APEX initially will settle on the fifth business day following the day of pricing (“T+5”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each a “Relevant Member State”, Goldman, Sachs & Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, it has not made and will not make an offer of Normal APEX to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Normal APEX that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Normal APEX to the public in that Relevant Member State at any time:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•	in any other circumstances that do not require the publication by National City of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Normal APEX to the public” in relation to any Normal APEX in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Normal APEX to be offered so as to enable an investor to decide to purchase or subscribe the Normal APEX, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Goldman, Sachs & Co. has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended), or “FSMA”) received by it in connection with the issue or sale of the Normal APEX in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or National City; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Normal APEX in, from or otherwise involving the United Kingdom.

The Normal APEX may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Normal APEX may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Normal APEX which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Normal APEX may not be circulated or distributed, nor may the Normal APEX be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA”, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Normal APEX are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4(A) of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Normal APEX pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures, and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

The Normal APEX have not been and will not be registered under the Securities and Exchange Law of Japan, or the “Securities and Exchange Law”, and Goldman, Sachs & Co. has agreed that it will not offer or sell any Normal APEX, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The offering of the Normal APEX is being made in compliance with Conduct Rule 2810 of the Financial Industry Regulatory Authority, or “FINRA”. Under Rule 2810, Goldman, Sachs & Co. is not permitted to sell Normal APEX in the offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

National City estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $    .

National City has agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act.

Goldman, Sachs & Co. and its affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to National City, for which they have in the past received, and may in the future receive, customary fees and expenses. Goldman, Sachs & Co. is also acting as the underwriter for our contemporaneous offering of     % Convertible Senior Notes due 2011 being offered by a separate prospectus supplement.

In compliance with guidelines of the FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus supplement. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Goldman, Sachs & Co, which is the underwriter of this offering, also has been engaged by National City to act as its capital advisor.

National City’s affiliates may use this prospectus supplement and the attached prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at time of sale.

VALIDITY OF SECURITIES

The validity of the APEX and certain other matters of Delaware law relating to the Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel for the Trust and National City. The validity of the Junior Subordinated Notes, the Guarantee and the Preferred Stock will be passed upon for us by National City Law Department and by Jones Day, New York, New York. The validity of the Junior Subordinated Notes, the Guarantee and the Preferred Stock will be passed upon for Goldman, Sachs & Co. by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of National City appearing in National City’s Annual Report (Form 10-K) for the year ended December 31, 2006, and National City management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INDEX OF DEFINED TERMS

Additional Distribution Date	S-13, S-56, S-58
Additional Subordinated Note	S-15, S-61, S-85
administrative trustee	S-1, S-45
APEX	S-2, S-53
BNY Trust	S-1, S-84
business day	S-4, S-55
Capital APEX	S-3, S-56
Capital APEX Distribution Date	S-13, S-58
Capital APEX Mandatory Redemption Date	S-65
capital treatment event	S-97
Certificate of Incorporation	S-70
Clearstream Banking SA	S-125
Code	S-126
Collateral Agent	S-7, S-55
Collateral Agreement	S-55
Contract Payment	S-4, S-78
Convertible Notes	S-2
corresponding assets	S-2
Covered Debt	S-119
Custodial Agent	S-7, S-55
debt	S-86
Delaware Trustee	S-1, S-45
direct action	S-36
distribution	S-59
Distribution Date	S-13, S-59
Distribution Period	S-13, S-59
Dividend Determination Date	S-111
Dividend Parity Stock	S-16, S-110
Dividend Payment Date	S-8, S-110
Dividend Period	S-111
Dividend Rate	S-110
DTC	S-54, S-122
Early Remarketing	S-20, S-93
Early Settlement Event	S-20, S-93
ERISA	S-135
Euroclear	S-125
event of default	S-7, S-99
Excess Proceeds Distribution	S-14, S-60
Exchange Act	S-46
Exchange Period	S-3, S-55
excluded class	S-116
Failed Remarketing	S-21, S-91
FDIC	S-44
Federal Reserve	S-5
FINRA	S-141
First Optional Redemption Date	S-4, S-91
Fixed Rate Reset Cap	S-18, S-92
Floating Rate Reset Cap	S-18, S-92
FSMA	S-140
Guarantee	S-26, S-103
Guarantee Agreement	S-103
guarantee payment	S-103
Guarantee Trustee	S-103
holder	S-54, S-84
Indenture	S-84
Indenture Trustee	S-84
Investment Company Act	S-72
investment company event	S-97
IRS	S-127
Junior Subordinated Note	S-2, S-53
like amount	S-64, S-68
London Banking Day	S-111
make-whole amount	S-96
National City Bank	S-iii
Normal APEX	S-3, S-54
Notes offering	S-2
OCC	S-44
pari passu securities	S-5, S-6, S-87
parity securities	S-33, S-95
Plan	S-135
Plan Asset Regulation	S-135
Pledged Securities	S-80
Preferred Stock	S-2, S-54
Preferred Stock Directors	S-114
Property Trustee	S-1, S-45
PTCE	S-136
Publicly Offered Securities Exception	S-136
Qualifying Treasury Security	S-56
rating agency	S-97
rating agency event	S-97
Regular Distribution Date	S-12, S-58
relevant date	S-96
Relevant Implementation Date	S-139
Relevant Member State	S-139
Remarketing	S-17, S-62
Remarketing Agent	S-17, S-89
Remarketing Agreement	S-17, S-89
Remarketing Disruption Event	S-91
Remarketing Period	S-17, S-89
Remarketing Settlement Date	S-17, S-89
Remarketing Value	S-17, S-90
Replacement Capital Covenant	S-24, S-119
Reset Rate	S-18, S-90
Reset Spread	S-18, S-90
Reuters Screen LIBOR01 Page	S-111
SEC	S-iv
Securities Act	S-46
Securities and Exchange Law	S-141
senior and subordinated debt	S-86
Series D Preferred Stock	S-109
SFA	S-140
Similar Law	S-135
Stock Purchase Contract	S-2, S-53
Stock Purchase Contract Agreement	S-53
Stock Purchase Date	S-2, S-54
Stripped APEX	S-3, S-56
Successor Securities	S-71
tax event	S-98
Three-Month LIBOR	S-111
TIN	S-134
Total Liquidation Amount	S-114
Transfer Agent	S-55, S-76
Treasury dealer	S-97
Treasury price	S-96
Treasury rate	S-96
Treasury Regulations	S-126
Treasury security	S-96
Trust	S-iii, S-1, S-44
Trust Agreement	S-45
Trust Common Securities	S-2, S-45
Trust Event of Default	S-70
Trust Indenture Act	S-45
Trust securities	S-45
U.S. holder	S-126
United States persons	S-126
US Person	S-75
Visa	S-30
Voting Parity Stock	S-9, S-114
Wilmington Trust	S-55

PROSPECTUS

Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Purchase Contracts
Units
Warrants
Guarantees

NATIONAL CITY PREFERRED CAPITAL TRUST I
NATIONAL CITY PREFERRED CAPITAL TRUST II
NATIONAL CITY PREFERRED CAPITAL TRUST III

Normal Securities
Stripped Securities
Capital Securities

Fully and unconditionally guaranteed by National City Corporation as described in its applicable prospectus supplement

The securities listed above may be offered and sold by us and/or the Trusts, and/or may be offered and sold from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

The common stock of National City Corporation is traded on the New York Stock Exchange under the symbol “NCC”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is dated January 18, 2008.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares representing interests in preferred stock, common stock, purchase contracts, units and warrants, in one or more offerings. The Trusts may sell normal securities, stripped securities and capital securities representing undivided beneficial interests in the Trusts, which may be guaranteed by National City, to the public.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, references to (1) “National City Corporation”, “National City”, the “Company”, “we”, “our”, “ours” and “us” are to National City Corporation and its subsidiaries, and (2) the “Trusts” are to National City Preferred Capital Trust I, National City Preferred Capital Trust II and National City Preferred Capital Trust III, each of which is a Delaware statutory trust.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we or any underwriters sell all of the securities (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2007; June 30, 2007 and September 30, 2007;

•	Current Reports on Form 8-K filed on January 3, 2007, January 8, 2007, January 23, 2007, January 25, 2007, February 6, 2007, March 2, 2007, March 23, 2007, April 24, 2007, May 1, 2007, May 25, 2007, July 25, 2007, August 16, 2007, August 30, 2007, September 4, 2007, September 6, 2007, October 26, 2007, November 21, 2007, December 7, 2007 and December 18, 2007; and

•	The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on October 3, 1988, including any subsequently filed amendments and reports updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114
Attn: Investor Relations Department
(800) 622-4204

1

The Trusts have no separate financial statements. The statements would not be material to holders of the normal, stripped or capital securities because the Trusts have no independent operations.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by the National City Law Department and by Jones Day, New York, New York, our counsel. Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the Trusts, will pass on certain legal matters for the Trusts. The National City Law Department and Jones Day will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware as to matters of Delaware law regarding the Trusts. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of National City appearing in National City’s Annual Report (Form 10-K) for the year ended December 31, 2006, and National City management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

2

Normal APEX
National City Preferred Capital Trust I

     % Fixed-to-Floating Rate Normal APEX
(liquidation amount $1,000 per security)
fully and unconditionally guaranteed, as described herein, by

National City Corporation

Goldman, Sachs & Co.